EXHIBIT 10.4

EXECUTION VERSION

ASSET PURCHASE AGREEMENT
BY AND BETWEEN
MONSANTO COMPANY
AND
THE SCOTTS COMPANY LLC
Dated July 29, 2019

Table of Contents
ARTICLE 1 DEFINITIONS		1
ARTICLE 2 PURCHASE AND SALE OF THE PURCHASED ASSETS AND ASSUMED LIABILITIES		11
2.1	Transfer of Purchased Assets	11
2.2	Assumed Rights	11
2.3	Excluded Assets	11
2.4	Assumption of Liabilities	11
2.5	Excluded Liabilities	12
2.6	Consideration	13
2.7	Closing	13
2.8	Inventory	14
2.9	Allocation of Purchase Price	15
2.10	Taxes	15
2.11	Completion of Transfer	16
2.12	Withholding	17
ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLER		17
3.1	Existence and Power	17
3.2	Authorization; Valid and Enforceable Agreements; Non-contravention	17
3.3	Financial Statements	18
3.4	Absence of Certain Developments	18
3.5	Taxes	18
3.6	Litigation	19
3.7	Inventory	19
3.8	Real Property	19
3.9	Title to Purchased Assets	19
3.10	Contracts	19
3.11	[Intentionally Omitted]	21
3.12	Licenses and Permits	22
3.13	Compliance with Laws	22
3.14	Intellectual Property	22
3.15	Registrations and Registration Data	24
3.16	Product and Service Warranties	24
3.17	Product Standards	24
3.18	Customers and Suppliers	25
3.19	No Improper Payments	26
3.20	Brokers, Finders	26
3.21	[Intentionally Omitted]	26
3.22	Environmental	26
3.23	No Other Representations or Warranties	26

i

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE BUYER		26
4.1	Existence and Power	26
4.2	Authorization; Valid and Enforceable Agreements	27

4.3	Litigation	27
4.4	Brokers, Finders	27
4.5	No Conflict; Required Filings and Consents	27
4.6	Independent Knowledge; No reliance	28
ARTICLE 5 COVENANTS PENDING CLOSING		28
5.1	Conduct of Business Until Closing	28
ARTICLE 6 ADDITIONAL COVENANTS OF THE PARTIES		28
6.1	Registrations and Data Rights	28
6.2	Books and Records; Transfer of Books and Records	30
6.3	Confidentiality; Announcements	30
6.4	Regulatory Filings	31
6.5	Further Actions; Cooperation	32
6.6	Wrongfully Transferred or Retained Assets and Liabilities	33
6.7	Seller Name	33
6.8	PBI	33
ARTICLE 7 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER		34
7.1	No Contrary Judgment	34
7.2	Deliveries	34
ARTICLE 8 CONDITIONS PRECEDENT TO THE OBLITATIONS OF SELLER		34
8.1	No Contrary Judgment	34
8.2	Deliveries	34
ARTICLE 9 INDEMNIFICATION		34
9.1	Survival	34
9.2	Indemnification by Seller	35
9.3	Indemnification by Buyer	35
9.4	Procedures	35
9.5	Limitation on Indemnification	37
9.6	Characterization of Indemnity Payments	38
9.7	Exclusive Remedy	38
ARTICLE 10 TERMINATION		38
10.1	Termination	38
ARTICLE 11 MISCELLANEOUS PROVISIONS		38
11.1	Fees and Expenses	38

11.2	Amendment and Modification	38
11.3	Waiver	38
11.4	Notices	39
11.5	Interpretation	40
11.6	Entire Agreement	40
11.7	No Third-Party Beneficiaries	40
11.8	Governing Law	41
11.9	Jurisdiction; Service of Process	41
11.10	Assignment; Successors	41
11.11	Currency	42
11.12	Severability	42
11.13	Counterparts	42
11.14	Facsimile or pdf Signature	42
11.15	Time of Essence	42
11.16	No Presumption Against Drafting Party	42

Exhibits
Exhibit A	Form of Intellectual Property License Agreement
Exhibit B	[Intentionally Omitted]
Exhibit C	Form of Bill of Sale
Exhibit D	Form of Intellectual Property Assignment Agreement
Exhibit E	Form of BEA Termination Agreement
Exhibit F	Form of Trademark License Agreement
Exhibit G	Form of Letter of Authorization
Exhibit H	Form of Second Amended and Restated Formulation Agreement
Exhibit I	Allocation Schedule

ASSET PURCHASE AGREEMENT
THIS ASSET PURCHASE AGREEMENT (the “Agreement”) is entered into as of this 29th day of July, 2019, by and between Monsanto Company, a Delaware corporation (the “Buyer”), and The Scotts Company LLC, an Ohio limited liability company (“Seller”). Capitalized terms are defined in Article 1.
RECITALS

A.	Buyer has previously granted the Seller certain licenses relating to the Business and the Brand Extension Products.

B.	Buyer and Seller desire that such licenses be terminated pursuant to the BEA Termination Agreement in substantially the form attached hereto as Exhibit E.

C.
The Seller owns the Purchased Assets and desires to: (i) sell, and, to the extent necessary, cause its applicable Affiliates, to sell to the Buyer the Purchased Assets; and (ii) assign, and to the extent necessary cause the Seller and/or its applicable Affiliates to assign to the Buyer the Assumed Liabilities, all on the terms and conditions set forth in this Agreement and the other Transaction Documents.

D.
The Buyer desires to: (i) purchase from the Seller the Purchased Assets; and (ii) assume from the Seller the Assumed Liabilities, all on the terms and conditions set forth in this Agreement and the other Transaction Documents.

E.
Following the Closing, the Seller and Buyer desire that the Seller serve as an agent to Buyer with respect to the Brand Extension Products pursuant to the terms and conditions set forth in the Agency Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual covenants, representations, warranties, conditions, and agreements hereinafter expressed, the adequacy and sufficiency of which are hereby acknowledged by the Parties, the Parties agree as follows:
ARTICLE 1
DEFINITIONS
The following words shall have the meanings given or otherwise ascribed to them in this Article 1:
1.1    [Intentionally Omitted]
1.2    “Action” means any alternative dispute resolution, arbitration, audit, claim, demand, examination, investigation, hearing, litigation, mediation, proceeding or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or arbitrator.

1.3    “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.
1.4    “Agency Agreement” means that certain Third Amended and Restated Exclusive Agency and Marketing Agreement, effective as of the Closing Date, by and between Seller and the Buyer.
1.5    “Allocation” has the meaning set forth in Section 2.9.
1.6    “Allocation Schedule” has the meaning set forth in Section 2.9.
1.7    [Intentionally Omitted]
1.8    “Assumed Contracts” has the meaning set forth in Section 2.1(d).
1.9    “Assumed Liabilities” has the meaning set forth in Section 2.4.
1.10    “Assumed Rights” has the meaning set forth in Section 2.2.
1.11    “BEA Termination Agreement” means that certain Brand Extension Agreement Termination Agreement, effective as of the Closing Date, by and between Seller and Buyer.
1.12    “Benefit Plans” means (a) all “employee benefit plans” as defined in Section 3(3) of ERISA and (b) any other agreement, arrangement, plan, or policy, qualified or non-qualified, written or oral, funded or unfunded, that involves any (i) pension, retirement, profit sharing, savings, deferred compensation, bonus, stock option, simple retirement account (as described in Code Section 408(p)), stock purchase, phantom stock, incentive plan, or change-in-control benefits; (ii) welfare or “fringe” benefits, including vacation, holiday, severance, redundancy, disability, medical, hospitalization, dental, life and other insurance, tuition, company car, club dues, sick leave, maternity, paternity or family leave, health care reimbursement, dependent care assistance, cafeteria plan, regular in-kind gifts, or other benefits; or (iii) employment, consulting, engagement, retainer or golden parachute agreement or arrangement, in each case, which is sponsored, maintained or contributed to by Seller or any ERISA Affiliate and with respect to which Seller or any ERISA Affiliate has or may have any current or future Liability.
1.13    “Bill of Sale” means that certain Bill of Sale to be entered into by and between Seller and the Buyer at the Closing in substantially the form attached hereto as Exhibit C.
1.14    “Brand Extension Products” means those products set forth on Schedule 1.14.
1.15    “Business” means the development, manufacture, production, advertising, marketing, promotion, distribution, importation, exportation, offer for sale and sale of the Brand Extension Products.
1.16    “Business Day” means any day which is not a Saturday, a Sunday or a legal holiday in the State of Missouri, USA.

1.17    “Buyer” has the meaning set forth in the preamble.
1.18    “Cap” has the meaning set forth in Section 9.5(a).
1.19    “Claim Notice” has the meaning set forth in Section 9.4(a).
1.20    “Closing” means the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, as provided for in Section 2.7.
1.21    “Closing Date” means August 1, 2019.
1.22    “Code” means the U.S. Internal Revenue Code of 1986, as amended.
1.23    “Commercialization and Technology Termination Agreement” means that certain Commercialization and Technology Agreement Termination Agreement, effective as of the Closing Date, by and between Seller and Buyer.
1.24    “Contract” means any legally binding contract, agreement, understanding, lease, license, indenture, mortgage, deed of trust, evidence of indebtedness, commitment or instrument, purchase order or other purchasing arrangement, or offer, written or oral, express or implied.
1.25    “control,” including the terms “controlled by” and “under common control with,” means the ownership, directly or through one or more Affiliates, of (i) fifty percent (50%) or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other type of legal entity, or (ii) the power to direct or cause the direction of the management of an entity, whether through ownership of voting securities, by contract or otherwise.
1.26    [Intentionally Omitted]
1.27    [Intentionally Omitted]
1.28    “Data Room” means the “Project Sapphire II” virtual data room hosted at https://bcconnect.bryancave.com/bryancave.
1.29    “Direct Claim” has the meaning set forth in Section 9.4(c).
1.30    “Effective Time” means 12:01 a.m. Central Time in the USA on the Closing Date.
1.31    “Encumbrances” means any lien (statutory or otherwise), security interest, security agreement, mortgage, indenture, deed of trust, pledge, charge, adverse claim, easement, assessment, hypothecation, collateral assignment, deposit arrangement, right of first refusal, preemptive right, option, lease, license, restriction, agreement, adverse interest, restriction on transfer, covenant, condition, servitude, right of way, encroachment, exception to or defect in title or other restriction or encumbrance of any kind, including the interest of any vendor or lessor under any conditional sale, capital lease, or other title retention agreement.

1.32    “Environmental Law” means any currently applicable Law, including common law, relating to: (a) the environment, including pollution, contamination, cleanup, preservation, or protection, or remediation of the environment, or (b) the management or release into the environment of any Hazardous Material, including the manufacture, production, generation, presence, formulation, processing, labeling, distribution, introduction into commerce, registration, use, treatment, handling, storage, disposal, discharge, transportation, re-use, recycling or reclamation of any Hazardous Material or the containment, removal or remediation thereof. including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Federal Solid Waste Disposal Act (which includes the Resource Conservation and Recovery Act) (42 U.S.C. § 6901, et seq.), the Federal Water Pollution Control Act (which includes the Clean Water Act) (33 U.S.C. § 1251, et seq.), the Clean Air Act (42 U.S.C. § 7401, et seq.), FIFRA, the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §§ 11001, et seq.), the Safe Drinking Water Act (42 U.S.C. §§ 300f, et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.), and the Oil Pollution Act of 1990 (P.L. 101-380, 104 Stat. 486, et seq.), as such laws may be amended or otherwise modified from time to time, any regulations promulgated thereunder, and any similar state or local law provisions.
1.33    “EPA” mean the United States Environmental Protection Agency.
1.34    “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.
1.35    “ERISA Affiliate” means any corporation or trade or business controlled by, controlling or under common control with Seller (within the meaning of Code Section 414 or ERISA Section 4001(a)(14) or 4001(b)).
1.36    “Excluded Assets” has the meaning set forth in Section 2.3.
1.37    “Excluded Liabilities” has the meaning set forth in Section 2.5.
1.38    “Excluded Taxes” has the meaning set forth in Section 2.5(e).
1.39    “FIFRA” shall mean the Federal Insecticide, Fungicide and Rodenticide Act, as amended, and its implementing regulations.
1.40    “Final Inventory Value” has the meaning set forth in Section 2.8(e).
1.41    “Financial Statements” has the meaning set forth in Section 3.3(a).
1.42    “Fraud” means a Person’s willful and knowing commission of common law fraud.
1.43    “Fundamental Representations” means the representations and warranties set forth in Sections 3.1 (Existence and Power); 3.2(a); 3.2(b) and the first two sentences of 3.2(c) (Authorization; Valid and Enforceable Agreements); 3.9(a) (first sentence) (Title to Assets); 3.20 (Brokers, Finders); 4.1 (Existence and Power); 4.2 (Authorization; Valid and Enforceable Agreements); 4.4 (Brokers, Finders); and 4.5 (No Conflict; Required Filings and Consents).

1.44    “Governmental Authority” means any nation or state, any federal, bilateral or multilateral governmental authority, any possession, territory, local, county, district, city or other governmental unit or subdivision, and any branch, entity, agency, or judicial body of any of the foregoing.
1.45    “Hazardous Material” means any hazardous substances, hazardous wastes, toxic pollutants, toxic substances, deleterious substances, caustics, radioactive substances or materials, hazardous materials, and other sources of pollution or contamination, or terms of similar import, that are identified, listed and regulated under any Environmental Law including, but not limited to, petroleum and petroleum products, by-products or breakdown products, radioactive materials, friable asbestos, heavy metals, lead-based paint, nuclear fuel, and polychlorinated biphenyls.
1.46    “Indemnified Party” has the meaning set forth in Section 9.4(a).
1.47    “Indemnifying Party” has the meaning set forth in Section 9.4(a).
1.48    “Inputs” means all capital assets (molds, dies, etc.), intellectual property rights, supply chain or other contractual rights, and other property rights utilized in the design, development, manufacture, use, importation, exportation, marketing, distribution, promotion, development, sale and offer for sale of all Brand Extension Products and all other products covered by the Agency Agreement, including without limitation active ingredients, formulas and propriety packaging (drain back caps, wands, etc.).
1.49    “Intellectual Property” means all intellectual property, whether protected, created or arising under the Laws of the United States or any other jurisdiction, including all: (a) patents and applications therefor, including continuations, divisionals, continuations-in-part, or applications for reissue and patents issuing thereon (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, slogans, logos, business names, domain names, trade dress rights, all goodwill associated therewith, and all applications, registrations and renewals thereof (collectively, “Marks”); (c) Know-How; (d) works protected by copyright, copyright registrations and applications therefor, and mask work rights; and (e) websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto.
1.50    “Intellectual Property Assignment Agreements” has the meaning set forth in Section 2.7(b)(v).
1.51    “Intellectual Property License Agreement” means the license agreement in the form attached hereto as Exhibit A, to be entered into between the Buyer and Seller at Closing, pursuant to which Seller grants Buyer a license to and under the Seller Licensed Intellectual Property, other than the Seller Licensed Marks.
1.52    “Inventory” means the raw materials, packaging, intermediates, work in progress and finished goods inventory exclusively related to the Transferred Products and a reasonable allocation (consistent with past practices) of raw materials, packaging, intermediates and work in progress related to the Transferred Products, in each case, to the extent owned by Seller and/or its

Affiliate immediately prior to the Closing, whether held in Seller’s (or its Affiliates’) premises or a Third Party’s premises.
1.53    “IRS” means the United States Internal Revenue Service.
1.54    “Know-How” means technology, processes and procedures, formulae, contents of research and development notebooks, specifications, procedures for experiments and tests and results of experimentation and testing; formulation, tolling, packaging and distribution information; together with all common law or statutory rights protecting the same, and any similar or analogous rights to any of the foregoing, whether arising or granted under any Laws.
1.55    “Knowledge” means, in respect of any individual, the actual knowledge of such individual upon due inquiry or investigation. In the case of Seller, those relevant individuals are listed on Schedule 1.55.
1.56    “Law” means in any jurisdiction, any federal, state or local, domestic or foreign, statute, law, treaty, ordinance, decree, order, injunction, rule, code, directive, or regulation of any Governmental Authority, and includes rules and regulations of any regulatory or self-regulatory authority compliance with which is required by Law, in effect on the date hereof, or, with respect to prior time periods, as in effect during the applicable prior period.
1.57     “Letter of Authorization” means a letter authorizing Buyer to rely on the Registration Data, which letter shall be in substantially the same form as attached hereto as Exhibit G.
1.58    “Liability” or “Liabilities” means all debts, adverse claims, liabilities and/or obligations, direct, indirect, absolute or contingent, whether accrued, vested or otherwise and whether or not reflected or required to be reflected on the financial statements of a Person.
1.59    “Loss” or “Losses” means any and all losses, awards, liabilities, damages, obligations, fines, penalties, encumbrances, settlements, judgments, costs and expenses that are probable and reasonably foreseeable (including reasonable attorneys’ fees), including, but not limited to, any of the foregoing arising under, out of or in connection with any Action; provided, however, that Losses exclude punitive, remote, or speculative damages, including any valuation methodology based on a multiple of earnings, in each case except to the extent actually awarded to a Third Party. For the avoidance of doubt, to be included as Losses, lost profits or other types of damages such as consequential, indirect or special damages, must be probable and reasonably foreseeable.
1.60    “Marks” has the meaning set forth in Section 1.49.
1.61    “Material Adverse Effect” means any change in, or effect on, the Purchased Assets or the Transferred Products taken as a whole, or the Business, that individually or in the aggregate, is or would reasonably be expected to be, materially adverse to the Business or the assets or liabilities, results of operations, or condition (financial or otherwise) of the Business.
1.62    “Material Contracts” has the meaning set forth in Section 3.10(a).

1.63    “Order” means an order, writ, injunction, judgment, ruling, assessment, arbitration award or decree of any Governmental Authority.
1.64    “Ordinary Course” means, with respect to Seller’s and its Affiliates’ activities related to the sale of the Transferred Products, the ordinary course of day-to-day operations customarily engaged in by Seller and/or its Affiliates.
1.65    “Party” means, individually, Seller and the Buyer, and “Parties” means both of them.
1.66    “Patents” has the meaning set forth in Section 1.49.
1.67    “Payment Date” shall have the meaning set forth in Section 2.6.
1.68    “Permits” has the meaning set forth in Section 3.12.
1.69    “Permitted Encumbrances” means (i) Encumbrances for Taxes which are not yet delinquent and for which an adequate reserve has been recorded on the Financial Statements as a current liability in accordance with GAAP; (ii) statutory Encumbrances for mechanics, material men, laborers, employees or suppliers arising by operation of Law for amounts which are owed, but not yet delinquent; and (iii) in the case of real property, applicable zoning and building ordinances and land use regulations, but only if same are not being violated.
1.70    “Person” means an individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, disregarded entity, unincorporated organization, government or governmental or regulatory body thereof, or political subdivision thereof, whether national, federal, regional, state, or local, or any agency, instrumentality or authority thereof, or any court or arbitrator, or any other entity.
1.71    “Pre-Closing Period” means any Tax period ending on or before the day before the Closing Date and the portion of any Straddle Period ending on and including the day before the Closing Date.
1.72    “Purchase Price” means One Hundred Twelve Million Dollars ($112,000,000).
1.73    “Purchased Assets” has the meaning set forth in Section 2.1.
1.74    “Registration Data” means any and all data, studies, or summaries of the same, including efficacy data or studies, that support the Specified Product Registrations or claims made with respect to the Transferred Products within the Territory.
1.75    [Intentionally Omitted]
1.76    [Intentionally Omitted]
1.77    “Related Packaging” has the meaning set forth in Section 1.84.
1.78    “Relevant Information” has the meaning set forth in Section 6.2(b).

1.79    “Representatives” means, with respect to any Person, the officers, directors, members, managers, principals, employees, agents, auditors, advisors, bankers and other representatives of such Person.
1.80    “Second Amended and Restated Formulation Agreement” means the Second Amended and Restated Formulation Agreement in substantially the form attached hereto as Exhibit H, to be entered into between the Buyer and Seller at Closing.
1.81    “Seller” has the meaning set forth in the preamble.
1.82    “Seller Intellectual Property License Agreements” means the Intellectual Property License Agreement and the Trademark License Agreement.
1.83    “Seller Licensed Copyrights” means (a) the copyright registrations and pending applications to register copyrights identified on Schedule 1.83 and (b) any common law or unregistered copyrights in the tangible works of expression identified on Schedule 1.83.
1.84    “Seller Licensed Intellectual Property” means, with the exception of those items listed on Schedule 3.14(d), all Seller Licensed Patents, Seller Licensed Marks, the Seller Licensed Copyrights and all other Intellectual Property owned by Seller or any of its Affiliates that is necessary for the conduct of the Business as currently conducted, including: (a) all Brand Extension Product formulations and all other Intellectual Property that is embodied by or in any Brand Extension Product, (b) all Intellectual Property that is embodied by or in any packaging that is currently used in connection with any Brand Extension Product (the “Related Packaging”) and (c) all Intellectual Property that relates to the development, manufacture or production of any Brand Extension Product or Related Packaging, in each case to the extent owned by Seller or any of its Affiliates but excluding all Intellectual Property included in the Transferred Intellectual Property.
1.85    “Seller Licensed Marks” means: (a) the Marks identified on Schedule 1.85 and (b) the trade dress elements of Related Packaging that are identified on Schedule 1.85.
1.86    “Seller Licensed Patents” means: (a) the Patents identified on Schedule 1.86, all Patents that claim priority to any such Patent or from which such Patent claims priority, including all continuations, continuations-in-part, divisionals, reissues, reexaminations, and other Patents issued in connection with any post-grant proceedings related to any such Patent and all foreign counterparts of any of the foregoing and (b) all other Patents owned by the Seller or any of its Affiliates that would be infringed by the conduct of the Business as currently conducted or proposed to be conducted absent a license thereto, but excluding any Patents included in the Transferred Intellectual Property.
1.87    “Seller Name” means Scotts and any variations thereof or logos associated therewith that are used on or in connection with any Brand Extension Product or Related Packaging.
1.88    “Specified Agreements” means the agreements, documents and instruments entered into contemporaneously with execution of this Agreement, including, without limitation (i) the BEA Termination Agreement; (ii) the Commercialization and Technology Termination Agreement; (iii)

the Agency Agreement; and (iv) all other agreements, documents and instruments contemplated by each of the foregoing.
1.89    “Straddle Period” has the meaning set forth in Section 2.10(b).
1.90    “Tax” or “Taxes” means (i) any U.S. federal, state or local or non-U.S. net income, gross income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer or excise tax, windfall profit, severance, production, stamp, unclaimed property, escheat, environmental, gross receipts, severance, occupation, premium, capital stock, social security (or similar), disability, workers’ compensation, registration, estimated or any other tax, custom, duty, governmental fee, withholding, levy, impost or other like assessment or charge of any kind whatsoever, (ii) any interest, penalty, fine, addition to tax or additional amount imposed by any Governmental Authority, in connection with (a) any item described in clause (i), or (b) the failure to comply with any requirement imposed with respect to any Tax Return, and (iii) any liability in respect of any items described in clause (i) or (ii) payable by reason of Contract (including any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar Contract or arrangement, but excluding for this purpose agreements entered into in the ordinary course of business and not primarily related to Taxes), assumption, transferee, or successor liability or operation of Law (including pursuant to Treasury Regulations Section 1.1502-6 (or any predecessor or successor thereof or any analogous or similar state, local, or foreign Law)).
1.91    “Tax Authority” means any domestic, foreign, federal, national, state, county or municipal or other local government responsible for the collection of Taxes.
1.92    “Tax Returns” means all returns, reports, estimates, claims for refund, or information statements required to be filed with any Tax Authority in connection with the Purchased Assets or the Business, including any schedule or attachment thereto, and including any amendment thereof.
1.93    “Territory” means the USA.
1.94    “Third Party” means any Person other than Seller, or the Buyer, or any of their respective Affiliates.
1.95    “Third Party Claim” has the meaning set forth in Section 9.4(a).
1.96    “Trademark License Agreement” means the license agreement in the form attached hereto as Exhibit F, to be entered into between the Buyer and Seller at Closing, pursuant to which Seller grants Buyer a license to use the Seller Licensed Marks.
1.97    “Transaction Documents” means each of the following:

(a)	this Agreement;

(b)	[Intentionally Omitted];

(c)	the Bill of Sale;

(d)	the Trademark License Agreement;

(e)	the Intellectual Property License Agreement;

(f)	the Intellectual Property Assignment Agreements;

(g)	the BEA Termination Agreement; and

(h)	the Second Amended and Restated Formulation Agreement.
1.98     “Transferred Books and Records” means, historical program margin reports for the customers of the Business, and to the extent exclusively related to the Business, (i) the Seller’s purchase and order supplier data and (ii) the Seller’s sales and order customer data.
1.99    “Transferred Intellectual Property” means the Intellectual Property owned by Seller or any of its Affiliates that is exclusively related to the Business, excluding Know-How but including the Intellectual Property listed on Schedule 1.99, subject to the limitations and caveats set forth on such Schedule. To the extent Seller or any of its Affiliates owns or claims to own any trade dress elements of Related Packaging or other Marks used or contemplated for use in connection with the marketing, promotion, offer for sale or sale of any Brand Extension Products as of the Closing that are not (a) the Seller Name or (b) expressly identified as Seller Licensed Marks on Schedule 1.85, such trade dress elements or other Marks shall be deemed to be Transferred Intellectual Property. To the extent Seller or any of its Affiliates owns or claims to own any copyright in any tangible work of expression used exclusively in connection with the marketing, promotion, offer for sale or sale of any Brand Extension Products as of the Closing that is not expressly identified as Seller Licensed Copyrights on Schedule 1.83, all such copyrights shall be deemed to be Transferred Intellectual Property. For clarity, the foregoing presumptions do not apply to Patents, Know-How or any other Intellectual Property not specifically within the scope of such presumptions.
1.100    “Specified Product Registrations” means federal and state registrations for the Transferred Products, as set forth on Schedule 1.100.
1.101    “Scotts Product Registrations” means the Specified Product Registrations where the base registration is held by Seller and/or its Affiliates, as set forth in Schedule 1.101.
1.102    “Third Party Product Registrations” means the Specified Product Registrations where the base registration is held by a third party, as set forth in Schedule 1.102.
1.103    “Transferred Products” means the products that are sold by Seller and/or its Affiliates and listed on Schedule 1.103.
1.104    “Transfer Taxes” has the meaning set forth in Section 2.10(a).
1.105    “Tri-Party Agreement and Consent” means that certain Tri-Party Agreement and Consent, by and among Buyer, Seller and PBI-Gordon Corporation.
1.106    “USA” means the United States of America.

ARTICLE 2
PURCHASE AND SALE OF THE PURCHASED ASSETS AND ASSUMED LIABILITIES
2.1    Transfer of Purchased Assets. Upon the terms and subject to the conditions of this Agreement and the other Transaction Documents, at the Closing, Seller shall, and shall cause its Affiliates to, sell, assign, transfer and convey to the Buyer, and the Buyer shall acquire, assume and accept from Seller, all of Seller’s right, title and interest to and in all of the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances. For the purposes of this Agreement, “Purchased Assets” means only:
(a)    the Transferred Intellectual Property;
(b)    the Inventory;
(c)    the Transferred Books and Records existing on the Closing Date (subject to Section 6.2);
(d)    all rights of Seller and/or its Affiliates under the Contracts listed on Schedule 2.1(d) (the “Assumed Contracts”);
(e)    all advertising, marketing, promotional and sales materials, and other literature, catalogues and other sales-related materials, to the extent owned by Seller and used in connection with the marketing, promotion or sale of the Transferred Products; and
(f)    any goodwill related to the foregoing.
2.2    Assumed Rights. Upon the terms and subject to the conditions of this Agreement and the other Transaction Documents, Buyer shall assume and receive from Seller the rights and licenses outlined in the BEA Termination Agreement (the “Assumed Rights”).
2.3    Excluded Assets. Notwithstanding any provision in this Agreement to the contrary, the Excluded Assets shall be retained by Seller and its Affiliates, and shall be excluded from the assets transferred under the terms of this Agreement. “Excluded Assets” means any asset of Seller or its Affiliates other than the Purchased Assets.
2.4    Assumption of Liabilities. Subject to the terms and conditions of this Agreement and the other Transaction Documents, at the Closing, Seller shall, and shall cause its applicable Affiliates, to assign and transfer to the Buyer, and the Buyer shall assume, become liable for and discharge when and as due, the Assumed Liabilities. The “Assumed Liabilities” means:
(a)    the obligations of the Seller (with respect to the Business) under the Assumed Contracts to the extent such obligations are applicable to and accrue with respect to periods subsequent to the Closing; and
(b)    all other Liabilities arising out of or relating to Buyer’s ownership or operation of the Purchased Assets or the Business after the Closing.

2.5    Excluded Liabilities. Any Liability of Seller or its Affiliates other than the Assumed Liabilities (the “Excluded Liabilities”) shall be retained by Seller and its applicable Affiliates, and the Buyer shall not hereunder assume or become liable for any Excluded Liability, including (to the extent related to the ownership or operation of any of the Purchased Assets):
(a)    any Liability of the Business or the Seller or any other Person arising out of or relating to the ownership or operation of the Purchased Assets or the Business prior to the Closing;
(b)    any Liability for accounts payable, accrued expenses and similar items to the extent that they arise or are incurred prior to the Closing Date;
(c)    any Liability relating to any Action that (i) on the Closing Date, is pending against Seller or its Affiliates, in connection with the Purchased Assets, the Business or any other business of Seller or its Affiliates or (ii) arises after the Closing Date, to the extent arising from, or relating to, acts or omissions of Seller and/or its Affiliates prior to the Closing Date;
(d)    any Liabilities arising from or relating to (i) any employee of Seller or its Affiliates, (ii) any Benefit Plan or (iii) any other employee benefit plans, programs, policies, agreements and arrangements with respect to which Seller or any of its Affiliates has, now or in the future, any obligation to make contributions or pay benefits;
(e)    any Liabilities for Taxes (i) of the Seller resulting from the ownership or operation of the Business or the Purchased Assets for a Pre-Closing Period, (ii) of the Seller or any of its Affiliates (including any Liability of the Seller and any of its Affiliates for the Taxes of any other Person (other than the Buyer or its Affiliates) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract or otherwise), (iii) that arise out of or result from the consummation of the transactions contemplated by this Agreement (other than Buyer’s 50% share of any Transfer Taxes pursuant to Section 2.10(a)) or (iv) required to be withheld in connection with any payment to or for the benefit of the Seller pursuant to this Agreement, to the extent not withheld pursuant to Section 2.12 (collectively, “Excluded Taxes”);
(f)    any Liability arising out of, or related to, the failure to comply with FIFRA or similar state pesticide laws regarding any Transferred Product manufactured, produced, sold, distributed, or offered for sale or distribution prior to the Closing Date; and
(g)    any Liability arising out of, or related to, any Contract of the Seller or its Affiliates that is not an Assumed Contract.
2.6    Consideration. As consideration for the Purchased Assets and the Assumed Rights, the Purchase Price and Final Inventory Value shall be deemed to be earned by Seller on the Closing Date; provided, however, that the Parties have agreed that such payments are payable on January 15, 2020 (the “Payment Date”). On the Payment Date, Buyer shall deliver, or cause to be delivered, to Seller, by wire transfer of immediately available funds to a bank account chosen by Seller, in accordance with the wire instructions and other directions provided to Buyer by Seller on or before the Closing as set forth on Schedule 2.6, an amount equal to:
(a)    the Purchase Price; and
(b)    the Final Inventory Value, as determined in accordance with Section 2.8.
2.7    Closing.
(a)    The Closing shall take place on the Closing Date at the offices of Bryan Cave Leighton Paisner LLP, in St. Louis, Missouri, or at such other place as the Parties may agree in writing. In lieu of a physical Closing, the Parties agree that all documents required for Closing may be exchanged electronically at the Closing, and that documents so exchanged shall be binding on the Parties for all purposes. For all purposes under this Agreement, the Closing shall be effective as of the Effective Time.
(b)    Subject to the terms and conditions in this Agreement, at the Closing, Seller shall deliver, or cause to be delivered, to Buyer:
(i)    [Intentionally Omitted];
(ii)    the Bill of Sale, duly executed by Seller;
(iii)    the Trademark License Agreement, duly executed by Seller;
(iv)    the Intellectual Property License Agreement, duly executed by Seller;
(v)    one or more assignment agreements providing for transfer of the Transferred Intellectual Property to the Buyer and/or its Affiliates, in the form attached hereto as Exhibit D (the “Intellectual Property Assignment Agreements”), duly executed by Seller;
(vi)    the BEA Termination Agreement, duly executed by Seller;
(vii)    the Second Amended and Restated Formulation Agreement, duly executed by Seller;
(viii)    each Letter of Authorization, duly executed by Seller;
(ix)    a non-foreign person affidavit in form and substance satisfactory to the Buyer that complies with the requirements of Section 1445 of the Code, duly executed by The Scotts Miracle-Gro Company;
(x)    a properly executed and completed IRS Form W-9 from Seller; and

(xi)    such other documents, certificates or instruments as Buyer may reasonably request.
(c)    Subject to the terms and conditions in this Agreement, at the Closing, Buyer shall deliver, or cause to be delivered, to Seller:
(i)    [Intentionally Omitted];
(ii)    the Trademark License Agreement, duly executed by Buyer;
(iii)    the Intellectual Property License Agreement, duly executed by Buyer;
(iv)    the BEA Termination Agreement, duly executed by Buyer;
(v)    the Second Amended and Restated Formulation Agreement, duly executed by Buyer;
(vi)    the Intellectual Property Assignment Agreements, duly executed by Buyer or one or more of its Affiliates, as appropriate; and
(vii)    such other documents, certificates or instruments as Seller may reasonably request.
(d)    Following the Closing, Buyer shall deliver payments in respect of the Purchase Price and the Final Inventory Value to Seller on the Payment Date in accordance with Section 2.6.
2.8    Inventory.
(a)    Following the date hereof, and prior to the Closing, Seller shall perform a physical count of the finished goods inventory included in the Inventory (such finished goods inventory, the “Finished Goods Inventory”) and shall record each item of Finished Goods Inventory with a date and timestamp. Seller shall track and record the quantities and movements of all Finished Goods Inventory from the date hereof until the inventory count set forth in Section 2.8(c) is completed.
(b)     Within 10 calendar days following the Closing Date, Seller shall cause to be prepared and delivered to Buyer a certified statement (the “Estimated Inventory Statement”) setting forth Seller’s calculation of the value of the Finished Goods Inventory (calculated using Seller’s historical accounting principles as consistently applied).
(c)    Following the delivery of the Estimated Inventory Statement, at a time that is mutually agreeable to Buyer and Seller (but prior to September 30, 2019), Buyer and Seller will mutually take a physical count of the Finished Goods Inventory.

(d)    No later than ten (10) Business Days following the completion of the physical count set forth in Section 2.8(c), Seller shall cause to be prepared and delivered to Buyer a statement, in a format substantially equivalent to the Estimated Inventory Statement (the “Closing Inventory Statement”) setting forth a reconciled calculation of the value of Finished Goods Inventory (calculated using Seller’s historical accounting principles as consistently applied) following the physical count set forth in Section 2.8(c).
(e)    Following delivery of the Closing Inventory Statement, Buyer and Seller shall cooperate in good faith to resolve any disputes relating to the Closing Inventory Statement (or the value of the Finished Goods Inventory set forth therein), and such disputes shall be resolved by Buyer and Seller with ten (10) Business Days following the delivery of the Closing Inventory Statement. If the Parties are unable to resolve such disputes within ten (10) Business Days following the delivery of the Closing Inventory Statement, then the Parties shall refer such disputes to a mutually agreeable third party accounting expert to finally resolve, as soon as practicable, and in any event prior to the Payment Date, all points of disagreement with respect to the Closing Inventory Statement. The value of the Finished Goods Inventory as agreed by Buyer and Seller following the resolution of any such disputes (or as determined by the mutually agreeable third party accounting expert, if applicable) shall be the “Final Inventory Value”.
2.9    Allocation of Purchase Price. The Parties agree to allocate the Aggregate Consideration among the Purchased Assets and Assumed Rights in accordance with the schedule set forth in Exhibit I (the “Allocation Schedule” and the allocation thereunder, the “Allocation”), which is in accordance with Section 1060 of the Code. For purposes of this Section 2.9, “Aggregate Consideration” means an amount equal to the sum of the Purchase Price, the Final Inventory Value, and the Assumed Liabilities (to the extent, if any, included in “amount realized” for U.S. federal income Tax purposes). Each Party shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the other Party may reasonably request reflecting the Allocation. The Seller, the Buyer and their respective Affiliates each shall (a) be bound by the Allocation for purposes of determining any Tax, and (b) prepare and file, and cause each of its Affiliates to prepare and file, its Tax Returns on a basis consistent with the Allocation. None of the Seller, the Buyer or their respective Affiliates shall take any position inconsistent with the Allocation in any Tax Return, in any refund claim, in any litigation, or otherwise for any Tax purpose unless required by final determination by a Tax Authority. In the event that the Allocation is disputed by any Tax Authority, the Party receiving notice of such dispute shall promptly notify the other Party and the Parties shall consult in good faith how to resolve such dispute in a manner consistent with such Allocation.
2.10    Taxes.
(a)    All sales, use, value-added, gross receipts, occupation, property, excise, registration, stamp duty (or other duties) or other similar transfer Taxes and conveyance fees, recording charges, and other such fees and charges, including any penalties and interest (“Transfer Taxes”), if any, incurred in connection with the transfer and sale of the Purchased Assets as contemplated by the terms of this Agreement shall be paid by the Seller when due; provided, however, that the Buyer shall pay, or reimburse the Seller for, fifty percent (50%) of such Transfer

Taxes. All necessary Tax Returns and other documentation with respect to all such Transfer Taxes will be prepared and filed, or caused to be prepared and filed, by the Seller, and if required by applicable Law, the Buyer will, and will cause its Affiliates to, join with the Seller in the execution of any certificate, including a resale certificate or other document from any Tax Authority as may be necessary to mitigate, reduce or eliminate any Transfer Tax that could be imposed.
(b)    For any Taxes levied with respect to the Purchased Assets or the Assumed Liabilities relating to a Tax period that begins before and ends on or after the Closing Date (a “Straddle Period”), the Seller shall pay the Buyer an amount that relates to the portion of such Tax period ending on and including the day before the Closing Date. The Buyer shall prepare or cause to be prepared and timely file or cause to be timely filed all such Straddle Period Tax Returns consistent with past practice, unless otherwise required by applicable Law. The portion of any Straddle Period Tax that is allocable to a Pre-Closing Period shall be: (i) with respect to any real property Taxes, personal property Taxes, or similar ad valorem obligations and similar recurring Taxes imposed on a periodic basis, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending on and including the day before the Closing Date, and the denominator of which is the number of calendar days in the entire period, and (ii) with respect to any other Taxes, deemed equal to the amount which would be payable if the taxable year ended at the end of the day before the Closing Date. Any amounts payable by the Seller, shall be paid to the Buyer within fifteen (15) Business Days after the date on which such Taxes are paid with respect to such Straddle Periods. Any credits or refunds relating to a Straddle Period shall be allocated between the Seller, on the one hand, and the Buyer, on the other hand, in the same proportion as the liability for such Tax to which the refund or credit relates. The Buyer shall promptly pay over to Seller, its allocable portion of such refunds or credits paid to or credited for the account of the Buyer.
(c)    From and after the Closing Date, to the extent reasonably requested by the other Party, and at such other Party’s expense, Seller and the Buyer shall assist and cooperate with each other in the preparation and filing of any Tax Return described in this Section 2.10, and shall assist and cooperate with the other in preparing for any disputes, audits or other litigation relating to Taxes for which the other Party is responsible pursuant to this Agreement. Any Tax audit or other Tax proceeding shall be deemed to be a Third Party Claim subject to the procedures set forth in Section 9.4.
2.11    Completion of Transfers. The entire beneficial interest in and to, and the risk of loss with respect to, the Purchased Assets and the Assumed Liabilities, shall, regardless of when legal title thereto shall be transferred to the Buyer, pass to the Buyer as of the Closing. All operations with respect to the Purchased Assets and Assumed Liabilities, once the Closing has occurred, and beginning at the Closing, shall be for the account of the Buyer.
2.12    Withholding. Each of the Buyer and the Seller, as the case may be, shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required under applicable Law to deduct and withhold. To the extent that such amounts are so deducted or withheld, they shall be paid over to or deposited with the applicable Governmental Authority, and such withheld amounts that are paid over to, or deposited with, such Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made.
ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF SELLER
Except as set forth in the corresponding sections or subsections of the disclosure schedules attached hereto (collectively, the “Schedules”) (each of which shall qualify only the specifically identified Sections or subsections hereof to which such Schedule relates and such other Sections or subsections hereof for which the applicability of such information and disclosure to such other Sections or subsections is reasonably apparent on its face), Seller hereby makes the following representations and warranties to Buyer, each of which is true and correct on the date hereof and as of the Closing and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.
3.1    Existence and Power. Seller is duly organized, validly existing and in good standing under the Laws of Ohio and has the power and authority to operate the Business and to own and/or use the Purchased Assets.
3.2    Authorization; Valid and Enforceable Agreements; Non-contravention.
(a)    The execution, delivery and performance by Seller of this Agreement and each Transaction Document to which Seller is a party have been duly authorized by all necessary limited liability company action with respect to Seller.
(b)    This Agreement and each other Transaction Document to which Seller is a party, constitute the legal, valid and binding obligation of Seller, as applicable, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
(c)    Neither the execution and delivery of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, will violate or result in a breach, default or violation under any Order of any Governmental Authority, domestic or foreign or any Law applicable to Seller, except where any such breach, default or violation would not have a Material Adverse Effect. Except as set forth on Schedule 3.2(c) or otherwise provided for herein, no permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement or any of the Transaction Documents by Seller or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 3.2(c), neither the execution and delivery of this Agreement or any of the other Transaction Documents by Seller will materially adversely affect, violate, conflict with or result in a breach of, or otherwise give any contracting party rights to compensation under or the right to accelerate, amend, cancel, or terminate any Contract to which Seller is a party or by which Seller is bound with respect to the Business. The execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not result in the creation of any Encumbrance against the Purchased Assets.
3.3    Financial Statements.
(a)    Attached as Schedule 3.3(a) are true and complete copies of (collectively, the “Financial Statements”) the unaudited (A) statements of earnings of the Seller with respect to the Business for (i) the fiscal years ended September 30, 2017 and 2018, and (ii) the period ending on June 30, 2019; (B) pro forma balance sheet information of the Seller with respect to the Business for the fiscal years ended September 30, 2017 and 2018, and (C) the balance sheet of the Seller with respect to the Business as of June 30, 2019.
(b)    The Financial Statements (i) have been prepared from and are consistent with the books and records of the Seller and (ii) present fairly and accurately the financial position of the Seller with respect to the Business as of the dates referred to for such financial statements, and the results of their operations for the period referred to therein, in conformity with GAAP.
3.4    Absence of Certain Developments. Except as set forth on Schedule 3.4, since December 31, 2018, (a) the Purchased Assets have not suffered a material adverse effect; and (b) Seller has not waived, or committed pursuant to a legally binding agreement to waive, any claims or rights of material value concerning the Business or the Purchased Assets other than in the Ordinary Course.
3.5    Taxes. Except as set forth on Schedule 3.5:
(a)    Seller has filed, or caused to be filed, all Tax Returns for periods ending prior to the Closing Date that are required to be filed with respect to the Purchased Assets, and such Tax Returns are true, correct and complete in all material respects.
(b)    All Taxes due and owing by Seller with respect to the Purchased Assets have been fully paid.
(c)    There are no Encumbrances for Taxes upon any of the Purchased Assets other than the Permitted Encumbrances.
(d)    No deficiencies with respect to any Taxes in respect of the Purchased Assets have been asserted or assessed in writing and remain unpaid.
(e)    The Seller has not received from any Tax Authority any written Tax inquiry, Tax claim or notice of any Tax audit or other examination with respect to the Purchased Assets.
(f)    No written claim has been made by any Tax Authority in a jurisdiction where the Seller does not file Tax Returns with respect to the Purchased Assets that the Seller is or may be subject to taxation by that jurisdiction that would be covered by such Tax Returns.
(g)    Buyer will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion thereof) beginning on or after the Closing Date as a result of any of the Purchased Assets constituting a prepaid amount, deferred revenue, or advance payment received on or prior to the Closing Date.
3.6    Litigation. Except as set forth on Schedule 3.6:
(a)    there is no, and since June 1, 2017, there has not been any Action pending or, to Seller’s Knowledge, threatened (i) against the Business (including any of the Purchased Assets or the Assumed Liabilities), or (ii) that, as of the date hereof, challenge the validity or propriety of the transactions contemplated by this Agreement or any Transaction Document;
(b)    neither the Seller nor the Business (including any of the Purchased Assets or the Assumed Liabilities), is or since June 1, 2017 has been subject to any Order other than Orders of general applicability; and
(c)    neither the Seller nor the Business (including any of the Purchased Assets or the Assumed Liabilities) has been subject to any Action or Order relating to personal injury, death, or property or economic damage arising from the Brand Extension Products.
3.7    Inventory. All Inventory is of a quantity and quality usable and salable in the Ordinary Course, and is not physically damaged, previously used, obsolete, discontinued or excess Inventory.
3.8    Real Property. The Purchased Assets do not include any real property.
3.9    Title to Purchased Assets.
(a)    Except as set forth on Schedule 3.9(a), the Seller owns, or in the case of leased assets, has a valid leasehold interest in, all of the tangible personal property included in the Purchased Assets, free and clear of all Encumbrances other than Permitted Encumbrances, and there exists no restriction on the transfer or use of such property. Upon the Closing, good and marketable title to the tangible personal property included in the Purchased Assets shall be vested in Buyer free and clear of all Encumbrances other than Permitted Encumbrances. Except as set forth on Schedule 3.9(a), none of the tangible personal property included in the Purchased Assets are in the possession of others and the Seller does not hold any property on consignment.
(b)    Except as set forth on Schedule 3.9(b) or as otherwise included in the Purchased Assets, the Seller does not own, hold or control any assets or property (other than Inventory) that are exclusive to the Business.
3.10    Contracts.
(a)    Schedule 3.10(a) sets forth a list of the following Contracts to which the Seller or any of its Affiliates is a party or otherwise bound with respect to the Business (collectively, “Material Contracts”):
(i)    Any Contract providing for expenditure by the Seller or its Affiliates, in an amount in excess of $50,000, or Contracts with the same or affiliated vendor(s)

providing for expenditure by the Seller or its Affiliates in an amount in excess of $50,000, in the aggregate, for the same, or a related product or service;
(ii)    Any Contract providing for the purchase of goods or services from the Seller or its Affiliates substantially in an amount in excess of $50,000, which has not yet been completed by the Seller or any of its Affiliates;
(iii)    Any Contract, bid or offer to sell products or to provide services to third parties which (a) is at a price which would over the life of such Contract be reasonably expected to result in a net loss to the Seller or any of its Affiliates on the sale of such products or provision of such services, or (b) contains terms or conditions the Seller or any of its Affiliates cannot reasonably expect to satisfy or fulfill in all material respects;
(iv)    Any Contract which involves (A) a sharing of profits, or (B) future payments of $50,000 or more per annum to other Persons;
(v)    Any Contract pursuant to which any Person has acquired the right to (A) market, distribute or resell any product, (B) to represent the Seller with respect to any products or (C) to act as agent for the Seller in the marketing, distribution or sale of any product;
(vi)    Any Contract providing for rebates or other payments contingent upon sales, purchases or profits to be made by the Seller to any Person in connection with any products marketed or sold by the Seller;
(vii)    Any Contract with a supplier of products or raw materials;
(viii)    Any Contract which will be binding on the Seller containing covenants that limit the freedom of the Seller or any of its Affiliates to engage in the business of the Seller, to compete in any geographic region or to compete with any Person;
(ix)    Any Contract with any information technology vendors;
(x)    Any Contract providing for the disposition, merger or similar transaction of any significant portion of the assets or business of the Seller or any of its Affiliates (other than sales of products in the Ordinary Course) or any agreement providing for the acquisition, merger, or similar transaction by the Seller of the assets or business of any other entity (other than purchases of inventory or components in the Ordinary Course);
(xi)    Any Contract concerning the operation or establishment of a joint venture, strategic alliance, partnership, or similar arrangement;
(xii)    Any sales agency, sales representation, dealer, consultant, distributorship or franchise agreement;
(xiii)    Any non-competition, non-solicitation, or exclusive dealing agreement restricting the Seller or any of its Affiliates or any other Contract which purports to limit or restrict in any respect (A) the ability of the Seller or any of its Affiliates to solicit customers or employees or (B) the manner in which, or the location in which, all or any portion of the business of the Seller or any of its Affiliates, or, following the consummation of the transactions contemplated by this Agreement, the business and operations of Buyer and its subsidiaries and Affiliates, is or would be conducted;
(xiv)    Any Contract that grants any right of first refusal, right of first offer, right of first negotiation, or similar right with respect to any material asset or business of the Seller or any of its Affiliates or that limits or purports to limit the ability of the Seller or any of its Affiliates to own or operate any material asset or business;
(xv)    Any Contract that contains a “most favored nation” clause or other term providing preferential pricing or treatment by the Seller or any of its Affiliates in favor of a third party;
(xvi)    Any Contract that requires the purchase by Seller or any of its Affiliates of any product or service, or all or any portion of the Seller’s or any of its Affiliates’ requirements, exclusively from a third party or grants exclusive rights to marketing or distribution;
(xvii)    Any Contract with a Governmental Authority;
(xviii)    Any Contract that is a settlement, conciliation, or similar agreement, the performance of which involves payment by the Seller or any of its Affiliates after the Closing Date;
(xix)    Any Contract or commitment not made in the Ordinary Course;
(xx)    Intentionally Omitted;
(xxi)    Any Contract relating to Inputs that is (A) exclusive to the Business or (B) not exclusive to the Business and which relates to active ingredients, proprietary surfactants or proprietary packaging.
(b)    Except as set forth on Schedule 3.10(b), prior to the date hereof, the Seller has delivered to Buyer correct, complete, and current copies of all Material Contracts, and a written description of each Material Contract that is an oral agreement or arrangement, and none of such Material Contracts has been modified or amended in any respect, except as reflected in such disclosure to Buyer.
3.11     [Intentionally Omitted]
3.12    Licenses and Permits. The Seller holds, and at all times since June 1, 2017, has held, all permits, licenses, registrations, certificates, franchises, and authorizations necessary for the lawful conduct of the Business (collectively, “Permits”), and each such Permit is valid, subsisting, in full force and effect, and listed on Schedule 3.12. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby constitutes or will constitute or result in a default under or violation of any such Permit. To Seller’s Knowledge, the Seller (i) is in compliance with all Permits held by it, except where the failure to be in compliance would not result in a Material Adverse Effect, (ii) there are no outstanding violations of any, defaults under, or failures to comply with, such Permits, and (iii) has not received any notice asserting any such violation, default or failure to comply. There are no Actions pending or, to Seller’s Knowledge, threatened that seek or are reasonably likely to result in the suspension, revocation, failure to renew or modification of any such Permit held by the Seller. Except as described on Schedule 3.2(c), neither the execution of this Agreement nor the Closing do or will constitute or result in a default under or violation of any such Permit.
3.13    Compliance with Laws. Except (a) where the failure to be in compliance would not result in a Material Adverse Effect, (b) with respect to the subject matter of the representations and warranties set forth in Section 3.12 (Licenses and Permits), Section 3.14 (Intellectual Property), Section 3.15 (Registrations and Registrations Data) and Section 3.22 (Environmental), or (c) as set forth on Schedule 3.13, the Seller is, and at all times since June 1, 2017, has been, in compliance with all applicable Laws and Orders relating to the Purchased Assets and the Business, and the Seller has not received any notice from any Governmental Authority regarding any actual or alleged violation or breach of such Laws or Orders.
3.14    Intellectual Property.
(a)    Schedules 1.83, 1.85, 1.86 and 1.99 are true and complete lists, as applicable, of all Patents, registered and unregistered Marks and pending applications to register Marks, copyright registrations and pending applications to register copyrights that are owned by Seller or any of its Affiliates and that are used or contemplated for use in the conduct of the Business as of the Closing, and a list of tangible works of expression in which Seller or its Affiliates owns common law or unregistered copyrights which are necessary to the conduct of the Business. Except as otherwise set forth on the applicable Schedule, each item listed or required to be listed on such Schedules is valid, subsisting and, to Seller’s Knowledge, enforceable. Seller has good title to each item of Transferred Intellectual Property (as applicable), free and clear of all Encumbrances (other than Permitted Encumbrances), except as otherwise set forth on the applicable Schedule. Seller has good title to each item of Seller Licensed Intellectual Property and has the right to grant Buyer the licenses under and to the Seller Licensed Intellectual Property on the terms set forth in the Seller Intellectual Property License Agreements, and such license grants do not conflict with any agreement, order, instrument or understanding, oral or written, to which Seller or any of its Affiliates is a party or by which any of them are bound. Immediately following the Closing, Buyer will have the right to use all Transferred Intellectual Property and Seller Licensed Intellectual Property in the same manner as used by Seller and its Affiliates in the conduct of the Business immediately prior to Closing.
(b)    The use of the Transferred Intellectual Property and the Seller Licensed Intellectual Property in the development, manufacture, use, importation, exportation, marketing, promotion, sale and offer for sale of the Brand Extension Products and Related Packaging and in the conduct of the Business as presently conducted does not and has not, to Seller’s Knowledge, infringed, diluted, misappropriated or otherwise violated any Third Party’s rights in Intellectual Property. To Seller’s Knowledge, no Transferred Intellectual Property or Seller Licensed Intellectual Property is being or has been, infringed, diluted or misappropriated or otherwise violated by a Third Party.
(c)    Except as provided on Schedule 3.14(c) and Schedule 3.14(d), to Seller’s Knowledge: (i) Seller has not licensed, sublicensed or otherwise acquired rights to any Intellectual Property necessary for or used in the conduct of the Business and owned by a Third Party, including, for clarity, rights in any tangible works of expression in which a Third Party owns common law or unregistered copyrights, that is being or has been used in the development, manufacture, use, importation, exportation, marketing, promotion, sale and offer for sale of any Brand Extension Product or Related Packaging or that is embodied by any Brand Extension Product or Related Packaging; (ii) Seller has not licensed, sublicensed or otherwise transferred rights in or to any Transferred Intellectual Property or Seller Licensed Intellectual Property to any Person; and (iii) Seller has not entered into any agreement with any Person to develop or assist in the development of any Transferred Intellectual Property or Seller Licensed Intellectual Property.
(d)    Except as provided on Schedule 3.14(d), neither Seller nor any of its Affiliates owns any right, title or interest in or to any Intellectual Property that is used in or necessary for the conduct of the Business as currently conducted that is not either Transferred Intellectual Property or Seller Licensed Intellectual Property.
(e)    There has been no action filed, or to the Seller’s Knowledge, any claim threatened, against the Seller or any of its Affiliates (and neither the Seller nor any of its Affiliates has not been a party to any action including such a claim), and neither the Seller nor any of its Affiliates has received written notice of any such claim or other communication: (i) asserting the invalidity, misuse or unenforceability of, or challenging Seller’s or any Affiliate’s right to use, any Transferred Intellectual Property or Seller Licensed Intellectual Property, (ii) asserting the infringement, misappropriation, dilution or other violation of any Third Party Intellectual Property in connection with the Business or (iii) asserting that Seller or any of its Affiliates have engaged in unfair competition, false advertising or other unfair business practices in connection with the Business.
(f)    All current and former employees, officers, independent contractors and consultants of the Seller or any of its Affiliates, and agencies engaged by Seller or any of its Affiliates, who have created any Transferred Intellectual Property or Seller Licensed Intellectual Property have assigned ownership of such Intellectual Property to the Seller or its Affiliate pursuant to a binding, written agreement.
3.15    Registrations and Registration Data. Except as set forth in Schedule 3.15:
(a)    As of the Closing Date, each of the Specified Product Registrations is valid and in full force and effect and has been valid and in full force and effect (i) with respect to federal Specified Product Registrations, since the date identified on Schedule 3.12; and (ii) with respect to state Specified Product Registrations, since the first shipment date of the applicable Transferred

Products by Seller. Schedule 3.15(a) contains a list of all Specified Product Registrations held as of the Closing Date relating to the Transferred Products.
(b)    For the five (5) years prior to Closing Date, Seller has not received any notice or allegation from any Governmental Authority or other third party that the manufacturing, production, labelling, storage, transportation, sale, distribution or offering for sale or distribution of the Transferred Products failed in any way to comply with FIFRA or similar state laws, nor has Seller received any written notice or allegation of actual or potential liability under FIFRA or similar state laws.
(c)    To Seller’s Knowledge, the Specified Product Registrations or the manufacturing, production, labelling, storage, transportation, sale, distribution or offering for sale or distribution of the Transferred Products are, and have been in material compliance with the requirements of FIFRA or similar state laws (i) since the date identified on Schedule 3.12 with respect to federal Specified Product Specifications; and (ii) with respect to state Specified Product Registrations, since the first shipment date of the applicable Transferred Products by Seller.
(d)    As of the Closing Date, Seller has issued all offers to pay data compensation as required by FIFRA or similar state laws in order to obtain the Specified Product Registrations, and there are no outstanding claims or demands for data compensation pending against Seller nor does the Seller owe or reasonably expect to receive any claims or demands for data compensation for the Transferred Products. As of the Closing Date, Seller has obtained, or has obtained access to, all Registration Data that Seller deems reasonably necessary to support the Specified Product Registrations, and all advertising or marketing claims made with respect to the Transferred Products. Schedule 3.15(d)(i) contains a list of all Registration Data that is owned by Seller, and Schedule 3.15(d)(ii) contains a list of all Registration Data to which Seller has citation rights through a letter of access or similar grant of right.
3.16    Product and Service Warranties.
(a)    Set forth in Schedule 3.16(a) are the standard forms of product and service warranties and guarantees used by the Seller with respect to the Business and copies of all other outstanding product and service warranties and guarantees. To Seller’s Knowledge, no product or service warranties or guaranties have been orally authorized or made except as set forth in Schedule 3.16(a).
(b)    Except as set forth in Schedule 3.16(b), no product or service warranty or similar claims have been made against the Seller or its Affiliates with respect to the Business.
3.17    Product Standards. With respect to the Business:
(a)    To Seller’s Knowledge, neither the Seller nor any of its Affiliates has manufactured for commercial supply, marketed, sold, or supplied any product which was at the time not compliant with its standard terms and conditions of sale or any applicable product registration.

(b)    No product sold by the Seller has been the subject of any voluntary or involuntary recall, market withdrawal, post-sale warning or other similar action due to any product or manufacturing defect or any safety concern. The Seller has a recall plan in place with respect to products it designs, manufactures, imports distributes or sells.
(c)    Intentionally Omitted.
(d)    There exists no pending or, to the Seller’s Knowledge, threatened action or proceeding by any Person or by or before any Governmental Authority relating to any product designed, manufactured, imported, distributed, or sold by the Seller or any of its Affiliates, and alleged to have been defective, unsafe, unlawful, improperly designed or manufactured, mislabeled, adulterated or in breach of any express or implied product warranty or any applicable Law. The Seller is insured against product liabilities in accordance with the insurance policies held by the Seller.
(e)    None of the products produced by the Seller or any of its Affiliates (i) have, at the time of delivery, been adulterated, contaminated, or misbranded or (ii) constitute articles prohibited from introduction into interstate commerce under any Law. The Seller has not been required to file any notification or other report with or provide information to any Governmental Authority or product safety standards group concerning actual or potential defects or hazards with respect to any services performed or products manufactured, sold, distributed, or put in commerce by the Seller or any of its Affiliates.
(f)    All claims made by the Seller or any of its Affiliates on product labels, labeling, marketing, advertising or technical materials are true, accurate, not misleading and comply with all applicable Laws regarding such claims.
(g)    Except as set forth on Schedule 3.17(g), no product manufactured, imported, distributed, or sold, nor any ingredients used in any such product, is (i) listed under or requires warnings under California’s Safe Drinking Water and Toxic Enforcement Act of 1986; (ii) identified under any applicable Law as persistent, bioaccumulative and toxic or very persistent and very bioaccumulative; (iii) identified under any applicable Law as an actual or potential endocrine disruptor; (iv) identified under any applicable Law as toxic or extremely toxic; or (v) identified under the European REACH regulation as being on the candidate list of substances of very high concern.
3.18    Customers and Suppliers. Schedule 3.18 sets forth a true, complete, and correct list of the ten (10) largest customers of the Business and the ten (10) largest suppliers of the Business by volume of sales and purchases, respectively (by dollar volume) for the twelve (12)-month period ending at the end of the calendar month immediately prior to the execution of this Agreement. To Seller’s Knowledge, the Seller has not received any indication from any supplier to the effect that such supplier will stop or decrease, or plans to stop or materially decrease the rate of supplying materials, products, or services to the Business. To Seller’s Knowledge, the Seller has not received any indication from any customer to the effect that such customer will stop or materially decrease the rate of buying materials, services, or products from the Business.

3.19     No Improper Payments. No Person associated with the Seller has promised or given anything of value to another person to obtain or retain business or an advantage in the conduct of the Business, and the Seller has in place adequate procedures designed to prevent Persons associated with the Seller from undertaking any such conduct.
3.20    Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of the Seller or under the Seller’s authority is or will be entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.
3.21    [Intentionally Omitted]
3.22    Environmental. Seller is in material compliance with applicable Environmental Laws with respect to the manufacturing, storage and distribution of the Transferred Products, including but not limited to, material compliance with all permits required by Environmental Laws. With respect to the Transferred Products, Seller has not received written notice of any claim, investigation, suit, prosecution, fine, penalty, assessment, charge, hearing or proceeding by a third person, including, without limitation, a judicial, administrative, or civil proceeding instigated by a government or other authority, alleging a violation by Seller of any Environmental Law. With respect to the Transferred Products, Seller has not caused or allowed any material release into the environment of any Hazardous Material.
3.23    No Other Representations or Warranties. Except for any representations and warranties set forth in this Article 3 or any Transaction Document, neither Seller nor any of its Affiliates or Representatives has made or makes any other express or implied representation or warranty, either written or oral, including any representation or warranty as to the accuracy or completeness of any information regarding the Business or the Purchased Assets furnished or made available to Buyer and its Representatives (including any information, documents or materials made available through the Data Room, through management presentations or in any other form), and any such other representation or warranty is hereby expressly disclaimed.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE BUYER
The Buyer hereby makes the following representations and warranties to Seller, each of which is true and correct on the date hereof and as of the Closing and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.
4.1    Existence and Power. The Buyer is duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has the power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby.
4.2    Authorization; Valid and Enforceable Agreements. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid, and binding obligation of Buyer, enforceable against it in accordance with its terms, except that such enforcement may be subject to

(i) bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (ii) general principles of equity. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Buyer.
4.3    Litigation. There are no actions, suits, proceedings, orders or investigations pending or, to the Buyer’s Knowledge, threatened against the Buyer or any of the Buyer’s Affiliates, at law or in equity, which if adversely determined would have a material adverse effect on the Buyer’s performance under this Agreement, or the consummation of the transactions contemplated hereby. There are no injunctions, decrees or unsatisfied judgments outstanding against or related to the Buyer which could interfere with the Buyer’s ability to consummate the transactions contemplated by this Agreement. The Buyer is not subject to any order, judgment, writ, injunction or decree of any Governmental Authority which would have a material adverse effect on the Buyer’s ability to consummate the transactions contemplated by this Agreement.
4.4    Brokers, Finders. No finder, broker, agent, or other intermediary, acting on behalf of the Buyer or under the Buyer’s authority is or will be entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.
4.5    No Conflict; Required Filings and Consents.
(a)    Except as otherwise provided for herein, no material permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any Governmental Authority is required in connection with the execution, delivery or performance of this Agreement or any of the Transaction Documents by Buyer or the consummation of the transactions contemplated hereby.
(b)    Neither the execution and delivery of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, by Buyer will violate or result in a material breach of or constitute a material default under any Order.
(c)    Neither the execution and delivery of this Agreement or any of the Transaction Documents, nor the consummation of the transactions contemplated hereby or thereby, by Buyer will violate or result in a material breach of or constitute a material default under any applicable Law.
4.6    Independent Knowledge; No Reliance. Except in the case of Fraud or intentional misrepresentation, Buyer acknowledges that no information or materials provided or made available by, and no representation or warranty (except for those contained in Article 3), express or implied of Seller or Seller’s respective Affiliates or Representatives with respect to the Business or the Purchased Assets, shall form the basis of any claim against Seller or Seller’s respective Affiliates or Representatives pursuant to this Agreement.

ARTICLE 5
COVENANTS PENDING CLOSING

5.1    Conduct of Business Until Closing. From the date of this Agreement until the Closing Date, Seller shall, and shall cause its Affiliates to, continue to operate and conduct the Business, including with respect to the Purchased Assets, in the Ordinary Course, on a basis consistent with past practices. Each of Buyer and Seller shall use commercially reasonable efforts to execute and deliver, and cause PBI-Gordon Corporation to execute and deliver, the Tri-Party Agreement and Consent.
ARTICLE 6
ADDITIONAL COVENANTS OF THE PARTIES
6.1    Registrations and Data Rights.
(a)    Buyer shall use all commercially reasonable efforts to cause applications in the name of Buyer or its designated Affiliate for FIFRA section 3 registrations for the Scotts Product Registrations to be submitted to the EPA within six months after Closing. Seller agrees to provide, or cause its Affiliates to provide, access to the Seller Registration Data in the registration files of the Scotts Product Registrations, including confidential statements of formula, to Buyer and/or its Affiliates in support of these applications, and also agrees to execute such Letters of Authorization or similar documents as may be necessary to enable Buyer or its designated Affiliate(s) to obtain new FIFRA section 3 registrations and related state-level registrations for the Scotts Product Registrations; provided, however, Seller shall not be obligated to share any Registration Data owned or licensed by a third party without such third party’s consent, which Buyer acknowledges may be withheld or conditioned by such third party. Any and all reasonable out-of-pocket fees, expenses and costs associated with effectuating such applications shall be borne by the Buyer and/or its Affiliate(s) and neither Seller nor its Affiliates shall be responsible for the payment of any such fees, expenses or costs.
(b)    Seller shall, and shall cause its Affiliates to, maintain all existing Specified Product Registrations for a period of thirty-six (36) months after Buyer or its designated Affiliates obtains all necessary federal and state registrations for the Transferred Products in their own names; provided, however, that Buyer shall reimburse Seller for costs incurred by Seller to maintain such Specified Product Registrations during such period of time.
(c)    Registration Data.
(i)    With respect to Registration Data that is owned by Seller or its Affiliate or to which Seller or its Affiliate has the right to grant access (“Seller Registration Data”), Seller or its relevant Affiliate shall, within ten (10) Business Days of a request from Buyer or its designated Affiliate, issue a Letter of Authorization in substantially the same form as Exhibit G or as may be required by the relevant Governmental Authority, granting Buyer or its designated Affiliate the authority to cite, use and otherwise rely upon the Seller Registration Data. Seller Registration Data shall include, but shall not be limited to, the Registration Data identified on Schedule 6.1(c)(i). Additionally, within thirty (30) days after the Closing Date, Seller shall provide to Buyer, and shall cause its Affiliates to provide to Buyer, hard copies of all Seller Registration Data and registration files, including complete EPA and California registration applications, data summaries or analyses prepared by a Governmental Authority in the possession of Seller or its Affiliates, and current confidential statements of formula, for all Specified Product Registrations. Buyer and its designated Affiliates shall have “hard copy rights” to use the Seller Registration Data, provided, however, that nothing in this Section 6.1(c) shall be deemed to be a transfer of all ownership interest in the Seller Registration Data to Buyer, nor shall Seller or its Affiliates be precluded from continuing to cite, use or rely upon the Seller Registration Data.
(ii)    With respect to Registration Data that is owned by a third party in whole or in part or to which Seller does not have the sole right to grant access (“Third Party Registration Data”), Seller or its Affiliate agree to issue a Letter of Authorization in substantially the same form as Exhibit G or as may be required by the relevant Governmental Authority, and/or to provide to Buyer, hard copies of any such Third Party Registration Data, in whole or in part, if, and only if, the relevant third party/ies agree to the same. To Seller’s Knowledge, Third Party Registration Data includes the Registration Data identified on Schedule 6.1(c)(ii). Upon request from Buyer or its Affiliates and agreement by the relevant third party/ies, Seller shall not unreasonably delay providing to Buyer or its Affiliates hard copies of the Third Party Registration Data or issuing a Letter of Authorization with respect to such Third Party Registration Data.
(d)    Upon receipt of all necessary federal and state registrations for the Transferred Products in the name of Buyer or its Affiliates, the Buyer shall, and shall cause its Affiliates to, without undue delay, comply with all Laws for changeover of all applicable packaging, labelling, package inserts and safety data sheets associated with the Transferred Products that are the subject of such registrations.
(e)    In connection with the actions contemplated by this Section 6.1, each Party shall, and shall cause its Affiliates to, provide reasonably necessary assistance to the other Party and its Affiliates in seeking to obtain federal and state registrations for the Transferred Products in the name of Buyer and/or its Affiliates; provided, however, that the Buyer shall, or shall cause its Affiliates to, reimburse Seller and its Affiliates for any reasonable out-of-pocket fees, expenses and other costs incurred by Seller and its Affiliates in connection with such assistance promptly following receipt of a written request for reimbursement (including reasonable supporting documentation for such fees, expenses and other costs).
(f)    Subject to Section 6.1(c)(ii) with respect to Third Party Registration Data, Seller hereby authorizes Buyer and/or its Affiliates to cite, refer to or submit the Registration Data in order to support the ability of Buyer and/or its Affiliates to obtain and hold registrations of the Transferred Products in their own name; provided, however, that neither Seller nor its Affiliates shall seek, nor shall Seller or its Affiliates be entitled to, any data compensation from Buyer or its designated Affiliates associated with the citation to, use of or reliance on Registration Data generated, cited, relied upon or submitted to a Governmental Authority by Seller or any of its Affiliates. For the avoidance of doubt, all Registration Data remains the property of Seller and/or its licensor/third party owner and Buyer is only granted the right to cite, refer to or submit such data, without further data compensation, solely and exclusively for the use in obtaining registrations for the Brand Extension Products for sale by Buyer.
6.2    Books and Records; Transfer of Books and Records.
(a)    Seller and/or its Affiliates shall have the right to retain copies of any Transferred Books and Records for legal, regulatory, Tax or accounting purposes.
(b)    Except for the Transferred Books and Records, to the extent the Seller possesses customer data related to the Transferred Products or supplier data related to the Transferred Products, in each case, for Fiscal Year 2017 through Fiscal Year 2019 (the “Relevant Information”), such information is subject to the following conditions:
(i)    if it is reasonably practicable for the Relevant Information to be physically extracted from the corresponding books and records, or if it is reasonably practicable for a copy of the corresponding books and records to be transmitted to the Buyer, redacting any information that is not Relevant Information, then the Seller shall, and shall cause its Affiliates to, transmit to the Buyer such extract or such redacted copy;
(ii)    if it is not reasonably practicable for the Relevant Information to be physically extracted or to be transmitted in a redacted form, then the Seller shall, and shall cause its Affiliates to, give access to such Relevant Information to the Buyer according to the following conditions:
(A)    such Relevant Information must be reasonably useful to the Buyer to satisfy the Buyer’s Tax or financial reporting requirements;
(B)    upon reasonable advance notice by Buyer, access shall be given in the offices of the Seller or its Affiliates during normal business hours on a Business Day; and
(C)    all information included in such books and records that is not Relevant Information shall constitute confidential information and shall be subject to the provisions of Section 6.3.
6.3    Confidentiality; Announcements.
(a)    Following Closing, Seller shall maintain, and shall cause its Affiliates to maintain, in confidence any information in its or their possession related to the Business, the Purchased Assets and the Assumed Liabilities, and such information shall not be disclosed or used by Seller or its Affiliates with Buyer’s prior written consent, except in connection with this Agreement and unless such information is: (i) otherwise publicly available; or (ii) if advised by counsel that such information required to be disclosed applicable law or by order of a court of competent jurisdiction, by rule or regulation of any governmental agency or by any listing agreement with, or rule or regulation of, any stock exchange upon which securities of such Party are registered.
(b)    No written or oral public announcement or disclosure may be made by either Party with regard to this Agreement, the Specified Agreements or the transactions contemplated hereby or thereby without the prior consent of the other Party; provided, that either Party may make (a) such announcement or disclosure (i) with respect to operational matters related to the Parties under the Agency Agreement in response to inquiries by customers and vendors in the ordinary course of business (but not with respect to the substantive rights between the Parties under the Agency Agreement or any other agreement between the Parties) (“Operational Matters”); or (ii) if advised by counsel that such Party is required to do so by applicable law or by order of a court of competent jurisdiction, by rule or regulation of any governmental agency or by any listing agreement with, or rule or regulation of, any stock exchange upon which securities of such Party are registered; (b) any written public announcement or disclosure, if the other Party has previously consented to any announcement or disclosure that is the same (other than immaterial, non-substantive deviations) to such announcement or disclosure; or (c) any oral public announcement or disclosure, if the other Party has previously consented to any announcement or disclosure that is substantially similar to such announcement or disclosure. Notwithstanding the foregoing and except with respect to Operational Matters, each Party shall, (i) provide to the other Party reasonable advanced notice, and a draft copy or summary, of any written or oral public announcements or disclosures (regardless of whether or not such announcement or disclosure is required, as described in the preceding sentence) concerning this Agreement, the Specified Agreements or the transactions contemplated thereby, (ii) give the other Party a reasonable opportunity to comment on such announcement or disclosure and (iii) consider in good faith such comments, prior to making any such written or oral public announcement or disclosure.
6.4    Regulatory Filings. Except as contained in Section 6.1:
(a)    Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Buyer and Seller shall furnish to each other and to each other’s counsel all such information as may be reasonably required in order to accomplish the foregoing actions.
(b)    Subject to the terms and conditions of this Agreement, each Party will use its commercially reasonable efforts to cooperate with one another in seeking any actions, consents, approvals or waivers required to be obtained from parties to any Assumed Contracts in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and in making any filings with any Governmental Authority and furnishing information required in connection therewith and timely seeking to obtain any such actions, consents, approvals or waivers.
(c)    In furtherance and not in limitation of the foregoing, and subject to the terms set forth in this Section 6.4, each Party shall cooperate and consult with the other Party in connection with the actions referenced in this Section 6.4. In particular, each Party shall, subject to applicable

Law and except as prohibited by any Governmental Authority: (i) furnish to the other Party such information and assistance as the other Party reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Authority relating to this Agreement; (ii) promptly notify and apprise the other Party of (and, if in writing, supply such Party with) any communication (or other correspondence or other memoranda) to that Party from any Governmental Authority relating to this Agreement; (iii) permit the other Party to review in advance, and consider in good faith the comments of the other Party in connection with, any proposed written communication with any Governmental Authority relating to this Agreement; (iv) to the extent reasonably practicable, not participate in any substantive meeting or any material discussion or communication with any Governmental Authority in respect of any filings, investigation or inquiry concerning this Agreement, unless it consults with the other Party in advance and, as permitted by such Governmental Authority, gives the other Party the opportunity to attend and participate thereat or, to the extent prior consultation is not reasonably practicable, promptly report to the other Party the substance of the communication; (v) furnish the other Party with copies of all correspondence, filings, and written communications (and memoranda setting forth the substance thereof) between it and its Affiliates and their respective Representatives and any Governmental Authorities or their respective representatives with respect to this Agreement; and (vi) make available such Party’s counsel, experts and advisors to (and have such Persons participate with) the other Party and its counsel, experts, and advisors for the purpose of (and in connection with) the actions contemplated in this Section 6.4. Notwithstanding the foregoing or anything to the contrary in this Agreement, neither Party shall be required to disclose any information to the extent that disclosing such information would violate any Law or require the disclosing Party or any of its Affiliates to disclose information subject to attorney-client privilege, or conflict with any confidentiality obligations to which the disclosing Party or any of its Affiliates are bound.
6.5    Further Actions; Cooperation. On or after the Closing Date, the Parties shall, on request, cooperate with one another by furnishing any additional information, executing, delivering and filing (as the case may be) any additional documents and instruments, including, without limitation, contracts and/or instruments of transfer or assignment, files, books and records and doing any and all such other things as may be reasonably required by the Parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement and any other Transaction Document. In connection with the Assumed Liabilities and liabilities retained by Seller and its Affiliates pursuant to this Agreement, each of the Parties hereto shall, and shall cause their Affiliates and employees to, aid, cooperate with and assist the other Party in their defense of such assumed or retained liabilities, by, among other things, providing such other Party with reasonable access to pertinent records at such times as such other Party may reasonably request; provided, however, that neither Party shall be required by this Section 6.5 to take any such action that would unreasonably interfere with the conduct of its business, or unreasonably disrupt its normal operations. Seller shall use commercially reasonable efforts to assist Buyer with effecting the transfer of any social media accounts or domain names included in the Transferred Intellectual Property. To the extent that Buyer seeks to use additional copyrighted materials subject to unregistered copyright interests that were used by Seller in the Business prior to Closing but were not included in the Transferred Intellectual Property, Seller shall use commercially reasonable efforts to make such unregistered copyrights available to Buyer (whether via a transfer or license). Within thirty (30)

days of the Closing Date, Seller shall deliver to Buyer (i) the unaudited statements of earnings of the Seller with respect to the Business for the fiscal period ending on July 31, 2019 and (ii) the balance sheet of the Seller with respect to the Business as of July 31, 2019.
6.6    Wrongfully Transferred or Retained Assets and Liabilities. In the event any of the Parties discovers after the Closing that it, or its Affiliates, is the owner of, receives, or otherwise comes to possess any asset (including the receipt of payments made pursuant to Assumed Contracts) or is liable for any liability (including liability for accounts payable pursuant to Assumed Contracts) that is allocated to any Person other than in accordance with this Agreement or any other Transaction Documents (except as the Parties may otherwise agree), such Party shall, or shall cause its Affiliates to, use all commercially reasonable efforts to convey such asset or liability, at no cost, to the Party so entitled thereto in accordance with this Agreement (and the relevant Party will cause such entitled Party to accept such asset or assume such liability).
6.7    Seller Name. Subject to the other provisions of this Section 6.7, the Seller hereby grants a limited, non-exclusive, fully paid, non-royalty bearing right and license to the Buyer for a period of thirty-six (36) months following the Closing Date to use and sublicense the Seller Name only to the extent necessary to allow the Buyer, its Affiliates and its Third Party manufacturers and distributors to market, distribute, and sell all Inventory of finished Brand Extension Products or any finished Brand Extension Products manufactured after the Closing Date, utilizing the labels and packaging, advertising, marketing, sales and promotional materials that either exist on the Closing Date and are included in the Purchased Assets or that are identical, in all material respects, to such labels, packaging or advertising, marketing, sales and promotional materials. Any Brand Extension Products that are manufactured or otherwise acquired by the Buyer or its Affiliates after the Closing Date shall be of quality consistent with the quality of the Inventory of finished Brand Extension Products included in the Purchased Assets and all uses of the Seller Name shall be in a form and manner consistent with the use thereof by the Seller in connection with the Business immediately prior to the Closing Date. All goodwill arising out of use by Buyer or any of its Affiliates of the Seller Name shall inure solely to the benefit of the Seller.
6.8    PBI. In the event that the Tri-Party Agreement and Consent has not been executed and delivered by Seller and PBI-Gordon Corporation at Closing, then (i) each of Buyer and Seller shall continue to use commercially reasonable efforts to execute and deliver, and cause PBI-Gordon Corporation to execute and deliver the Tri-Party Agreement and Consent, and (ii) Seller agrees to waive any Seller restrictive covenant, exclusivity obligation or right or other obligation set forth in any agreement between Seller and PBI-Gordon Corporation or its Affiliates that would prevent PBI-Gordon Corporation or its Affiliates from entering into, or performing under, any agreement with Buyer with respect to the Mixture Products (as such term is defined in the Tri-Party Agreement and Consent).

ARTICLE 7
CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

The obligation of Buyer to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by Buyer:
7.1    No Contrary Judgment. On the Closing Date there shall not exist (i) any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or (ii) any pending action, demand, suit, claim, litigation, investigation or other proceeding by a Governmental Authority against either Party for the purpose of enjoining or otherwise preventing the transactions contemplated herein.
7.2    Deliveries. Seller shall have made or tendered, or caused to be made or tendered, delivery to the Buyer of the documents and deliverables set forth in Section 2.7(b).
ARTICLE 8
CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLER

The obligation of the Seller to proceed with the Closing shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions precedent, any of which may be waived in whole or in part by the Seller:

8.1    No Contrary Judgment. On the Closing Date there shall not exist (i) any order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement or (ii) any pending action, demand, suit, claim, litigation, investigation or other proceeding by a Governmental Authority against either Party for the purpose of enjoining or otherwise preventing the transactions contemplated herein.
8.2    Deliveries. Buyer shall have made or tendered, or caused to be made or tendered, delivery to the Seller of the documents and deliverables set forth in Section 2.7(c).
ARTICLE 9
INDEMNIFICATION
9.1    Survival.
(a)    The representations and warranties of Buyer and Seller contained in this Agreement and any certificate delivered pursuant hereto shall survive the Closing until the fifteen (15) month anniversary of the Closing Date; provided, however that the Fundamental Representations, and any representation in the case of Fraud, shall survive until the close of business on the sixtieth (60th) day following the expiration of the applicable statute of limitations.
(b)    Neither Buyer nor Seller shall have any liability with respect to any representations, warranties, covenants or agreements unless the requisite Claim Notice under Section 9.4 with respect to an actual or threatened claim hereunder is given to the other Party prior to the expiration of the applicable survival period, if any, for such representation, warranty, covenant or agreement, in which case such representation, warranty, covenant or agreement shall survive as to such claim until such claim has been finally resolved in accordance with this Article 9, without the requirement of commencing any Action in order to extend such survival period or preserve such claim; provided, however, that any representation, warranty, covenant or agreement that would otherwise expire will continue to survive if the requisite Claim Notice under Section 9.4 has been timely given in good faith based on facts reasonably expected to establish a valid claim under this Article 9 that occurred on or prior to such expiration date, until the related indemnity claim shall have been satisfied or otherwise resolved as provided in this Article 9.
9.2    Indemnification by Seller. Subject to the limitations set forth in this Article 9, Seller shall save, defend, indemnify and hold harmless Buyer and its Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against, and shall compensate and reimburse each of the foregoing for, any and all Losses incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:
(a)    any breach of any of the representations or warranties made in Article 3 by Seller;
(b)    any breach or violation of the obligations or covenants made in this Agreement by Seller;
(c)    the ownership, use or possession of the Excluded Assets; and
(d)    the Excluded Liabilities.
9.3    Indemnification by Buyer. Subject to the limitations set forth in this Article 9, Buyer shall save, defend, indemnify and hold harmless Seller and its Affiliates and the respective Representatives, successors and assigns of each of the foregoing from and against, and shall compensate and reimburse each of the foregoing for, any and all Losses incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to:
(a)    any breach of any of the representations and warranties made in Article 4 by Buyer;
(b)    any breach or violation of the obligations or covenants made in this Agreement by Buyer; or
(c)    any Assumed Liability.
9.4    Procedures.
(a)    A Party seeking indemnification (the “Indemnified Party”) as a result of, arising out of, or relating to a Loss involving a claim or demand made by any person against the Indemnified Party (a “Third Party Claim”) shall deliver notice (a “Claim Notice”) in respect thereof to the Party against whom indemnity is sought (the “Indemnifying Party”) with reasonable promptness after receipt by such Indemnified Party of notice of the Third Party Claim, and shall provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article 9 except to the extent that the Indemnifying Party is materially prejudiced by such failure.
(b)    The Indemnifying Party shall have the right, upon written notice to the Indemnified Party within thirty (30) days of receipt of a Claim Notice from the Indemnified Party in respect of such Third Party Claim, to assume the defense thereof at the expense of the Indemnifying Party with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnified Party. If the Indemnifying Party does not expressly elect to assume the defense of such Third Party Claim within the time period set forth above, the Indemnified Party shall have the sole right to assume the defense of and to settle such Third Party Claim in accordance with the terms of this Section 9.4(b); provided that such settlement shall not be deemed evidence that the Indemnified Party is entitled to indemnification hereunder nor shall it be determinative of the amount of Loss. If the Indemnifying Party assumes the defense of such Third Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the sole expense of the Indemnified Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnified Party shall, at the Indemnifying Party’s expense, cooperate with the Indemnifying Party in such defense and make available to the Indemnifying Party all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Indemnifying Party. If the Indemnifying Party assumes the defense of any Third Party Claim, the Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any settlement or compromise or consent to the entry of any judgment with respect to such Third Party Claim if such settlement, compromise or judgment (i) involves a finding or admission of wrongdoing by the Indemnified Party, (ii) does not include an unconditional written release by the claimant or plaintiff of the Indemnified Party from all liability in respect of such Third Party Claim or (iii) imposes equitable remedies or any obligation on the Indemnified Party other than solely the payment of money damages for which the Indemnified Party will be fully indemnified hereunder.
(c)    An Indemnified Party seeking indemnification as a result of, arising out of or relating to a Loss or a claim or demand hereunder that does not involve a Third Party Claim being asserted against or sought to be collected from such Indemnified Party (a “Direct Claim”) shall deliver a Claim Notice in respect thereof to the Indemnifying Party with reasonable promptness after becoming aware of facts supporting such Direct Claim, and shall provide the Indemnifying Party with reasonably detailed information of the facts and circumstances underlying such claim along with a good faith estimate of Loss and supporting documents. The failure to deliver a Claim Notice, however, shall not release the Indemnifying Party from any of its obligations under this Article 9 except to the extent that the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to the Indemnified Party or otherwise than pursuant to this Article 9.

(d)    The Indemnifying Party shall not be entitled to require that any Action be made or brought against any other Person before a claim is made against it hereunder by the Indemnified Party.
(e)    In respect of any amounts due and payable by a Party, pursuant to this Article 9, such Party shall pay to the other Party such amounts by wire transfer of immediately available funds to an account designed by the other Party in writing.
9.5    Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:
(a)    an Indemnifying Party shall not be liable for any claim for indemnification pursuant to Section 9.2(a) or Section 9.3(a), as the case may be, unless and until the aggregate amount of indemnifiable Losses which may be recovered from the Indemnifying Party equals or exceeds Two Hundred Fifty Thousand Dollars ($250,000), in which case the Indemnifying Party shall be liable only for the amount of such Losses that exceeds Two Hundred Fifty Thousand Dollars ($250,000) and subject to the other limitations set forth herein; provided, however, that the maximum aggregate amount of indemnifiable Losses which may be recovered from an Indemnifying Party arising out of or relating to the causes set forth in Section 9.2(a), on the one hand, or Section 9.3(a), on the other hand, as the case may be, shall be an amount equal to Eight Million Dollars ($8,000,000) (the “Cap”), provided, further, that the foregoing limitations shall not apply to Losses arising out of or relating to (i) the inaccuracy or breach of any Fundamental Representation or (ii) any representation or warranty in the event of Fraud;
(b)    except as otherwise provided in this Section 9.5, the maximum aggregate amount of Losses which may be recovered from the Indemnifying Party arising out of or relating to this Agreement shall be limited to an aggregate amount equal to the Purchase Price;
(c)    notwithstanding anything to the contrary herein, it is intended that the provisions of this Agreement will not result in a duplicative payment of any amount required to be paid under this Agreement such that a Party would receive payment on more than one occasion in respect of the same specific Loss and this provision will be construed accordingly;
(d)    for purposes of this Article 9, the representations and warranties of either Party qualified by any references to materiality, material adverse effect or any similar qualifier shall be deemed to have been made with such qualification for purposes of determining whether a breach occurred but, if such breach has occurred, shall be deemed to have been made without such qualification for purpose of determining the amount of any Losses resulting from any such breach;
(e)    the amount of any and all Losses under this Article 9 shall be reduced by the net Tax benefit actually realized by the Indemnified Party as a result of a deduction with respect to such Loss in the Tax period in which such Loss was incurred or the two (2) Tax periods immediately following the last day of such Tax period (with a 25% effective Tax rate being assumed for this purpose). The net Tax benefit that is actually realized by the Indemnified Party for a Tax period shall be the excess, if any, of (x) the Indemnified Party’s cumulative liability for Taxes through the end of such Tax period, calculated by excluding any Tax items attributable to the payment with respect to the Loss at issue for all Tax periods, over (y) the Indemnified Party’s actual cumulative liability for Taxes through the end of such Tax period, calculated by taking into account any Tax items attributable to the payment with respect to the Loss at issue for all Tax periods (to the extent permitted by relevant Tax Law). For the avoidance of doubt, the result of the foregoing is to treat such Tax items as the last items claimed for any Tax period; and
(f)    each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach giving rise to such Loss.
9.6    Characterization of Indemnity Payments. Any indemnification payments made pursuant to this Agreement shall be considered, to the extent permissible under Law, as adjustments to the Purchase Price provided herein for all Tax purposes.
9.7    Exclusive Remedy. The Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein shall be pursuant to the indemnification provisions set forth in this Article 9; provided that nothing herein shall limit (a) any Party’s right to seek specific performance or other equitable remedy or (b) any Party’s rights or remedies under any Transaction Document.
ARTICLE 10
TERMINATION

10.1    Termination. This Agreement may be terminated and the transactions contemplated hereunder may be abandoned at any time prior to the Closing Date by mutual written consent of Buyer and the Seller.
ARTICLE 11
MISCELLANEOUS PROVISIONS
11.1    Fees and Expenses. Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the Party incurring such fees or expenses, whether or not such transactions are consummated.
11.2    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.
11.3    Waiver. No failure or delay of a Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.

The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
11.4    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written or machine generated confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

(i) if to Seller, to:
The Scotts Company LLC Attention: Ivan Smith, General Counsel 14111 Scottslawn Road Marysville, Ohio 43041 Email: ivan.smith@scotts.com with a copy (which shall not constitute notice) to:
The Scotts Company LLC Attention: Michael Lukemire, Chief Operating Officer 14111 Scottslawn Road Marysville, Ohio 43041 Email: michael.lukemire@scotts.com
(ii) if to Buyer, to:
Monsanto Company Attention: Randy Mariani, Chief Deputy General Counsel 800 N. Lindbergh Blvd. St. Louis, MO 63167 Email: randy.mariani@bayer.com with a copy (which shall not constitute notice) to:
Monsanto Company Attention: Jacqueline Applegate 800 N. Lindbergh Blvd. St. Louis, MO 63167 Email: jacqueline.applegate@bayer.com

11.5    Interpretation. When a reference is made in this Agreement to a Section, Article, Exhibit or Schedule such reference shall be to a Section, Article, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement or in any Exhibit or Schedule are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to the Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.
11.6    Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Transaction Documents and the Mutual Confidentiality Agreement, effective May 8, 2019, constitute the entire agreement with respect to the purchase and sale of the Purchased Assets, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof. Notwithstanding any oral agreement or course of conduct of the Parties or their Representatives to the contrary, no Party to this Agreement shall be under any legal obligation to enter into the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the Parties. Notwithstanding the foregoing, the Parties acknowledge and agree that this Agreement together with the Specified Agreements constitute an indivisible, integrated agreement with (a) a single nature and purpose and (b) interrelated obligations. The Parties acknowledge and agree that the consideration for this Agreement is adequate, that the consideration for each of the Specified Agreements is adequate, and that subsequent defaults or terminations of any of the Specified Agreements will not render this Agreement unenforceable due to lack of consideration. The Parties further acknowledge and agree that, subject to the foregoing sentence, the consideration for each of the Specified Agreements is intended as interdependent consideration for all Specified Agreements and is not separate, distinct or capable of apportionment, such that a rejection in any proceeding pursuant to any applicable bankruptcy or insolvency Laws of any terms of this Agreement or any of the Specified Agreements would constitute a rejection of all such agreements. The Parties acknowledge and agree that they would not have entered into this Agreement or any Specified Agreement without entering into all such agreements. Notwithstanding the foregoing, the Parties acknowledge and agree that no breach of this Agreement shall be deemed to be a breach of any Specified Agreement and that no breach of any Specified Agreement shall be deemed to be a breach of this Agreement; provided, that the foregoing shall not be deemed to negate an actual breach of this Agreement or the Specified Agreements, as applicable.
11.7    No Third-Party Beneficiaries. Except for Affiliates and Representatives with respect to indemnification rights pursuant to Article 9, nothing in this Agreement, express or implied,

is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
11.8    Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts to be carried out wholly within such State, without regard to the principles of conflicts of Laws that might otherwise be applicable.
11.9    Jurisdiction; Service of Process. To the extent a Party seeks a determination as to the infringement, validity or enforceability of intellectual property rights (“Specified Actions”), any suit, action or proceeding against any Party hereto with respect to the such matters, or any judgment entered by any court in respect of a Specified Action, must be brought or entered in the United States District Court for the District of Delaware, and each such Party hereby irrevocably submits to the jurisdiction of such court for the purpose of any Specified Action. If such court does not have jurisdiction over the Specified Action or, if such jurisdiction is not available, then such Specified Action or proceeding against any Party hereto shall be brought or entered in the Court of Chancery of the State of Delaware, County of New Castle, and each Party hereby irrevocably submits to the jurisdiction of such court for the purpose of any such Specified Action. Each Party hereto hereby irrevocably waives any objection which either of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to a Specified Action brought as provided in this subsection, and hereby further irrevocably waives any claim that any such Specified Action brought in any such court has been brought in an inconvenient forum. To the extent each Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each Party hereto hereby irrevocably waives such immunity with respect to any Specified Action. Except as otherwise provided herein, the Parties agree that exclusive jurisdiction of all Specified Actions between the Parties hereto with respect to the subject matter of this Agreement lies in the United States District Court for Delaware, or the Court of Chancery of the State of Delaware, County of New Castle, as hereinabove provided. Seller hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801 and Buyer hereby irrevocably appoints Corporation Service Corporation, having an address at 2711 Centerville Rd, Suite 400, Wilmington, Delaware 19808, as its agent to receive on behalf of each such Party and its respective properties, service of copies of any summons and complaint and any other pleadings which may be served in any Specified Action. Service by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a Party in care of its agent for service of process as aforesaid shall be deemed good and sufficient service thereof, and each Party hereby irrevocably authorizes and directs its respective agent for service of process to accept such service on its behalf. To the extent a Party seeks injunctive relief (including without limitation injunctive relief related to the scope or validity of indemnity or defense obligations), the Party may seek such relief in any federal or state court with applicable jurisdiction or any venue permitted by law.
11.10    Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void; provided, however, that a Party may assign this Agreement to any Affiliate of such Party without the prior consent of the other Party; provided, further, that that assigning Party shall remain liable for all of the assignee’s obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.
11.11    Currency. All references to “dollars” or “$” or “US$” in this Agreement or any Transaction Document refer to United States dollars, which is the currency used for all purposes in this Agreement and any Transaction Document.
11.12    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
11.13    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties.
11.14    Facsimile or pdf Signature. This Agreement may be executed by facsimile or .pdf signature and a facsimile or.pdf signature shall constitute an original for all purposes.
11.15    Time of Essence. Time is of the essence with regard to all dates and time periods set forth or referred to in this Agreement.
11.16    No Presumption Against Drafting Party. Each of Seller and Buyer acknowledges that each Party to this Agreement has been represented by legal counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting Party has no application and is expressly waived.
[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

BUYER: MONSANTO COMPANY By: /s/ Brett Begemann _________________ Name: Brett Begemann Title: President

[Signature Page to Asset Purchase Agreement]

SELLER: THE SCOTTS COMPANY LLC By: /s/ Thomas Randal Coleman __________ Name: Thomas Randal Coleman Title: Chief Financial Officer

[Signature Page to Asset Purchase Agreement]

EXHIBIT A

INTELLECTUAL PROPERTY LICENSE AGREEMENT
This INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “License Agreement”) is entered into as of July 29, 2019 and effective as of August 1, 2019 (the “Effective Date”), by and between The Scotts Company LLC, an Ohio limited liability company (“Scotts”), OMS Investments, Inc., a Delaware corporation (“OMS”), and Monsanto Company, a Delaware corporation, and a Bayer subsidiary (“Monsanto”). Scotts, OMS, and Monsanto are referred to herein individually as a “Party” and together as the “Parties.”
WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of July 29, 2019 by and between Scotts and Monsanto (the “Purchase Agreement”), Scotts agreed to grant Monsanto, and Monsanto desires to accept from Scotts and OMS, a license to the BEA Licensed Intellectual Property as provided in this License Agreement.
WHEREAS, pursuant to that certain Second Amended and Restated Formulation Agreement by and between Scotts and Monsanto (the “Formulation Agreement”), Scotts agreed to grant Monsanto, and Monsanto desires to accept from Scotts, a license to certain BEA Critical Input Rights as provided in this License Agreement.
NOW, THEREFORE, Monsanto, Scotts, and OMS, in consideration of the foregoing recital and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, agree as follows:
1.    Definitions and Interpretation. Unless otherwise defined in this License Agreement, all capitalized terms used in this License Agreement shall have the meaning ascribed to such term in the Purchase Agreement. The following capitalized terms used in this License Agreement shall have the meanings set forth below.
1.1    “BEA Critical Inputs” has the meaning ascribed to such term in the Formulation Agreement.
1.2    “BEA Licensed Intellectual Property” means all Intellectual Property that is Seller Licensed Intellectual Property (excluding any Excluded Intellectual Property as set forth in the Purchase agreement), other than the Seller Licensed Marks, as such terms are defined in the Purchase Agreement.
1.3    “BEA Licensed Patents” means the Seller Licensed Patents, as such term is defined in the Purchase Agreement.
1.4    “Licensed Intellectual Property” means, collectively, the BEA Critical Inputs and the BEA Licensed Intellectual Property.
1.5    “Specified Inputs” has the meaning ascribed to such term in the Formulation Agreement.

2.    Grant of Rights.
2.1    Initial License Grant. Subject to the terms and conditions of this License Agreement and any limitations in the applicable rights as owned and licensable by Scotts, Scotts hereby grants to Monsanto, and Monsanto hereby accepts a worldwide, non-exclusive, sublicensable, non-transferable (except in accordance with Section 5.1 below), irrevocable (except in accordance with Section 0 below), royalty-free and fully paid-up license: (a) under and to the BEA Licensed Patents to research, develop, make, have made, use, sell, offer for sale, distribute, perform, practice and import products, processes and systems embodying the claimed inventions of the BEA Licensed Patents for all purposes, and (b) under and to all other BEA Licensed Intellectual Property for any and all purposes.
2.2    Subsequent License Grants. Subject to the terms and conditions of this License Agreement, Scotts grants to Monsanto, and Monsanto accepts a worldwide, non-exclusive, sublicensable, non-transferable (except in accordance with Section 0 below), irrevocable (except in accordance with Section 0 below), royalty-free and fully paid-up license under and to the BEA Critical Input Rights effective as and when Scotts licenses or is obligated to license such BEA Critical Input Rights to Monsanto pursuant to the Formulation Agreement, for any and all purposes.
2.3    [INTENTIONALLY OMITTED]
2.4    Non-Exclusive Licenses. This license is non-exclusive, and nothing in this License Agreement does or shall be deemed to limit Scotts’ right to, directly or indirectly, use, employ or grant rights in or to any Licensed Intellectual Property for any purpose.
2.5    Use by Affiliates. Any Affiliate of Monsanto shall have the same right and license under the Licensed Intellectual Property as Monsanto. Each Affiliate that exercises such right shall be bound by, and shall comply with all of the terms and conditions of, this License Agreement as though it were “Monsanto” hereunder.
3.    Other Rights and Obligations.
3.1    Prosecution and Maintenance of Patents. Subject to Section 3.2, OMS retains the sole right to control the prosecution and maintenance of any Patents included in the Licensed Intellectual Property and shall have no obligation or duty to maintain, file, or continue to prosecute any such Patent. In the event that OMS elects not to pay the maintenance, annuity or similar fee necessary to maintain any issued patent included in the Licensed Intellectual Property that is not the subject of a terminal disclaimer or the assignment of which would not invalidate, cancel or otherwise limit or eliminate the enforceability of any other Patents owned by OMS, OMS shall use its best commercial efforts to notify Monsanto at least forty-five (45) days before the final, non-extendable due date for payment of such maintenance, annuity or similar fee that is necessary to maintain any such issued patent, and Monsanto shall have the right (but not the obligation), at its sole cost and expense, to pay such maintenance, annuity or similar fee necessary to maintain any such issued patent and take such other steps as may be necessary to maintain such issued patent. Upon receipt of notice of Monsanto’s election to pay such fee,

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Scotts shall assign title to such issued patent to Monsanto. Upon Monsanto’s request, Scotts shall take such actions and execute such documents as the Monsanto may reasonably request to effect the assignment of such issued patent to the Monsanto.
3.2    Maintenance of Certain Patents. OMS shall use its best commercial efforts to continue to maintain any issued patent included in the Licensed Intellectual Property that is the subject of a terminal disclaimer or the assignment of which would invalidate, cancel or otherwise limit or eliminate the enforceability of any Patents that remain in the Licensed Intellectual Property, such that it would not be subject to Monsanto’s rights under Section 0 above if OMS elected to fail to maintain such issued patent.
3.3    Enforcement and Protection of Licensed Intellectual Property. Scotts shall have the exclusive right (but not the obligation) to determine whether to seek to abate any actual, alleged or threatened infringement of any Licensed Intellectual Property by any person, including by filing suit (an “Enforcement”) and shall have exclusive control of any Enforcement. Any and all recoveries (including settlement proceeds and damage awards) from any Enforcement shall be retained exclusively by Scotts. Scotts shall have exclusive control of the defense to any challenge by any person to any Licensed Intellectual Property, including in connection with an Enforcement, or any declaratory judgment claim or counterclaim.
4.    Term and Termination.
4.1    Term. This License Agreement shall commence on the Effective Date and shall continue in perpetuity unless otherwise terminated as provided herein.
4.2    Termination for Cause by Scotts. In the event of a material breach of this License Agreement by Monsanto, Scotts may provide notice in writing to Monsanto setting forth the nature of the breach and a description of the facts underlying the breach sufficient to identify the breach. If Monsanto has not cured, proposed a reasonable plan to cure and made good faith efforts to implement such plan, or otherwise remedied such breach to Scotts’ reasonable satisfaction within ninety (90) days from the date of receipt of such notice of breach, Scotts may provide a notice of termination to Monsanto and this License Agreement shall terminate sixty (60) days after such notice of termination unless the breach is cured to Scotts’ reasonable satisfaction during such sixty (60) day period.
5.    Miscellaneous.
5.1    Bankruptcy. All rights and licenses granted by Scotts under this License Agreement are and shall be deemed to be rights and licenses to "intellectual property" as such term is used in, and interpreted under, Section 365(n) of the United States Bankruptcy Code (the "Code") (11 U.S.C. § 365(n)). In the event of Scotts’ bankruptcy, insolvency or similar event, Monsanto shall have all rights, elections, and protections under the Code and under all other bankruptcy, insolvency and similar laws with respect to this License Agreement, and the subject matter hereof that are available to Monsanto under the Code or such other laws. Without limiting the generality of the foregoing, Scotts acknowledges and agrees that, if Scotts or its estate shall become subject to any proceeding governed by Section 365(n) of the Code, then if Monsanto

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elects to retain its rights under this License Agreement, in accordance with Section 365(n) of the Code, all rights, licenses, and privileges granted to Monsanto under this License Agreement will continue subject to the respective terms and conditions hereof and Section 365(n) of the Code, notwithstanding the bankruptcy trustee’s rejection of this License Agreement.
5.2    Assignment. Monsanto may assign or transfer this License Agreement and its rights or obligations hereunder without the consent of Scotts to a person who is (a) an Affiliate, (b) any assignee of all or substantially all of its business or assets relating to this License Agreement, (c) its successor in the event of a change of control of Monsanto or an Affiliate to which this License Agreement relates or (d) any other third party with the consent of Scotts, such consent not to be unreasonably withheld. Scotts may freely assign its rights and obligations under this License Agreement; provided, however, for the avoidance of doubt, any assignment by Scotts of its rights in the Licensed Patents shall be subject to the license granted to Monsanto under this License Agreement.
5.3    Coordination with Purchase Agreement. This License Agreement is being executed and delivered pursuant and subject to the terms and conditions of the Purchase Agreement. Nothing in this License Agreement shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim or remedy created by the Purchase Agreement.
5.4    Amendment and Modification. This License Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.
5.5    Waiver. No failure or delay of a Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
5.6    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written or machine generated confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

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if to Scotts, to: The Scotts Company LLC Attention: Ivan Smith, General Counsel 14111 Scottslawn Road Marysville, Ohio 43041 Email: ivan.smith@scotts.com with a copy (which shall not constitute notice) to:
The Scotts Company LLC Attention: Michael Lukemire, Chief Operating Officer 14111 Scottslawn Road Marysville, Ohio 43041 Email: michael.lukemire@scotts.com if to OMS, to:
OMS Investments, Inc. Attention: Luis A. Rodriguez, who is the Assistant Secretary 10250 Constellation Blvd., Suite 2800 Los Angeles, CA 90067 Email: LRodriguez@WilmingtonTrust.com
if to Monsanto, to:
Monsanto Company Attention: Randy Mariani, Chief Deputy General Counsel 800 N. Lindbergh Blvd. St. Louis, MO 63167 Email: randy.mariani@bayer.com with a copy (which shall not constitute notice) to:
Monsanto Company Attention: Jacqueline Applegate 800 N. Lindbergh Blvd. St. Louis, MO 63167 Email: jacqueline.applegate@bayer.com
5.7    Interpretation. Titles and headings contained in this License Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this License Agreement. All words used in this License Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this License Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this License Agreement shall refer to the License Agreement as a whole and not to any particular provision in this License Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.

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5.8    Governing Law. This License Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts to be carried out wholly within such State, without regard to the principles of conflicts of Laws that might otherwise be applicable.
5.9    Jurisdiction; Service of Process. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of this License Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the District of Delaware, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Court of Chancery of the State of Delaware, County of New Castle. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s address set forth in Section 0 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 11.9. Each of the Parties waives any objection to the laying of venue of any action, suit or proceeding arising out of this License Agreement or the transactions contemplated hereby in (a) United States District Court for the District of Delaware or (b) Court of Chancery of the State of Delaware, County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.
5.10    Further Assurances. Each Party shall, upon the reasonable request of the other Party, and, except as otherwise expressly set forth herein, at such other Party's sole expense, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this License Agreement.
5.11    Severability. Whenever possible, each provision or portion of any provision of this License Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this License Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this License Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
5.12    Counterparts. This License Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties.
5.13    Facsimile or pdf Signature. This License Agreement may be executed by facsimile or .pdf signature and a facsimile or.pdf signature shall constitute an original for all purposes.

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5.14    No Presumption Against Drafting Party. Each of Scotts, OMS, and Monsanto acknowledges that each Party to this License Agreement has been represented by legal counsel in connection with this License Agreement and the transactions contemplated by this License Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this License Agreement against the drafting Party has no application and is expressly waived.
5.15    Complete Agreement. This License Agreement, the Purchase Agreement, the Formulation Agreement and the other Transaction Documents embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings among the Parties relating to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this License Agreement to be executed as of the date first above written.

SCOTTS The Scotts Company LLC By: ______________________________________ Name: ____________________________________ Title: _____________________________________

Signature Page to IP License Agreement

IN WITNESS WHEREOF, each of the Parties hereto has caused this License Agreement to be executed as of the date first above written.

OMS OMS Investments, Inc. By: ___________________________________ Name: _________________________________ Title: __________________________________

Signature Page to IP License Agreement

IN WITNESS WHEREOF, each of the Parties hereto has caused this License Agreement to be executed as of the date first above written.

MONSANTO Monsanto Company By: _________________________________ Name: Brett Begemann __________________ Title: President _________________________

Signature Page to IP License Agreement

EXHIBIT C

Bill of Sale

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, The Scotts Company LLC, an Ohio limited liability company (“Scotts”), does hereby grant, bargain, transfer, sell, assign, convey, and deliver to Monsanto Company, a Delaware corporation (“Monsanto”), all of its right, title and interest in and to all of the Inventory (as defined in that certain Asset Purchase Agreement, dated July 29, 2019, between Monsanto and Scotts), to have and to hold the same unto Monsanto, its successors and assigns, forever.

Effective: August 1, 2019

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Bill of Sale as of the date first above written.

THE SCOTTS COMPANY LLC
By: _____________________ Name: Title:

[Signature Page to Bill of Sale]

EXHIBIT D

INTELLECTUAL PROPERTY
ASSIGNMENT AGREEMENT
This INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT (this “Agreement”) is entered into as of this day of July 29, 2019 and effective August 1, 2019 (“Effective Date”), by and between The Scotts Company LLC, an Ohio limited liability company (“Scotts”) and Monsanto Company, a Delaware corporation (“Monsanto”). Scotts and Monsanto are referred to herein individually as a “Party” and together as the “Parties.” Unless otherwise defined herein, capitalized terms used herein will have the meaning ascribed to them in that certain Asset Purchase Agreement dated as of July 29, 2019 by and between Scotts and Monsanto (the “Purchase Agreement”).
WHEREAS, pursuant to the Purchase Agreement, at Closing, Scotts agreed to sell, convey, transfer and assign to Monsanto, and Monsanto has agreed to purchase and accept from Scotts all of Scotts’ right, title and interest in and to the Transferred Intellectual Property.
NOW, THEREFORE, Scotts and Monsanto, in consideration of the foregoing recitals and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, agree as follows:
1.    Subject to all other terms and conditions of the Purchase Agreement, Scotts hereby irrevocably assigns, conveys, transfers and delivers to Monsanto all of Scotts’ right, title and interest in and to all Transferred Intellectual Property, which includes all Intellectual Property listed on Exhibit A, including any and all goodwill associated therewith, to the extent any such goodwill exists. This assignment includes all rights and benefits of Scotts relating to the Transferred Intellectual Property including (without limitation) any right Scotts may have to bring action and claim relief in respect of any infringement, misappropriation, violation or dilution of the Transferred Intellectual Property.
2.    Scotts, upon request, shall provide such assistance to Monsanto as may be necessary to complete or perfect the assignments, grants, conveyances and transfers of Transferred Intellectual Property to Monsanto. Without limiting the generality of the foregoing, Scotts will promptly provide all transfer approvals and otherwise complete any online procedures set forth by the registrar of the domain name registration and the social media accounts included in the Transferred Intellectual Property, in accordance with such registrar’s processes and will promptly provide all user name, password and other account information necessary to enable Monsanto to assume administrative control over all social media accounts included in the Transferred Intellectual Property.
3.    This Agreement is being executed and delivered pursuant and subject to the terms and conditions of the Purchase Agreement. Nothing in this Agreement shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim or remedy created by the Purchase Agreement.
4.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.

5.    No failure or delay of a Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
6.    Any notice, request, instruction or other document to be given hereunder by any Party to the other Party shall be made in accordance with the Purchase Agreement.
7.    This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become fully executed when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties. This Agreement may be executed by facsimile or .pdf signature and a facsimile or.pdf signature shall constitute an original for all purposes.
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IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

SCOTTS The Scotts Company LLC By: __________________________________ Name: ________________________________ Title: _________________________________

Signature Page to Intellectual Property Assignment Agreement

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

MONSANTO Monsanto Company By: __________________________________ Name: Brett Begemann Title: President

Signature Page to Intellectual Property Assignment Agreement

EXHIBIT A

Transferred Intellectual Property

1.	The common law and unregistered trademarks identified below:

•	BUG DESTROYER (jurisdiction: United States; goods/services: insecticide);

•	CRABGRASS DESTROYER (jurisdiction: United States; goods/services: herbicide);

•	LANDSCAPE WEED PREVENTER (jurisdiction: United States; goods/services: herbicide); and

•	WEEDING WISELY (jurisdiction: United States; goods/services: herbicide).

2.	The common law or unregistered copyrights in the tangible works of expression identified below:

•	All images associated with the Brand Extension Products on the webpage available at www.roundup.com.

•	Packaging graphics for Roundup for Lawns Bug Destroyer.

•	Packaging graphics for Roundup for Lawns Bug Destroyer.

•	Packaging graphics for Roundup for Lawns Crabgrass Destroyer.

•	Packaging graphics for Roundup for Lawns Crabgrass Destroyer.

•	Packaging graphics for Roundup for Lawns – Northern.

•	Packaging graphics or Roundup for Lawns – Concentrate Northern.

•	Packaging graphics for Roundup for Lawns – Extend Wand Northern.

•	Packaging graphics for Roundup for Lawns – Refill Northern.

•	Packaging graphics for Roundup for Lawns – Southern.

•	Packaging graphics for Roundup for Lawns – Concentrate Southern.

•	Packaging graphics for Roundup for Lawns – Extend Wand Southern.

•	Packaging graphics for Roundup for Lawns – Refill Southern.

•	Packaging graphics for Roundup for Lawns Landscape Weed Preventer, with the exception of those stock images licensed by Seller.

•	Packaging graphics for Roundup for Lawns Landscape Weed Preventer, with the exception of those stock images licensed by Seller.

3.	Trade dress elements of the following Related Packaging, including as depicted on Annex 1.99:

•	Packaging for Roundup for Lawns Bug Destroyer.

•	Packaging for Roundup for Lawns Bug Destroyer.

•	Packaging for Roundup for Lawns Crabgrass Destroyer.

•	Packaging for Roundup for Lawns Crabgrass Destroyer.

•	Packaging for Roundup for Lawns – Northern.

•	Packaging or Roundup for Lawns – Concentrate Northern.

•	Packaging for Roundup for Lawns – Extend Wand Northern.

•	Packaging for Roundup for Lawns – Refill Northern.

Exhibit A to Intellectual Property Assignment Agreement

•	Packaging for Roundup for Lawns – Southern.

•	Packaging for Roundup for Lawns – Concentrate Southern.

•	Packaging for Roundup for Lawns – Extend Wand Southern.

•	Packaging for Roundup for Lawns – Refill Southern.

•	Packaging for Roundup for Lawns Landscape Weed Preventer.

•	Packaging for Roundup for Lawns Landscape Weed Preventer.

4.	Registration for the domain name weedingwisely.com.

5.	YouTube account used for publishing commercial cuts and product demo videos.

6.	Social Media Accounts related to Roundup generally, that are not exclusive or specific to the Brand Extension Products:

•	Instagram: https://www.instagram.com/roundup/

o	Private account not actively used (for posting or engagement)

•	Twitter: https://twitter.com/Roundup

o	Public, but the tweets on this account are protected

•	YouTube: https://www.youtube.com/channel/UC81dhuAg9rXwuk9jjxRlBYQ?view_as=subscriber

o	Used for publishing commercial cuts and product demo videos here

o	Actively monitored and consumer services does respond to questions

•	Facebook: https://www.facebook.com/roundup/

o	Page is unpublished and not accessible to users

•	Pinterest: https://www.pinterest.com/roundup1438/

o	All Pinterest accounts are public, but this account is not used for publishing content

Exhibit A to Intellectual Property Assignment Agreement

EXHIBIT E

BRAND EXTENSION AGREEMENT TERMINATION AGREEMENT
This BRAND EXTENSION AGREEMENT TERMINATION AGREEMENT (this “Agreement”) is entered into July 29, 2019 and effective as of August 1, 2019 (the “Effective Date”), by and between Monsanto Company, a Delaware corporation (“Monsanto”), and The Scotts Company LLC, an Ohio limited liability company (“Scotts”). Each of Monsanto and Scotts may be referred to herein as a “Party” or collectively as the “Parties.”
RECITALS
WHEREAS, Monsanto and Scotts are parties to that certain Amended and Restated Lawn and Garden Brand Extension Agreement - Americas, effective as of May 15, 2015 (the “Brand Extension Agreement”); and
WHEREAS, the Parties desire to mutually terminate the Brand Extension Agreement, with such termination to be effective as of the Effective Date.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:
1.    Termination of Brand Extension Agreement. Each Party mutually agrees that the Brand Extension Agreement shall be terminated effective as the Effective Date, and following such termination, the Brand Extension Agreement shall be of no further force or effect. This Agreement is written notification by each Party to the other Party of its intention to terminate the Brand Extension Agreement, and each Party hereby waives any right to prior notice or other requirements of termination that may be required under the Brand Extension Agreement.
2.    Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).
3.    Assignment. Neither this Agreement nor any right or interest under this Agreement may be assigned by any Party without the prior written consent of the other Party.
4.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given on the same business day if delivered personally or sent by telefax with confirmation of receipt, on the next business day if sent by overnight courier, or on the earlier of actual receipt as shown on the registered receipt or five business days after mailing if mailed by registered or certified mail (return receipt requested) to the Parties at the addresses set forth below (or at such other address for a Party as shall be specified by like notice):

(i) if to Monsanto, to:
Monsanto Company 800 North Lindbergh Boulevard St. Louis, MO 63167 Attn: Dr. Jacqueline Applegate Telephone: (314) 694-6900 Facsimile: (314) 694-7030
with a copy (which shall not constitute notice) to:
Monsanto Company 800 North Lindbergh Boulevard St. Louis, Missouri 63167 Attn: Martin Kerckhoff Telephone: (314) 694-1536 Facsimile: (314) 694-9009
(ii) if to Scotts, to:
The Scotts Company LLC 14111 Scottslawn Road Marysville, OH 43041 Attn: President Telephone: (937) 644-0011 Facsimile: (937) 644-7568
with a copy (which shall not constitute notice) to:
The Scotts Company LLC 14111 Scottslawn Road Marysville, OH 43041 Attn: General Counsel Telephone: (937) 644-0011 Facsimile: (937) 644-7568

5.    Further Assurances. The Parties shall execute and deliver such further instruments and take such further actions as may be necessary or desirable to evidence more fully the agreement contained herein, including without limitation the termination of the Brand Extension Agreement.
6.    Entire Agreement. This Agreement, together with all respective exhibits and schedules hereto, constitutes the entire agreement between the Parties hereto pertaining to the subject matter hereof. Notwithstanding the foregoing, the Parties acknowledge and agree that this Agreement together with the Specified Agreements constitute an indivisible, integrated agreement with (a) a single nature and purpose and (b) interrelated obligations. The Parties acknowledge and agree that the consideration for this Agreement is adequate, that the consideration for each of the Specified Agreements is adequate, and that subsequent defaults or terminations of any of the

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Specified Agreements will not render this Agreement unenforceable due to lack of consideration. The Parties further acknowledge and agree that, subject to the foregoing sentence, the consideration for each of the Specified Agreements is intended as interdependent consideration for all Specified Agreements and is not separate, distinct or capable of apportionment, such that a rejection in any proceeding pursuant to any applicable bankruptcy or insolvency laws of any terms of this Agreement or any of the Specified Agreements would constitute a rejection of all such agreements. The Parties acknowledge and agree that they would not have entered into this Agreement or any Specified Agreement without entering into all such agreements. Notwithstanding the foregoing, the Parties acknowledge and agree that no breach of this Agreement shall be deemed to be a breach of any Specified Agreement and that no breach of any Specified Agreement shall be deemed to be a breach of this Agreement; provided, that the foregoing shall not be deemed to negate an actual breach of this Agreement or the Specified Agreements, as applicable. “Specified Agreements” means the agreements, documents and instruments entered into contemporaneously with execution of this Agreement, including, without limitation (i) that certain Commercialization and Technology Agreement Termination Agreement by and between Monsanto and Scotts; (ii) that certain Asset Purchase Agreement by and between Monsanto and Scotts; (iii) that certain Third Amended and Restated Exclusive Agency and Marketing Agreement by and between Monsanto and Scotts, and (iv) all other agreements, documents and instruments contemplated by each of the foregoing.
7.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.
8.    Execution by Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument. A signed copy of this Agreement delivered by e-mail, facsimile or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.
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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MONSANTO COMPANY By: ________________________________ Name: ______________________________ Title: ______________________________

THE SCOTTS COMPANY LLC By: ________________________________ Name: ______________________________ Title: ______________________________

[Signature Page to Termination Agreement (regarding the Brand Extension Agreement)]

EXHIBIT F

TRADEMARK LICENSE AGREEMENT
This TRADEMARK LICENSE AGREEMENT (this “License Agreement”) is entered into as of July 29, 2019 and effective as of August 1, 2019 (the “Effective Date”), by and between The Scotts Company LLC, an Ohio limited liability company (“Scotts”), OMS Investments, Inc., a Delaware corporation (“OMS”), and Monsanto Company, a Delaware corporation (“Monsanto”), a Bayer subsidiary. Scotts, OMS, and Monsanto are referred to herein individually as a “Party” and together as the “Parties.”
WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of July 29, 2019 by and between Scotts and Monsanto (the “Purchase Agreement”), Scotts agreed to grant Monsanto, and Monsanto desires to accept from Scotts, a license to the Licensed Trademark as provided in this License Agreement.
NOW, THEREFORE, Monsanto and OMS, in consideration of the foregoing recital and the mutual covenants, representations, warranties, conditions and agreements hereinafter expressed, agree as follows:
1.    Definitions and Interpretation. Unless otherwise defined in this License Agreement, all capitalized terms used in this License Agreement shall have the meaning ascribed to such term in the Purchase Agreement. The following capitalized terms used in this License Agreement shall have the meanings set forth below.
1.1    “Formulation Agreement” means the Second Amended and Restated Formulation Agreement by and between Scotts and Monsanto dated as of the Effective Date.
1.2    “Licensed Trademark” means U.S. Trademark Reg. No. 4,191,099 for COMFORT WAND covering power-operated sprayers in International Class 7 and the goodwill associated therewith.
1.3    “Product” has the meaning ascribed to such term in the Formulation Agreement.
1.4    “Territory” means the United States of America.
2.    Grant of Rights.
2.1    License Grant. Subject to the terms and conditions of this License Agreement, OMS hereby grants to Monsanto, and Monsanto hereby accepts a non-exclusive, sublicensable, non-transferable (except in accordance with Section 0 below), royalty-free and fully paid-up license to the Licensed Trademark, in the Territory, during the term of this License Agreement, on and in connection with the marketing, advertising promotion, distribution, importation, exportation, sale and offer for sale of sprayers that are substantially similar, in all material respects, to sprayers associated with the Licensed Trademark and included in product packaging for Products as of the Effective Date or at any time during the term of the Formulation Agreement or that include one or more features covered by any Seller Licensed Patents, in combination with or as a component of packaging for products, including but not limited to Products (collectively, the “Licensed Products”).
2.2    Non-Exclusive Licenses. This license is non-exclusive, and nothing in this License Agreement does or shall be deemed to limit Scotts’ or OMS’s (or any Scotts or OMS Affiliate’s) right to, directly or indirectly, use, employ or grant rights in or to any Licensed Intellectual Property for any purpose.
2.3    Use by Affiliates. Any Affiliate of Monsanto shall have the same right and license under the Licensed Intellectual Property as Monsanto. Each Affiliate that exercises such right shall be bound by, and shall comply with all of the terms and conditions of, this License Agreement as though it were “Monsanto” hereunder.
3.    Quality Control and Property Rights.
3.1    Goodwill. Monsanto covenants and agrees that all uses by it of the Licensed Trademark during the term of this License Agreement, including but not limited to all goodwill accrued by, and due to, Monsanto’s use of the Licensed Trademark anywhere, shall inure solely to the benefit of Scotts.
3.2    Quality Standards. Monsanto covenants and agrees all Licensed Products and all packaging, labeling, advertising and promotional materials for Licensed Products that bear the Licensed Trademark shall be of high standards and of such quality, style and appearance as shall be designed to maintain the quality of the Licensed Trademark and keeping with the image, reputation and goodwill symbolized by and associated with the Licensed Trademark as of the Effective Date and in a form and manner that is consistent with the use of the Licensed Trademark in connection with the Business as of the Effective Date.
3.3    Review Rights.
(a)    Scotts acknowledges and agrees that any Licensed Products supplied or otherwise provided by it or any of its Affiliates to Monsanto or any of its Affiliates will satisfy its quality standards for such Licensed Products.
(b)    Upon Scotts’ or OMS’s request, but no more than once per year, Monsanto shall furnish to Scotts, free of cost, for its review and comment: (i) two (2) representative production samples of each Licensed Product that were not supplied or otherwise provided by Scotts or its Affiliate and (ii) packaging and labeling materials for each Licensed Product. If Scotts or OMS gives Monsanto written notice that any samples of such Licensed Products or materials do not comply with the terms and conditions of this License Agreement, Monsanto shall promptly respond with an appropriate corrective action plan.
3.4    Enforcement and Protection of Licensed Trademark. OMS shall have the exclusive right (but not the obligation) to determine whether to seek to abate any actual, alleged or threatened infringement, dilution or violation of the Licensed Trademark by any person, including by filing suit (an “Enforcement”) and shall have exclusive control of any Enforcement.

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Any and all recoveries (including settlement proceeds and damage awards) from any Enforcement shall be retained exclusively by OMS. OMS shall have exclusive control of the defense to any challenge by any person to the Licensed Trademark, including in connection with an Enforcement, or any declaratory judgment claim or counterclaim.
4.    Term and Termination.
4.1    Trademark License Term. The license granted under this Section 2 shall begin on the Effective Date and, unless sooner terminated pursuant to this Section 0, shall terminate twenty (20) years after the Effective Date. Unless this License Agreement has been terminated pursuant to Section 4.2 below prior to the expiration of the initial term or any renewal term, then upon expiration of the initial term or any renewal term, this License Agreement shall automatically renew for an additional ten (10) year term.
4.2    Termination Events.
(a)    In the event of a material breach of this License Agreement by Monsanto, Scotts may provide notice in writing to Monsanto setting forth the nature of the breach and a description of the facts underlying the breach sufficient to identify the breach. If Monsanto has not cured, proposed a reasonable plan to cure and made good faith efforts to implement such plan, or otherwise remedied such breach to Scotts’ reasonable satisfaction within ninety (90) days from the date of receipt of such notice of breach, Scotts may provide a notice of termination to Monsanto and this License Agreement shall terminate sixty (60) days after such notice of termination unless the breach is cured to Scotts’ reasonable satisfaction during such sixty (60) day period.
(b)    Monsanto may terminate this License Agreement at any time, upon ninety (90) days written notice to Scotts.
4.3    Wind-Down Rights. Following termination of this License Agreement, Monsanto may continue to distribute, offer to sell, and sell Licensed Products that were in existence or in production as of the effective date of such termination for an additional two (2) years following termination of this License Agreement (the “Sell-Off Period”); provided that all of the provisions of this Agreement applicable to Monsanto’s use of the Licensed Trademark shall apply during such Sell-Off Period and Monsanto’s right to use the Licensed Trademark shall be subject to Monsanto’s continued compliance with such terms during the Sell-Off Period.
5.    Miscellaneous.
5.1    [INTENTIONALLY OMITTED]
5.2    Additional Scotts Representations and Related Indemnification Obligations. Scotts represents and warrants that use of the Licensed Trademark as permitted under this License Agreement will not infringe, dilute, misappropriate or otherwise violate any Third Party’s rights in Intellectual Property, Scotts shall defend, indemnify and hold harmless Monsanto and its Affiliates and the respective Representatives, successors and assigns of each of

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the foregoing from and against, and shall compensate and reimburse each of the foregoing for, any and all Losses incurred, sustained or suffered by any of the foregoing as a result of, arising out of or relating to any Third Party Claim relating to breach or alleged breach of the foregoing representation and warranty. The procedures of Section 9.4 of the Purchase Agreement shall apply in respect of any such Third Party Claim.
5.3    Assignment. Monsanto may assign or transfer this License Agreement and its rights or obligations hereunder without the consent of Scotts to a person who is (a) an Affiliate, (b) any assignee of all or substantially all of its business or assets relating to this License Agreement, (c) its successor in the event of a change of control of Monsanto or an Affiliate to which this License Agreement relates or (d) any other third party with the consent of Scotts, such consent not to be unreasonably withheld. Scotts may freely assign its rights and obligations under this License Agreement; provided, however, for the avoidance of doubt, any assignment by Scotts of its rights in the Licensed Patents shall be subject to the license granted to Monsanto under this License Agreement.
5.4    Coordination with Purchase Agreement. This License Agreement is being executed and delivered pursuant and subject to the terms and conditions of the Purchase Agreement. Nothing in this License Agreement shall, or shall be deemed to, defeat, limit, alter or impair, enhance or enlarge any right, obligation, claim or remedy created by the Purchase Agreement.
5.5    Amendment and Modification. This License Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party.
5.6    Waiver. No failure or delay of a Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party.
5.7    Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by e-mail, upon written or machine generated confirmation of receipt by e-mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

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if to Scotts, to:
The Scotts Company LLC Attention: Ivan Smith, General Counsel 14111 Scottslawn Road Marysville, Ohio 43041 Email: ivan.smith@scotts.com with a copy (which shall not constitute notice) to:
The Scotts Company LLC Attention: Michael Lukemire, Chief Operating Officer 14111 Scottslawn Road Marysville, Ohio 43041 Email: michael.lukemire@scotts.com if to OMS, to:
OMS Investments, Inc. Attention: Luis A. Rodriguez, who is the Assistant Secretary 10250 Constellation Blvd., Suite 2800 Los Angeles, CA 90067 Email: LRodriguez@WilmingtonTrust.com
if to Monsanto, to:
Monsanto Company Attention: Randy Mariani, Chief Deputy General Counsel 800 N. Lindbergh Blvd. St. Louis, MO 63167 Email: randy.mariani@bayer.com with a copy (which shall not constitute notice) to:
Monsanto Company Attention: Jacqueline Applegate 800 N. Lindbergh Blvd. St. Louis, MO 63167 Email: jacqueline.applegate@bayer.com

5.8    Interpretation. Titles and headings contained in this License Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this License Agreement. All words used in this License Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this License Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this License Agreement shall refer to the License

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Agreement as a whole and not to any particular provision in this License Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to days mean calendar days unless otherwise specified.
5.9    Governing Law. This License Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, applicable to contracts to be carried out wholly within such State, without regard to the principles of conflicts of Laws that might otherwise be applicable.
5.10    Jurisdiction; Service of Process. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the District of Delaware for the purposes of any suit, action or other proceeding arising out of this License Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the District of Delaware, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Court of Chancery of the State of Delaware, County of New Castle. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s address set forth in Section 0 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 11.9. Each of the Parties waives any objection to the laying of venue of any action, suit or proceeding arising out of this License Agreement or the transactions contemplated hereby in (a) United States District Court for the District of Delaware or (b) Court of Chancery of the State of Delaware, County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.
5.11    Further Assurances. Each Party shall, upon the reasonable request of the other Party, and, except as otherwise expressly set forth herein, at such other Party's sole expense, promptly execute such documents and perform such acts as may be necessary to give full effect to the terms of this License Agreement.
5.12    Severability. Whenever possible, each provision or portion of any provision of this License Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this License Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this License Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.
5.13    Counterparts. This License Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to each of the other Parties.

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5.14    Facsimile or pdf Signature. This License Agreement may be executed by facsimile or .pdf signature and a facsimile or.pdf signature shall constitute an original for all purposes.
5.15    No Presumption Against Drafting Party. Each of Scotts, OMS, and Monsanto acknowledges that each Party to this License Agreement has been represented by legal counsel in connection with this License Agreement and the transactions contemplated by this License Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this License Agreement against the drafting Party has no application and is expressly waived.
5.16    Complete Agreement. This License Agreement, the Purchase Agreement and the other Transaction Documents embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings among the Parties relating to such subject matter.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties hereto has caused this License Agreement to be executed as of the date first above written.

SCOTTS The Scotts Company LLC By: ___________________________________ Name: __________________________________ Title: __________________________________

[Signature Page to Trademark License Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has caused this License Agreement to be executed as of the date first above written.

OMS OMS Investments, Inc. By: ___________________________________ Name: _________________________________ Title: __________________________________

[Signature Page to Trademark License Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has caused this License Agreement to be executed as of the date first above written.

MONSANTO Monsanto Company By: ___________________________________ Name: Brett Begemann Title: President

[Signature Page to Trademark License Agreement]

EXHIBIT G

[NOTE: Agency name and referenced geographical territory may change depending on need.]

[DATE]

[RECIPIENT]

Subject:        Letter of Authorization to Refer to Scotts Data for
[COMPANY NAME] Registration of [PRODUCT NAME]
Dear [INSERT RECIPIENT NAME]:
[[The Scotts Company] or [relevant Affiliate]] (“Scotts”) hereby authorizes the [U.S. Environmental Protection Agency (EPA)] to refer to the Scotts Data (as defined below in Section 1) in support of [COMPANY NAME]’s (“Company”) application for registration of [PRODUCT NAME] solely for the uses described below in Section 2.

1.	“Scotts Data”, for purposes of this Letter of Authorization, means, certain registration data that includes [INSERT DESCRIPTION OF DATA].

2.
This authorization is granted solely to allow Company to support the registration of [PRODUCT NAME] with [EPA] for manufacture and sale within the U.S. only for [uses]. No other uses are permitted or authorized.

Scotts does not grant the Company any ownership interest whatsoever in any of the Scotts Data. This Letter of Authorization is not and shall not be construed as an authorization to refer to or to cite the Scotts Data, directly or indirectly, in support of any other application submitted by Company or any other applicant for any other purpose, including, but not limited to, applications for new or amended registrations or distributor products. This letter does not authorize EPA to allow Company to have access to or to review any Scotts Data or any other data submitted by Scotts. Furthermore, this letter is not a waiver of any of Scotts’ rights in the referenced Scotts Data, nor may these Scotts Data be referenced or cited by other governmental regulatory agencies not previously authorized by Scotts in writing.
Sincerely,

[SCOTTS SIGNATORY NAME]
[SCOTTS SIGNATORY TITLE]

cc:    [INSERT AS NEEDED]

EXHIBIT H

SECOND AMENDED AND RESTATED
FORMULATION AGREEMENT
by and between
MONSANTO COMPANY
and
THE SCOTTS COMPANY LLC

Contents
1.0	Definitions	2
2.0	Formulating Services	5
3.0	Term and Termination	6
4.0	Quantity, Storage, Delivery, Transportation and Shipment	12
5.0	Materials, Quality and Analysis	13
6.0	Representations, Warranties, Covenants and Liabilities	14
7.0	Records and Inspection	17
8.0	Labeling	18
9.0	Financial Practices	18
10.0	Title	21
11.0	Taxes	22
12.0	Force Majeure	22
13.0	Patent Indemnity	23
14.0	Insurance	23
15.0	Independent Contractor	24
16.0	Confidential Information	24
17.0	Assignment	25
18.0	Notices	26
19.0	Governing Law; Jurisdiction	27
20.0	Miscellaneous	27

SECOND AMENDED AND RESTATED FORMULATION AGREEMENT
THIS SECOND AMENDED AND RESTATED FORMULATION AGREEMENT (this “Formulation Agreement”), is entered into as of July, 29, 2019 and effective as of August 1, 2019 (the “Second Amendment Date”), by and between MONSANTO COMPANY, a Delaware corporation, having its principal place of business at 800 North Lindbergh Blvd., St. Louis, Missouri 63167 (hereinafter called “Monsanto”), and THE SCOTTS COMPANY LLC, an Ohio limited liability company (f/k/a The Scotts Company, an Ohio corporation), having its principal place of business at 14111 Scottslawn Road, Marysville, Ohio 43041 (hereinafter called “Formulator”) amends and restates that certain Amended and Restated Formulation Agreement, dated as of the First Amendment Date, by and between Monsanto and Formulator (as amended from time to time, the “Amended and Restated Formulation Agreement”).
WITNESSETH:
WHEREAS, Monsanto and Formulator completed the transaction contemplated by that certain Asset Purchase Agreement, dated November 11, 1998 (as amended from time to time, the “Asset Purchase Agreement”) pursuant to which Formulator has purchased certain assets of The Solaris Group operating unit of Monsanto, including Monsanto’s manufacturing facility at Ft. Madison, Iowa;
WHEREAS, Monsanto and Formulator entered into that certain Amended and Restated Exclusive Agency and Marketing Agreement, dated September 30, 1998 (as amended from time to time, the “Original Agency Agreement”) pursuant to which Formulator serves as Monsanto’s exclusive agent for the marketing and distribution of Roundup Products to be sold in Lawn and Garden Channels (each, as defined in the Agency Agreement);
WHEREAS, Monsanto and Formulator entered into that certain letter agreement, dated August 31, 2009, which amended the Original Formulation Agreement and the Original Agency Agreement in settlement of certain claims and issues thereunder;
WHEREAS, prior to the transaction effectuated by the Asset Purchase Agreement, Monsanto prepared such Roundup Products at the Ft. Madison, Iowa facility sold to Formulator;
WHEREAS, Formulator represented to Monsanto that as a result of the transactions described in the Asset Purchase Agreement and the Agency Agreement, Formulator had or would have the necessary skill and facilities to perform all of the operations and services for Monsanto as hereinafter described and defined, including the preparation of Roundup Products to be sold in Lawn and Garden Channels in the United States and Canada;
WHEREAS, Monsanto and Formulator entered into that certain Formulation Agreement, dated as of the Effective Date (as amended from time to time, the “Original Formulation Agreement”) pursuant to which Monsanto retained Formulator for such operations and services on an exclusive basis with respect to Products to be sold in Lawn and Garden Channels in the United States and Canada during the term of the Original Formulation Agreement;
WHEREAS, on February 24, 2012, Monsanto and Formulator entered into the Amended and Restated Formulation Agreement, which amended and restated the Original Formulation Agreement;
WHEREAS, on August 31, 2017, Monsanto and Formulator entered into that certain Second Amended and Restated Exclusive Agency and Marketing Agreement (the “Second Amended and Restated Agency Agreement”), which amended and restated the Original Agency Agreement;
WHEREAS, simultaneously with the execution of this Formulation Agreement, Monsanto and Formulator are entering into that certain Third Amended and Restated Exclusive Agency and Marketing Agreement, effective of the Second Amendment Date (the “Agency Agreement”), which amended and restated the Second Amended and Restated Agency Agreement; and
WHEREAS, Monsanto and Formulator now wish to amend and restate the Amended and Restated Formulation Agreement as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained, Monsanto hereby engages Formulator for, and Formulator hereby undertakes, all of such operations and services in accordance with the terms and conditions set forth herein.

1.0	Definitions
As used in this Formulation Agreement, the following terms shall have the following respective meanings:

1.1	“Actual Quantities” is defined in Section 4.1.

1.2	“Amended and Restated Formulation Agreement” is defined in the introductory paragraph above.

1.3	“Agency Agreement” is defined in the recitals above.

1.4	“Annual Business Plan” has the meaning set forth in the Agency Agreement.

1.5
“Annual Plant Budget” means the annual fiscal operating plan of the Plants applicable to all products manufactured at the Plants, which includes (i) annual expenses based upon a given production budget, (ii) annual expenses by cost center, (iii) the method of allocation of Overhead Costs and Production Lines to direct cost centers, (iv) Direct Labor Hours, (v) Machine Hours, (vi) the ratio of Product hours to total hours, (vii) production volumes by SKU by month and (viii) the budgeted formulation fee. The Annual Plant Budget does not include the annual plan for component costs or inventory levels, as Formulator and Monsanto have agreed to track that information separately.

1.6	“Asset Base” is defined in Section 9.1.1.

1.7	“Asset Purchase Agreement” is defined in the recitals above.

1.8
“BEA Products” means, initially, those products set forth on Schedule A hereto, which may be updated from time to time in accordance with the Annual Business Plan or Quality Assurance Manual under the Agency Agreement.

1.9	“BEA Products Capital Charge” is defined in Section 9.1.3.

1.10	“Capital Charge” is defined in Section 9.1.3.

1.11	“Closing” has the meaning set forth in the Asset Purchase Agreement.

1.12	“Closing Date” has the meaning set forth in the Asset Purchase Agreement.

1.13	“Direct Labor Costs” is defined in Section 9.1.4.

1.14	“Direct Labor Hours” is defined in Section 9.1.5.

1.15	“Documents” is defined in Section 5.6.

1.16	“Effective Date” means January 21, 1999.

1.17	“Final Determination Date” is defined in Section 9.3.4.

1.18	“First Amendment Date” means February, 24, 2012.

1.19	“Formulating Services” is defined in Section 2.1.

1.20	“Formulation Agreement” is defined in the introductory paragraph above.

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1.21	“Formulation Fee” is defined in Section 9.1.4.

1.22	“Formulator” is defined in the introductory paragraph above.

1.23	“Global Support Team” has the meaning set forth in the Agency Agreement.

1.24	“Glyphosate” means N-phosphonomethylglycine, in any form, including, but not limited to, its acid, esters and salts.

1.25	“Independent Accounting Firm” is defined in Section 9.3.4.

1.26	“Input Materials” means all materials necessary for the Preparation of Products, such as Surfactants, other active ingredients, inert ingredients, and Packaging Materials.

1.27	“Invoiced Amounts” is defined in Section 9.3.2.

1.28
“Labels” means the labels to be attached to Products, the text of which labels has been approved by Monsanto and supplied to and approved by the U.S. Environmental Protection Agency or other applicable regulatory authority.

1.29	“Latent Defect” is defined in Section 5.3.

1.30	“Lawn and Garden Channels” has the meaning set forth in the Agency Agreement.

1.31	“Legacy Products” means all Products other than BEA Products.

1.32	“Loss Standard” is defined in Section 9.3.5.

1.33	“Machine Hours” is defined in Section 9.1.7.

1.34	“Monsanto” is defined in the introductory paragraph above.

1.35	“Monsanto’s Materials” is defined in Section 10.1.

1.36	“Notice of Disagreement” is defined in Section 9.3.4.

1.37	“Original Agency Agreement” is defined in the recitals above.

1.38	“Original Formulation Agreement” is defined in the recitals above.

1.39	“Overhead Costs” is defined in Section 9.1.8.

1.40
“Packaging Materials” means all containers, including but not limited to boxes, bottles, pallets, corrugated packing materials, caps and Labels meeting the applicable Specifications, necessary to Prepare Products in their final packaged form.

1.41
“Plant” or “Plants,” as applicable, means those portions of the plant and other facilities of Formulator located at Ft. Madison, Iowa; and such other location(s) as are mutually agreed upon in writing by Monsanto and Formulator, which are to be used for the receipt, storage and handling of Salt and Input Materials and for the Preparation of Product.

1.42
“Prepare” or any variation thereof as used in this Formulation Agreement means and includes all operations necessary to formulate, test, package, label, mark, handle, store, arrange for shipping and ship a Product that

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meets the Specifications therefor, in accordance with Monsanto’s instructions and the Quality Assurance Manual.

1.43
“Product” means the product(s) to be Prepared for Monsanto by Formulator hereunder as set forth from time to time in the Annual Business Plan or, in the event of the termination of the Agency Agreement and after the effective date of such termination, the Quality Assurance Manual. Following the Second Amendment Date, the Products shall also include the BEA Products.

1.44	“Production Line” is defined in Section 9.1.9.

1.45	“Production Run” is defined in Section 9.1.10.

1.46	“Program Year” has the meaning set forth in the Agency Agreement.

1.47
“Quality Assurance Manual” means that manual created by Monsanto for the Preparation of each Product. Revision number 9 of the Quality Assurance Manual, which is in effect as of the First Amendment Date, is attached hereto in Appendix B. In the event of any inconsistency between the Quality Assurance Manual and the specific terms of this Formulation Agreement, the terms of this Formulation Agreement shall control. Monsanto and Formulator completed the Quality Assurance Manual after the Closing Date, and Monsanto and Formulator agree to keep the Quality Assurance Manual current. Monsanto may change and update any portion or all of the Quality Assurance Manual at any time upon giving prior written notice to Formulator, if such change is (i) required to comply with applicable law, statutes, rule or regulation (including registration and label requirements), (ii) necessary to reflect new Products agreed to pursuant to the Annual Business Plan or otherwise by and between the parties in writing, (iii) necessary to change the Specifications due to environmental, health or safety concerns, (iv) if a third party patent may be asserted against Monsanto or Formulator as described in Section 13.0 hereof, or (v) for such other reason as the parties hereto may agree in writing. In the event that Formulator reasonably believes that the standards set forth in the Quality Assurance Manual could adversely affect Formulator, Monsanto shall change such standards in the manner Formulator reasonably requests and to the extent Monsanto consents to such changes, which consent is not to be unreasonably withheld.

1.48	“Salt” means salt of Glyphosate necessary for the Preparation of the applicable Product as set forth in the Quality Assurance Manual.

1.49	“Second Amended and Restated Agency Agreement” is defined in the recitals above.

1.50	“Second Amendment Date” is defined in the introductory paragraph above.

1.51	“SKU” means “Stock Keeping Unit” and refers to any individual item that is included among the Products to be Prepared by Formulator.

1.52
“Specifications” means the standards of quality and purity and composition of a Product, Salt, Surfactant, other Input Materials and Packaging Materials therefore as set forth in the Quality Assurance Manual or, with respect to BEA Products, as provided by Monsanto to the Formulator until such BEA Product has been added to the Quality Assurance Manual. The term also means the standards of quality, and criteria and methodology for formulating, producing, handling and storing, as well as any other factor established by Monsanto and set forth in the Quality Assurance Manual for such Product or, with respect to BEA Products, as provided by Monsanto to the Formulator until such BEA Products have been added to the Quality Assurance Manual, and relating to Formulator’s Formulating Services under this Formulation Agreement. Monsanto reserves the right to change any portion or all of the Specifications set forth in the Quality Assurance Manual, at any time, including, in connection with the BEA Products, as such BEA Products are added to the Quality Assurance Manual. Any such changes in the Specifications made by Monsanto which could adversely impact costs or adversely affect the Formulating Services or Plant operations shall be subject to prior discussions between

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Formulator and Monsanto. Any incremental increases or decreases in costs relating to the Formulating Services as a result of any such changes by Monsanto shall be borne by or credited to Monsanto, as the case may be.

1.53	“Standard Analytical Methods” has the meaning set forth in the Quality Assurance Manual.

1.54
“Statement of Actual Results” means each report prepared and submitted by Formulator to Monsanto no later than November 15 of each year during the term of this Formulation Agreement, setting forth the Formulation Fee for the preceding Program Year.

1.55	“Steering Committee” has the meaning set forth in the Agency Agreement.

1.56	“Support Ratio” is defined in Section 9.1.11.

1.57	“Surfactant” shall mean any wetting agent added to the formulation for the applicable Product as specified in the Quality Assurance Manual.

1.58	“Total RU Labor Hours” is defined in Section 9.1.12. 1.51 “Total RU Machine Hours” is defined in Section 9.1.13.

1.59
“Volume” means the number of cases of Product (or particular SKUs of Product) actually Prepared at the Plants each Program Year, where “cases” means cases having specifications not materially different than those that are the standard of the Plants as of the Second Amendment Date.

2.0    Formulating Services

2.1
Monsanto hereby engages Formulator, on an exclusive basis with respect to Products to be sold in Lawn and Garden Channels in the United States and Canada during the term of this Formulation Agreement, and Formulator hereby undertakes, to (a) receive, unload and store Salt for each Product as supplied by Monsanto; (b) subject to the terms of Section 5.0 hereof, provide all Input Materials and other materials and services necessary to Prepare Product; (c) Prepare each Product; (d) store and ship each Product to and for the account of Monsanto; and (e) perform all other operations ancillary to such activities, such as waste management and disposal, all of such activities upon the terms, conditions and provisions set forth in the Quality Assurance Manual and this Formulation Agreement (all of such activities of Formulator being sometimes hereinafter collectively called “Formulating Services”).

2.2
Notwithstanding Section 2.1, following the notice by a party to terminate this Formulation Agreement or to terminate the Formulating Services with respect to any given Product, Monsanto shall not be obligated to engage Formulator on an exclusive basis as set forth in the Section 2.1 during the final three (3) months for such Products during which Formulator is to provide Formulating Services.

2.3
Formulator shall, for a period not less than eighteen (18) months after the Second Amendment Date, supply to Monsanto finished and packaged BEA Products to Monsanto under Formulator’s own registrations and labels. All such BEA Products supplied under Formulator’s own registrations and labels shall comply with applicable specifications and be produced in accordance with applicable law, and Monsanto and its Affiliates shall have the right to distribute such supplied BEA Products in accordance with applicable law. Title and risk of loss for such supplied BEA Products shall transfer from Formulator to Monsanto Ex Works Plant (Incoterms 2010). Monsanto hereby grants to Formulator, and Formulator hereby accepts, a non-exclusive, sublicensable, non-transferable, royalty-free, and fully paid-up license in accordance with the terms set forth in Schedule 2.3.

2.4
Notwithstanding Section 2.1, purchases under any New Agreement shall be deemed to not violate Monsanto’s obligation to engage Formulator on an exclusive basis with respect to Products as set forth in the Section 2.1.

3.0	Term and Termination

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3.1
Subject to the provisions herein, this Formulation Agreement shall be effective from the Effective Date through September 30, 2022. Thereafter, this Formulation Agreement shall automatically renew for additional, consecutive terms of one Program Year each. Notwithstanding the foregoing, this Formulation Agreement shall not terminate so long as the Formulator is providing Formulation Services.

Either party may (i) terminate the Formulating Services for Legacy Products at the end of a Program Year by providing written notice of such termination to the other party no later than March 31 of the Program Year immediately preceding the Program Year to be terminated (i.e., at least eighteen (18) months’ notice) and (ii) terminate the Formulating Services for BEA Products at the end of a Program Year by providing written notice of such termination to the other party no less than three (3) full Program Years prior to the termination of such Formulating Services (i.e., at least thirty-six (36) months’ notice) (any such notice, a “Formulation Termination Notice”); provided, however, that in the event of a termination pursuant to this Section 3.1(i), Formulator shall also supply those Specified Materials used in Legacy Products for a period of thirty six (36) months after the Formulation Termination Notice. For example, a Formulation Termination Notice with respect to Legacy Products provided no later than March 31, 2021 would terminate the Formulating Services of the Legacy Products effective as of October 1, 2022 and a Formulation Termination Notice with respect to BEA Products provided no later than September 30, 2019 would result in the termination of the Formulating Services of the BEA Products effective as of October 1, 2022. Notwithstanding the foregoing, following the delivery of a Formulation Termination Notice, Monsanto may terminate such Formulating Services earlier by providing written notice of earlier termination to Formulator not less than eighteen (18) months’ prior to the effective date of such earlier termination.

3.2
Monsanto may terminate this Formulation Agreement, without liability, at any time, by written notice to Formulator if (i) Formulator has failed to comply in any material respect with its obligations under this Formulation Agreement; (ii) Monsanto determines that Formulator’s providing Formulating Services hereunder violates, in whole or in part, in any material respect, any law, decree, order, rule, regulation, ordinance, action or request of any court or governmental unit; (iii) Monsanto determines that it is necessary to discontinue such Formulating Services in order to prevent hazard to humans, animals, aquatic life or the environment; (iv) any of the representations, warranties or covenants of Formulator set forth in Section 6.1 hereof are or become untrue in any material respect or are not complied with in any material respect; or (v) except as otherwise approved by Monsanto in writing, Formulator does not own any of the Plants; provided that for items of the type described in clauses (i) through (iv) above, such condition continues unremedied for thirty (30) days after written notice thereof by Monsanto; provided, further, that, if during such 30-day period Formulator shall have commenced action to remedy such condition and thereafter diligently and in good faith prosecutes such action to the remediation of such condition, there shall be no such termination if such condition is remedied to the reasonable satisfaction of Monsanto within ninety (90) days following the delivery of written notice to Formulator pursuant to this Section 3.2, and, provided, further, that, for the items described in clauses (ii) and (iii) above, if such condition is a result of or is caused by Formulator’s adherence to the Specifications and if it is commercially reasonable to modify such Specifications to eliminate such condition, then Monsanto shall not be entitled to terminate this Formulation Agreement pursuant to such clauses (ii) and (iii).

3.3
Formulator may terminate this Formulation Agreement, without liability, by written notice to Monsanto, if (i) Monsanto has failed to comply in any material respect with its obligations under this Formulation Agreement, (ii) Formulator determines that Formulator’s providing Formulating Services hereunder violates, in whole or in part, in any material respect, any law, decree, order, rule, regulation, ordinance, action or request of any court or governmental unit, (iii) Formulator determines that it is necessary to discontinue such Formulating Services in order to prevent hazard to humans, animals, aquatic life or the environment, or (iv) any of the representations, warranties or covenants of Monsanto set forth in Section 6.2 hereof are or become untrue in any material respect or are not complied with in any material respect; provided that for items of the type described in clauses (i) through (iv) above, such condition continues unremedied for thirty (30) days after written notice thereof by Formulator; provided, further, that, if during such 30-day period Monsanto shall have commenced action to remedy such condition and thereafter diligently and in good faith prosecutes such action to the remediation of such condition, there shall be no such termination if such condition is remedied to the reasonable satisfaction of Formulator within ninety (90) days following the delivery of written notice delivered

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to Formulator pursuant to this Section 3.3, and, provided, further, that, for the items described in clauses (ii) and (iii) above, if such condition is a result of or is caused by adherence to the Specifications and if it is commercially reasonable to modify such Specifications to eliminate such condition and Monsanto agrees to do so, then Formulator shall not be entitled to terminate this Formulation Agreement pursuant to such clauses (ii) and (iii).

3.4
In the event of the termination of the Agency Agreement, then: (i) if such termination is pursuant to Section 10.5(a) of the Agency Agreement, then Formulator may terminate this Formulation Agreement upon six (6) months prior written notice to Monsanto, which notice may not be sent prior to the issuance of the notice of the termination of the Agency Agreement; (ii) if such termination is pursuant to Section 10.4(b) (except Sections 10.4(b)(7) and 10.4(b)(8)) of the Agency Agreement, then Monsanto may terminate this Formulation Agreement upon six (6) months prior written notice to Formulator, which notice may not be sent prior to the issuance of the notice of the termination of the Agency Agreement; or (iii) if such termination is pursuant to any other provision of the Agency Agreement, including but not limited to Sections 10.4(a)(2), 10.4(b)(7), 10.4(b)(8) and 10.5(b) of the Agency Agreement, then the termination of the Agency Agreement shall in no way affect the term of this Formulation Agreement; provided, however, that the right of a non-breaching party to terminate this Formulation Agreement pursuant to the provisions of this Section 3.4 shall expire ninety (90) days after the effective date of the termination of the Agency Agreement.

3.5
In the event that Monsanto or Formulator terminate Formulator as the provider of the BEA Agent Services (as such term is defined in the Agency Agreement) under the Agency Agreement, Monsanto shall have the right to terminate all Formulating Services with respect to the BEA Products under this Formulation Agreement, with such termination to be effective as of the date that is eighteen (18) months following such notice of termination.

3.6	[Deleted]

3.7	Input Transition
BEA Critical Materials.
Formulator shall exercise commercially reasonable efforts to cause the BEA Critical Material Agreements to be replicated in favor of or assigned to Monsanto within six (6) months following the Second Amendment Date, such that following such replication or assignment, Monsanto would have an agreement or other arrangement directly with each third party to provide all BEA Critical Materials to Monsanto for use in the BEA Products in the Lawn and Garden Channels (a “New BEA Critical Material Agreement”).
Specified Inputs.
In the event that Formulating Services are terminated with respect to any Products, Formulator shall, beginning when the notice of such termination is first delivered, use its commercially reasonable efforts to cause all Specified Input Agreements to be replicated in favor of or assigned to Monsanto prior to the termination of the Agency Agreement and such Formulating Services with respect to such Products, such that following such replication or assignment, Monsanto would have an agreement or other arrangement directly with each third party to provide all Specified Inputs to Monsanto for use in the Products in the Lawn and Garden Channels (each, a “New Specified Input Agreement”).
New Agreements.
Subject to the applicable counterparty’s consent and agreement, Formulator shall pursue and propose that each New BEA Critical Material Agreement and New Specified Input Agreement (collectively, the “New Agreements”) provide (i) for the supply of the applicable BEA Critical Materials or Specified Inputs (the “Supplied Inputs”) on terms substantially similar to the applicable Underlying Agreement and (ii) that Monsanto has full control over purchasing decisions, pricing, terms and conditions of supply related to the

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applicable Supplied Inputs. Formulator’s obligations to exercise commercially reasonable efforts to cause the entry into New Agreements for each Supplied Input are deemed satisfied by, without limitation, (i) a full assignment of the applicable Underlying Agreement, (ii) in the case where the applicable Supplied Material is not used by Formulator solely in connection with the Products, a partial assignment of all relevant portions of the applicable Underlying Agreement, or (iii) the entry by Monsanto, on the one hand, and the applicable counterparty, on the other hand, into a New Agreement that achieves the requirements of the preceding sentence; provided, however, in no event shall Formulator be deemed to be in breach of such obligation where the applicable counterparty to the applicable Underlying Agreement does not agree or otherwise cooperate with such efforts performed by Formulator in good faith and reasonable diligence. In no event shall Formulator be required to incur any out of pocket costs in the course of exercising commercially reasonable efforts as provided herein.
Within three (3) months following the Second Amendment Date, Formulator shall provide to Monsanto a copy of each Underlying Agreement to the extent permitted by the terms thereof, and if not so permitted, Formulator shall seek a waiver of such restriction such that Formulator may provide a copy of such agreement with reasonable redactions required to comply with such confidentiality obligations. Formulator shall work with Monsanto to, within three (3) months following the Second Amendment Date (i) provide a list of all Underlying Agreements and (ii) develop a mutually agreeable transition plan for all Supplied Inputs to ensure continuity of supply for Monsanto. Monsanto acknowledges that although Formulator may include an Underlying Agreement on the list described by clause (i) of the preceding sentence, such Underlying Agreement may contain confidentiality obligations that may preclude or restrict Formulator’s ability to provide full disclosure of such Underlying Agreements.
In the event Formulator enters into any material, new written agreement or amends any material written agreement, in each case, that relates to any Supplied Input, Formulator shall use commercially reasonable efforts to ensure that each such new agreement or amended agreement (i) permits Formulator to share all relevant terms and provisions of such agreement with Monsanto, (ii) permits the partial assignment of all relevant portions of such agreement to Monsanto so that Monsanto can purchase the Supplied Inputs directly and (iii) permits the supply of the applicable Supplied Input from Formulator to Monsanto. For purposes of clarification, certain supply agreements between Formulator and a third party are based on spot market pricing and not subject to written agreements.
Obligations Pending Transitions.
Pending the entry into a New Agreement with respect to all Supplied Inputs, and subject to and to the extent allowable by the Underlying Agreement, Formulator shall continue to purchase any such Supplied Inputs for which a New Agreement has not been entered into (each a “Non-Transitioned Input”), for the benefit of Monsanto on substantially similar terms that Formulator receives from the supplier or provider of such Supplied Inputs and shall continue to supply such Non-Transitioned Inputs to Monsanto until a New Agreement is entered into with respect to each such Non-Transitioned Input.
Waiver of Exclusivity.
Formulator shall waive any Formulator restrictive covenant, exclusivity obligation or right or other obligation for the Lawn and Garden Channels set forth in any Underlying Agreement or any other agreement that would prevent any third party under any Underlying Agreement or any other agreement from providing BEA Critical Materials or Specified Inputs to Monsanto and its affiliates and their respective representatives and agents. In the event that Monsanto or any third party requests consent (including the waiver of any exclusivity obligation, restrictive covenant or other similar obligation preventing the supply or provision of BEA Critical Materials or Specified Inputs) from Formulator in connection with the provision of BEA Critical Materials or Specified Inputs from a third party to Monsanto, Formulator shall promptly provide such consent without any unreasonable condition.
IP License

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If and to the extent that any BEA Critical Input Rights exist as of the date that is six (6) months following the Second Amendment Date, then effective as of such date: (i) subject to and to the extent allowable under the applicable instrument granting such rights to Formulator, Formulator hereby assigns and agrees to assign (and to cause its Affiliates to assign) to Monsanto all such BEA Critical Input Rights that are solely and exclusively related to the development, manufacture, production, advertising, marketing, promotion, distribution, importation, exportation, offer for sale and sale of any BEA Product and (ii) Formulator hereby grants and agrees to grant (and to cause its Affiliates to grant) Monsanto and its Affiliates a license under and to all such BEA Critical Input Rights, subject to and to the extent allowable under the applicable instrument granting such rights to Formulator, that are not within the scope of item (i) above in accordance with the terms of the Intellectual Property License Agreement, and such BEA Critical Input Rights shall thereafter be deemed to be Licensed Intellectual Property under the Intellectual Property License Agreement.
Within ninety (90) days of the Second Amendment Date, Formulator shall work in good faith with Monsanto to (i) catalogue the Specified Input Rights necessary for the development, manufacture, production, advertising, marketing, promotion, distribution, importation, exportation, offer for sale and sale of each Product in the Lawn and Garden Channel (the “Cataloguing Process”) and (ii) establish agreed-upon terms effectuating the assignment or license, according and subject to the applicable rights owned or licensed by Formulator, to Monsanto of such Specified Input Rights. In the event that Formulating Services are terminated with respect to any one or more Products, Formulator shall, beginning when the notice of such termination is first delivered, (i) use its commercially reasonable efforts to cause such assignment or license to be effected prior to the termination of the Agency Agreement and such Formulating Services with respect to such Products and (ii) repeat the Cataloguing Process with Monsanto with respect to such Products and shall work in good faith with Monsanto to (with respect to any improvements related to each such Product since the original Cataloguing Process was completed) establish agreed-upon terms effectuating the assignment or license, according and subject to the applicable rights owned or licensed by Formulator, to Monsanto of such Specified Input Rights. It is the parties intent that the assignment or license terms would follow the following construct except to the extent that the parties reasonably determine otherwise after completing the Cataloguing Process: (a) Formulator would assign (and cause its Affiliates to assign) to Monsanto all Specified Input Rights, subject to and to the extent allowable under the applicable instrument granting such rights to Formulator, that are solely and exclusively related to the development, manufacture, production, advertising, marketing, promotion, distribution, importation, exportation, offer for sale and sale of such Product in the Lawn and Garden Channel; and (b) Formulator would agree to grant a license (and cause its Affiliates to grant) Monsanto and its Affiliates a license under and to all Specified Input Rights, subject to and to the extent allowable under the applicable instrument granting such rights to Formulator, related, but not solely and exclusively related, to the development, manufacture, production, advertising, marketing, promotion, distribution, importation, exportation, offer for sale and sale of such Product in the Lawn and Garden Channels.
Definitions.
“BEA Critical Input Rights” means all Input Rights owned by Formulator or any of its Affiliates that relate to any BEA Critical Inputs, utilized in, or that would be infringed, misappropriated or otherwise violated, absent a license thereto, by the design, manufacture, formulation, use distribution, marketing, promotion or sale of any BEA Product, in each case to the extent owned by Formulator or any of its Affiliates, but excluding all Transferred Intellectual Property and Seller Licensed Intellectual Property.
“BEA Critical Material Agreements” means all agreements, rights, purchasing relationships or other arrangements between Formulator and its Affiliates, on the one hand, and any third party, on the other hand, to the extent related to any BEA Critical Materials, including, without limitation, all agreements, rights, purchasing relationships or other arrangements that provide access to intellectual property or other rights related to the BEA Critical Materials.
“BEA Critical Materials” means all active ingredients, formulated products and proprietary inerts (e.g., proprietary surfactants) used by Formulator in the design, manufacture, formulation, use, marketing,

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promotion, sale or distribution of the BEA Products, including, without limitation those items set forth on Schedule 3.7(a) attached hereto.
“Input Rights” means rights in and to: (a) patents and applications therefor, including continuations, divisionals, continuations-in-part, or applications for reissue and patents issuing thereon; (b)  trade dress; (c) technology, processes and procedures, formulae, specifications, procedures for tests and results of testing; formulation, tolling, packaging and distribution information, and other know-how; and (d) works protected by copyright; and (e) trademarks and service marks (but excluding SCOTTS and its associated design variations and logos).
“Intellectual Property License Agreement” means that certain Intellectual Property License Agreement by and between the Parties dated July 29, 2019 and effective as of the Second Amendment Date.
“Licensed Intellectual Property” has the meaning ascribed to such term in the Intellectual Property License Agreement.
“Licensed Products” has the meaning ascribed to such term in the Trademark License Agreement.
“Licensed Trademark” has the meaning ascribed to such term in the Trademark License Agreement.
“Seller Licensed Intellectual Property” has the meaning ascribed to such term in the APA.
“Specified Inputs” means all Specified Materials and Specified Services.
“Specified Input Rights” means all Input Rights owned or licensed by Formulator or any of its Affiliates that relate to any Specified Inputs utilized in, or that would be infringed, misappropriated or otherwise violated, absent a license thereto, by the design, manufacture, formulation, use, sale, marketing, promotion or distribution of any Product, in each case to the extent owned or licensed by Formulator or any of its Affiliates.
“Specified Materials” means all raw materials, formulated products, packaging, delivery systems and other assets used by Formulator in the manufacture, formulation, sale or distribution of Products in the Lawn and Garden Channels, including those materials set forth on Schedule 3.7(b) attached hereto.
“Specified Services” means all tolling and other services used by Formulator in the manufacture, formulation, sale or distribution of Products in the Lawn and Garden Channels, including those services provided by the third parties set forth on Schedule 3.7(c) attached hereto.
“Specified Input Agreements” means all agreements, rights, purchasing relationships or arrangements between Formulator and any third party to the extent related to any Specified Inputs, including, without limitation, all agreements or other arrangements that provide access to, or rights to use, capital assets (molds, dies, etc.), intellectual property or other rights, in each case, utilized in the design, manufacture, formulation, use, distribution, marketing, promotion or sale of any Product.
“Transferred Intellectual Property” has the meaning ascribed to such term in the APA.
“Underlying Agreements” means, collectively, the applicable BEA Critical Material Agreements and the Specified Input Agreements.

3.8	[Deleted]

3.9
Termination by either party hereto under any circumstances shall not (i) terminate any continuing obligations of Formulator and its employees or agents, including, but not limited to, those set forth in Sections 3.8, 6.0, 10.0, 16.0, 17.0, and 18.0, and shall in no way be deemed to be or construed as a restriction, limitation or waiver of Monsanto’s rights to pursue any additional available remedy at law or in equity or (ii) terminate any continuing obligations of Monsanto and its employees or agents, including, but not limited to, those set forth

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in Sections 6.0, 10.0, 13.0, 16.0, 17.0, and 18.0, and shall in no way be deemed to be or construed as a restriction, limitation or waiver of Formulator’s rights to pursue any additional available remedy at law or in equity.

3.10
Termination of this Formulation Agreement under any circumstances shall be without prejudice to any rights or diminution of any obligations or liabilities of the parties hereto that may have accrued prior to the effective date of termination (including, but not limited to, the payment of any and all fees and amounts due and owing to Formulator for Formulating Services performed on or prior to the date of termination).

4.0	Quantity, Storage, Delivery, Transportation and Shipment

4.1
Monsanto and Formulator shall compile estimates of the quantity of each Product to be Prepared by Formulator for Monsanto for each Program Year to be included in the Annual Business Plan. Such quantities shall be used by Formulator in the preparation of its Annual Plant Budget. Thereafter, Formulator shall determine, based on point of sale data and other available information, the actual amount of each Product to Prepare in order to maintain appropriate stock levels throughout Formulator’s distribution network to support customer demand (the “Actual Quantities”). No later than the tenth (10th) working day of each calendar month, Formulator shall provide to Monsanto written notice of the Actual Quantities of Product that are scheduled to be Prepared for the immediately following month. This notice shall be deemed Monsanto’s definitive order for each Product to be Prepared for the month immediately following the notice. Formulator shall Prepare Product each month in accordance with the Actual Quantities for the applicable month. In addition, no later than the tenth (10th) working day of each calendar month, Formulator shall provide to Monsanto written notice of the estimated quantity of each Product to be Prepared for the remainder of the then-current Program Year.

4.2
Formulator shall determine the shipping schedule of each Product from the Plants in accordance with Formulator’s evaluation of customer demand and appropriate stocking levels and shall ship each Product in accordance with such schedule and with such arrangements as Formulator shall make from time to time. Formulator shall prepare all appropriate bills of lading and other shipping papers and provide copies to Monsanto upon request. Shipper’s weights shall govern unless shown to be in error. All freight charges for shipment of a Product shall be borne by Monsanto.

4.3
When storing a Product and shipping a Product from a Plant, Formulator shall use reasonable care to insure that the equipment used in transporting the Product is appropriate for transporting the Product, as well as suitable for the climatic conditions that might be expected or exist along the route of shipment and the destination. As used in this Section 4.3, “reasonable care” means the care, skill, prudence and diligence under the circumstances then prevailing, that a prudent person acting in a like capacity and familiar with such matters would use in making such a determination.

4.4
Formulator shall Prepare and distribute Product no less efficiently than any other product or product line that Formulator prepares and/or distributes. At Monsanto’s request, Formulator shall provide documentation of shipping efficiencies and logistics cost reports.

5.0	Materials, Quality and Analysis

5.1
Monsanto, at its own expense, shall supply Formulator with Salt that the parties have agreed in this Formulation Agreement or shall otherwise agree in writing that Monsanto supply Formulator, at the Plants, at such times and in such quantities as will enable Formulator to Prepare each Product in such Actual Quantities as are required by customers from time to time pursuant to Section 4.1 hereof Monsanto shall make all necessary arrangements for carriers and shall pay all costs of shipping and delivery of Salt to the Plants. Shipper’s weights shall govern unless shown to be in error. Such Salt shall remain at all times the property of Monsanto (as shall the containers in which such Salt is shipped unless otherwise agreed to in writing) and shall be used by Formulator only for the Preparation of Product.

5.2
With respect to Input Materials, Monsanto and Formulator shall work together to negotiate the terms upon which such materials will be supplied. As the parties determine to be best for purposes of maintaining the quality and cost competitiveness of the Products, the parties hereto may jointly or individually negotiate the agreements related to the Input Materials. Where one party has negotiated the supply terms for Input Materials,

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such party shall provide the other party hereto with a description of the likely terms prior to any agreements being finally executed. Neither party hereto shall finalize any agreement or arrangement related to the supply of Input Materials without the prior agreement of the other party hereto. In the event Monsanto and Formulator cannot agree with each other as to acceptable terms for the supply of any Input Material, the terms for such supply shall be determined by the Steering Committee in accordance with the procedures set forth in the Agency Agreement. Administration of contracts related to the supply of the Input Materials, including but not limited to placing orders and making any necessary payments thereunder, shall be the responsibility of Formulator unless the parties hereto jointly agree in writing to act otherwise. The costs of the Input Materials shall be borne by Monsanto, and Formulator shall bill Monsanto for such costs in the invoices described in Section 9.3.1 hereof. With respect to materials of types utilized by Formulator for both (i) Preparing the Products, and (ii) purposes outside of those described in this Formulation Agreement, Formulator shall purchase such materials and invoice Monsanto periodically for such materials that are purchased on Monsanto’s behalf and used for the Preparation of the Products.

5.3
Formulator shall analyze all Salt in accordance with the procedures specified in the Quality Assurance Manual for the applicable Product. With respect to any Salt not meeting the Specifications therefor, Formulator shall have the right to reject same if Formulator gives Monsanto written notice thereof within sixty (60) working days after receipt thereof by Formulator; provided that, with respect to any defect in the Salt that Formulator could not have reasonably discovered within such 60-working day period using reasonable care consistent with industry practice (a “Latent Defect”), Formulator shall have the right to reject same within five (5) working days after the discovery of such Latent Defect; otherwise, all such Salt shall be deemed to have met such Specifications. If Formulator shall give notice of the rejection of Salt to Monsanto, then, at the election and expense of Monsanto, Formulator shall either return such Salt to Monsanto in accordance with Monsanto’s instructions or make such other disposition thereof as may be requested by Monsanto. Any dispute as to whether any Salt meets the applicable Specifications shall be determined by an independent laboratory appointed by both parties. All costs and fees of such determination shall be paid by the party against whom such determination is made.

5.4
Each lot of Product formulated hereunder shall be analyzed by Formulator in accordance with procedures specified by Monsanto in the Quality Assurance Manual or otherwise approved by Monsanto in writing for the applicable Product. Formulator shall promptly notify Monsanto in writing of the results of every such analysis on the forms set forth in the Quality Assurance Manual or as otherwise approved by Monsanto in writing.

5.5
All Product formulated hereunder shall meet the applicable Specifications therefor and be formulated in accordance with a quality system that is equal to or exceeds the guidelines set forth in the Quality Assurance Manual. In the event that Product has been formulated by Formulator that does not conform to said Specifications and if said Product can be reworked or reprocessed to produce Product that does conform to said Specifications, Formulator shall have the option of either reworking or reprocessing the Product within thirty (30) working days after discovery of the defect. In either case, Formulator shall bear all costs and expenses in connection therewith, including, but not limited to, the Direct Labor Costs, Input Materials and the cost of Salt. All non-Specification Product that is not capable of being reworked or reprocessed into Specification-meeting Product shall be disposed of by Formulator only in accordance with the express written instructions of Monsanto. Formulator shall assume and bear all costs and expenses associated with such disposal of non-Specification Product, as well as all costs and expenses incurred in connection with the formulation of said non-Specification Product, including, without limitation, the Direct Labor Costs, Input Materials and the cost of Salt. Any dispute as to whether any Product meets the Specifications or whether it is capable of being reworked or reprocessed shall be determined by an independent laboratory or other third party appointed by both parties. All costs and fees of such determination shall be paid by the party against whom such determination is made. Anything contained in this Section 5.5 to the contrary notwithstanding, if the Product does not conform to said Specifications due to a Latent Defect in the Salt or otherwise due to the fault of Monsanto, then the costs and expenses (including, but not limited to, the cost of additional labor and Salt) of reworking or reprocessing the Product or the costs and expenses (including, but not limited to the

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costs incurred in the formulation thereof as aforesaid) of the disposal of non-Specification Product shall be for the account of and paid for by Monsanto.

5.6
Formulator shall retain samples of each lot of Product formulated hereunder and of each lot of Salt delivered to the Plants in accordance with the specifications and procedures set forth in the Quality Assurance Manual or otherwise approved by Monsanto in writing. Formulator shall store samples of inert raw materials, Salt and Product, in a manner consistent with the specifications and procedures set forth in the Quality Assurance Manual or otherwise approved by Monsanto in writing. All laboratory data, notebooks, gas or liquid chromatograph tapes and traces, production records, and all other documents relating to Salt and Products, including, but not limited to analytical results (hereinafter referred to as “Documents”), shall also be retained by Formulator for periods that are in accordance with the specifications and procedures set forth in the Quality Assurance Manual or otherwise approved by Monsanto in writing. At the end of such respective periods, unless otherwise requested by Monsanto in writing, all such samples and Documents shall be properly and promptly disposed of by Formulator; provided, that if this Formulation Agreement is terminated, Formulator shall send all samples to Monsanto in accordance with Section 10.2 of this Formulation Agreement. Monsanto shall have the right to inspect such samples and Documents upon prior written notice at any time during business hours, and Formulator shall provide access and cooperation in assisting Monsanto’s inspection. Formulator shall ship samples of Salt or Product to Monsanto at such times as Monsanto may request.

5.7
Any and all costs and expenses incurred by or for the account of Formulator in performing the above described Product and Salt sampling, analysis and storage shall be borne by Formulator and all Product and Input Materials shall be received, stored, handled and utilized in accordance with manufacturer’s instructions, if any, such that the quality of such Product, Salt and Input Materials is maintained.

6.0	Representations, Warranties, Covenants and Liabilities

6.1	Formulator represents, warrants and covenants to Monsanto that:

6.1.1
All Product formulated hereunder will meet the Specifications therefor and will be Prepared in a safe and lawful manner (except with respect to Latent Defects in the Salt or any Input Materials provided directly by Monsanto that Formulator could not have reasonably discovered prior to the formulation of Product using reasonable care consistent with industry practices as to which Formulator makes no representation, warranty or covenant);

6.1.2	It is capable of Preparing and will Prepare said Product from time to time at a rate sufficient to meet the reasonable requirements of customers in accordance with Section 4.1 hereof;

6.1.3	In order to prevent cross-contamination, it will clean and maintain the formulation equipment used hereunder in accordance with the Standard Analytical Methods;

6.1.4	It will use in the Preparation of a Product only the applicable Salt that meets the Specifications therefor;

6.1.5
It has complied and will comply in all material respects with all laws, decrees, rules, regulations, orders, ordinances, actions and requests of national and local courts and governmental units from which liability may accrue to Monsanto under this Formulation Agreement because of noncompliance by Formulator;

6.1.6
It has obtained and will maintain in effect all permits, licenses and other documentation required now or hereafter to be obtained and maintained by Formulator in order to comply with all applicable laws, ordinances, rules, orders, regulations and actions, and will furnish copies of same at its expense to Monsanto upon Monsanto’s request;

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6.1.7
It will dispose of all wastes generated as a result of this Formulation Agreement in a safe and lawful manner and in accordance with the Quality Assurance Manual and at a disposal site approved by Monsanto;

6.1.8
Except as contemplated by Section 5.5 hereof, it will not in any way salvage, recycle, reclaim, sell, use or distribute any non-Specification Product, by-products, wastes or residues resulting from Formulator’s activities hereunder; and

6.1.9
In its performance of this Formulation Agreement it will comply with the requirements of the Fair Labor Standards Act of 1938, as amended, and with Executive Order 11246 and the rules, regulations and relevant orders of the Secretary of Labor, if applicable. Section 202 of Executive Order 11246 is incorporated herein by specific reference.

6.2	Monsanto represents, warrants and covenants to Formulator that:

6.2.1	Monsanto shall provide Salt to Formulator from time to time in sufficient quantities to meet the quantity requirements of customers in accordance with Section 4.1 hereof;

6.2.2
It has complied and will comply in all material respects with all laws, decrees, rules, regulations, orders, ordinances, actions and requests of national and local courts and governmental units, from which liability may accrue to Formulator under this Formulation Agreement because of noncompliance by Monsanto;

6.2.3
It has obtained and will maintain in effect all permits, licenses and other documentation required now or hereafter to be obtained or maintained by Monsanto in order to comply with all laws, ordinances, rules, orders, regulations and actions applicable to its supply of Salt hereunder, and will furnish copies of same at its expense to Formulator upon Formulator’s request; and

6.2.4
In its performance of this Formulation Agreement it will comply with the requirements of the Fair Labor Standards Act of 1938, as amended, and with Executive Order 11246 and the rules, regulations and relevant orders of the Secretary of Labor, if applicable. Section 202 of Executive Order 11246 is incorporated herein by specific reference.

6.3
Without limiting any of Formulator’s obligations under this Formulation Agreement, Formulator shall assume full responsibility for and shall indemnify and hold harmless Monsanto, Monsanto’s past, present and future directors, officers, employees and agents and all persons acting on their behalf, from and against any and all losses, claims, obligations, liens, encumbrances, liabilities, penalties, causes of action, damages, costs and expenses (including, without limitation, costs and expenses of defense, orders, judgments, fines, amounts paid in settlement and reasonable attorneys’ fees and expenses), whether the foregoing are based in contract, warranty, negligence (except to the extent due to the negligence of Monsanto), strict liability, other tort, or any other legal theory, in connection with any of the activities contemplated or encompassed under this Formulation Agreement, including, without limitation, injury to or death of persons (including, without limitation, employees or agents of Monsanto or Formulator) and/or damage to or loss (including, without limitation, loss of use of) or destruction of any property (including, without limitation, property of Monsanto or Formulator, or their respective employees or agents) or contamination of, injury or damage to, or adverse effect on humans, animals, aquatic and wildlife, vegetation, air, water, land or the environment, caused by or connected with: (i) the failure of any Product formulated by Formulator hereunder to meet the Specifications therefor or the failure of any Product to be fully Prepared, except insofar as the same shall be caused by any Latent Defect in the Salt or any Input Materials provided directly by Monsanto that Formulator could not have reasonably discovered prior to the formulation of the product or as otherwise caused by Monsanto; (ii) the disposal by Formulator of any liquid and/or solid waste generated, produced or resulting from Formulator’s activities hereunder, including, but not limited to, non-Specification Product and waste water or solids resulting from cleaning of equipment or from spills and/or leakage; (iii) any failure by Formulator or any of its employees to observe or comply with any applicable laws, decrees, ordinances, codes, rules, regulations or orders, actions

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or requests of any governmental unit or entity or a court with respect to any matter arising hereunder; (iv) any breach by Formulator of any of the terms or provisions of this Formulation Agreement; (v) the handling, possession, transportation, processing, further manufacture, other use or disposition hereunder by Formulator of Salt or Product; or (vi) any negligent act or omission of Formulator, its officers, employees, agents, contractors. In case any action, suit or proceeding (whether civil, criminal, administrative or investigative) is brought against any party indemnified by Formulator under this Formulation Agreement, Formulator, upon the request of said indemnified party, will, at Formulator’s expense, cause such action, suit or proceeding to be defended by counsel mutually agreed upon by Monsanto and Formulator and under the direction of Formulator, and Monsanto shall have the right, at Monsanto’s expense, to participate in the investigation, settlement and/or compromise of same.

6.4
Without limiting any of Monsanto’s obligations under this Formulation Agreement, Monsanto shall assume full responsibility for and shall indemnify and hold harmless Formulator, Formulator’s past, present and future directors, officers, employees and agents and all persons acting on their behalf, from and against any and all losses, claims, obligations, liens, encumbrances, liabilities, penalties, causes of action, damages, costs and expenses (including, without limitation, costs and expenses of defense, orders, judgments, fines, amounts paid in settlement and reasonable attorneys’ fees and expenses), whether the foregoing are based in contract, warranty, negligence (except to the extent due to the negligence of Formulator), strict liability, other tort, or any other legal theory, in connection with any of the activities contemplated or encompassed under this Formulation Agreement, including, without limitation, injury to or death of persons (including, without limitation, employees or agents of Monsanto or Formulator) and/or damage to or loss (including, without limitation, toss of use of) or destruction of any property (including, without limitation, property of Monsanto or Formulator, or their respective employees or agents) or contamination of, injury or damage to, or adverse effect on humans, animals, aquatic and wildlife, vegetation, air, water, land or the environment, caused by or connected with: (i) any breach by Monsanto of any of the terms or provisions of this Formulation Agreement; (ii) any failure by Monsanto or any of its employees to observe or comply in any material respect with any applicable laws, decrees, ordinances, codes, rules, regulations or orders, actions or requests of any governmental unit or entity or a court with respect to any matter arising hereunder, (iii) the handling, possession, transportation, processing, manufacture, other use or disposition hereunder by Monsanto of Salt or Product; or (iv) any negligent act or omission of Monsanto, its officers, employees, agents or contractors. In case any action, suit or proceeding (whether civil, criminal, administrative or investigative) is brought against any party indemnified by Monsanto under this Formulation Agreement, Monsanto, upon the request of said indemnified party, will, at Monsanto’s expense, cause such action, suit or proceeding to be defended by counsel mutually agreed upon by Monsanto and Formulator and under the direction of Monsanto, and Formulator shall have the right, at Formulator’s expense, to participate in the investigation, settlement and/or compromise of same.

6.5
The indemnification provided pursuant to Section 6.4 hereof shall be Formulator’s sole and exclusive remedy against Monsanto for any losses due to third party claims against Formulator which are a result of, with respect to or arising out of this Formulation Agreement. The indemnification provided pursuant to Section 6.3 hereof shall be Monsanto’s sole and exclusive remedy against Formulator for any losses due to third party claims against Monsanto which are a result of, with respect to, or arising out of this Formulation Agreement.

6.6
Formulator knows and understands the potential health, safety and/or environmental considerations associated with the Salt and each Product and any toxic or hazardous properties connected with the Salt, each Product and all wastes generated therefrom. Information concerning the foregoing and recommended precautions for exposure to, handling and storage of the Salt and Product has been provided to Formulator by Monsanto as set forth in the Quality Assurance Manual for the applicable Product. Formulator agrees that the information referred to in this paragraph has been and will be transmitted to Formulator’s employees, agents and representatives prior to their employment in connection with the services to be performed under this Formulation Agreement and shall see that all appropriate safety, handling and storage precautions are followed to ensure the safety and well-being of persons, property and the environment in the performance of such services.

7.0	Records and Inspection

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7.1
Formulator shall: (i) keep appropriate and complete records and submit periodic reports, as so directed by Monsanto, of all Formulating Services provided hereunder; (ii) after Monsanto’s prior request, make all such records available to Monsanto for inspection at all reasonable times; and (iii), at its expense, provide copies thereof as requested by Monsanto, except insofar as the same are protected by any legal privilege. Formulator shall submit to Monsanto, at such times and on a form as required in the Quality Assurance Manual or otherwise approved in writing by Monsanto, a production and shipping report, which report shall include a detailed explanation of all production, Preparation and shipment of each Product, as well as any problems encountered regarding the same. In addition, Formulator shall, on a form as set forth in the Quality Assurance Manual or otherwise approved in writing by Monsanto, make written reports to Monsanto at the end of each calendar month or at such other interval as approved by Monsanto in writing, detailing the status of all inventories and usage of Salt, Product-in-process, and finished Product produced.

7.2
Monsanto or its designated representatives shall be given access at all reasonable times to the Plants with prior reasonable notice to observe and inspect all phases of Formulator’s Formulating Services performed hereunder and as further defined in the Quality Assurance Manual, subject to such reasonable limitations as may be imposed by Formulator consistent with the dictates of orderly management, Plant efficiency and Plant safety.

8.0	Labeling

8.1
Appropriate Labels shall be supplied by Formulator for the packaging of each Product. Formulator shall use said Labels only for such packages and shall not use them in any other manner. Formulator shall not apply other labels to any Product packages unless specifically authorized in writing by Monsanto.

9.0	Financial Practices

9.1	Financial Definitions

9.1.1	“Actual Amounts” is defined in Section 9.3.2.

9.1.2
“Asset Base” for any Program Year means the Product-related net book value of the Plants as of the last day of each Program Year. The Asset Base shall exclude the net book value of any entire Production Line that does not engage in the Preparation of Product or support in the Preparation of Product in any way.

9.1.3
“Capital Charge” equals, with respect to all Products other than the BEA Products, nine percent (9%) of the Asset Base multiplied by the Support Ratio (excluding the Support Ratio applicable to the BEA Products). For the avoidance of doubt, for purposes of calculation of the Capital Charge, the BEA Products shall be excluded from such calculation. The “BEA Products Capital Charge”, equals, with respect solely to the BEA Products, three percent (3%) of the Asset Base multiplied by the Support Ratio applicable to the BEA Products.

9.1.4
“Direct Labor Costs” means the actual costs associated with the Direct Labor Hours that are spent on a Production Run. If a Production Line is unscheduled, or down for scheduled or major maintenance, then such hours are not associated with any particular production order and, hence, not included in the calculation of Labor Costs for a particular Production Run. As of the First Amendment Date but subject to change from time to time, the Direct Labor Costs consist of the following cost elements identified in Formulator’s cost center report: “Direct Labor,” “Overtime Direct,” “D/L Contracted Labor,” and “Contracted D/L - Overtime.”

9.1.5
“Direct Labor Hours” means the total hours of actual labor, as recorded in Formulator’s software systems, used by a Production Line to execute a specific Production Run, including all downtime and machine changeover time associated with such Production Run, but excluding any hours of labor associated with scheduled down time.

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9.1.6
“Formulation Fee” means the sum of the total labor costs and total overhead costs of all Production Lines used in Preparing Product during a Program Year, determined in accordance with the formula set forth below:

Formulation Fee = E [(Overhead Costs for Line n - Machine Hours for Line n) x Total RU Machine Hours for Line n + (Direct Labor Costs for Line n + Direct Labor Hours for Line n) x Total RU Labor Hours for Line n]
Where:
Line n = each Production Line used in Preparing Product.

9.1.7
“Machine Hours” means the period of time, in hours, used by a Production Line to execute a specific Production Run, including all downtime and machine changeover time associated with such Production Run, but excluding any hours of scheduled downtime.

9.1.8
“Overhead Costs” means the actual overhead costs at the Plants, as recorded in Formulator’s systems and as defined by the cost centers in Appendix A, which may be amended from time to time by the written agreement of the parties. One hundred percent (100%) of the Overhead Costs incurred by the Plants will be allocated among the individual Production Lines at the Plants. Overhead Costs directly associated with a particular Production Line, including maintenance costs and equipment depreciation, will be charged directly to that particular Production Line’s cost center. All other Overhead Costs will be allocated to each Production Line’s cost center in accordance with the applicable cost drivers for each type of Overhead Cost as set forth in Appendix A. The anticipated allocation of Overhead Costs to each Production Line for each Program Year will be reviewed by the parties as part of the Annual Plant Budget review process for such Program Year in accordance with Section 9.2.

9.1.9	“Production Line” means the equipment used to de-palletize, sort, fill, cap, label, and case pack bottles or used to create display units during a Production Run.

9.1.10
“Production Run” means the discreet production of a single Product on a specific Production Line to fulfill a production order, including all downtime and machine changeover time associated with producing such Product, but excluding any scheduled downtime.

9.1.11
“Support Ratio” means the sum of Machine Hours used in the Preparation of Product at the Plants, divided by the aggregate Machine Hours for all Production Lines used in the Preparation or support of Product at the Plants, excluding any Machine Hours on Production Lines excluded from the Asset Base.

9.1.12	“Total RU Labor Hours” means the total Direct Labor Hours used to execute all Production Runs for Products on a Production Line in a Program Year.

9.1.13	“Total RU Machine Hours” means the total Machine Hours used to execute all Production Runs on a Production Line in a Program Year.

9.2
During the term of this agreement, Formulator shall be responsible for submitting an Annual Plant Budget to Monsanto for each Program Year. The Annual Plant Budget for each Program Year must be finalized by Formulator and submitted to Monsanto in accordance with the notice provisions set forth herein no later than September 15 of each year during the term of this Formulation Agreement. Prior to finalizing the Annual Plant Budget for each Program Year, Formulator shall use its commercially reasonable efforts to review and discuss the Annual Plant Budget, the budgeted formulation fee, the budgeted capital charge and the methodologies used to establish the Annual Plant Budget, the budgeted formulation fee and the budgeted capital charge with the Global Support Team.

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9.3	Payment Terms and Cash Settlement

9.3.1
During the term of this Formulation Agreement, Monsanto shall pay Formulator on a monthly basis for the prior month’s Formulation Fee, Capital Charge and BEA Products Capital Charge through the monthly cash settlement process. For purposes of the settlement process as described hereto, the Formulation Fee, the Capital Charge and the BEA Products Capital Charge will be calculated based on actual costs for each given month in accordance with Section 9.1.4.

9.3.2
At the end of each Program Year during the term of this Formulation Agreement, upon the submission by Formulator to Monsanto of the Statement of Actual Results, the parties shall reconcile the Formulation Fee, the Capital Charges and the BEA Products Capital Charges set forth in the Statement of Actual Results for such Program Year (the “Actual Amounts”) against the Formulation Fee, Capital Charges and BEA Products Capital Charges invoiced pursuant to Section 9.3.1 for such Program Year (the “Invoiced Amounts”) such that (i) if and to the extent the Invoiced Amounts exceed the Actual Amounts, then Formulator shall pay Monsanto the amount of the difference, and (ii) if and to the extent the Actual Amounts exceed the Invoiced Amounts, then Monsanto shall pay Formulator the amount of the difference.

9.3.3
The comparison set forth in Section 9.3.2 will be estimated and completed at the end of the Monsanto fiscal year, August 31st, and finalized at the end of Formulator’s fiscal year, September 30th, for each Program Year.

9.3.4
During the thirty (30) days immediately following the receipt of the Statement of Actual Results by Monsanto, Monsanto and its representatives shall, at Monsanto’s expense, be entitled to review the Statement of Actual Results and any working papers, trial balances and similar materials relating to the Statement of Actual Results prepared by Formulator. During such 30-day period, Formulator will provide Monsanto and its representatives with access, not unreasonably interfering with the operations of the Plants, during normal business hours, to the personnel, properties, books and records of the Plants. The Statement of Actual Results shall become final and binding upon the parties on the thirty-first (31st) day following receipt thereof unless Monsanto gives written notice to Formulator of its disagreement with the Statement of Actual Results (a “Notice of Disagreement”) prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted. If a timely Notice of Disagreement is delivered by Monsanto, then the Statement of Actual Results shall become final and binding upon the parties on the earlier of (a) the date the parties hereto resolve in writing all differences they have with respect to any matter specified in the Notice of Disagreement or (b) the date all matters in dispute are finally resolved by the Independent Accounting Firm. The date on which the Statement of Actual Results becomes final and binding upon the parties in accordance with this Section 9.3.4 is referred to herein as the “Final Determination Date.” During the thirty (30) days immediately following the delivery of any Notice of Disagreement, Monsanto and Formulator shall seek in good faith to resolve in writing any differences that they may have with respect to any matters specified in such Notice of Disagreement. During such period, Monsanto and Formulator shall have access to the other’s working papers, trial balances and similar materials prepared in connection with the Statement of Actual Results and the Notice of Disagreement, as the case may be. At the end of such 30-day period, Monsanto and Formulator shall submit to an independent, national public accounting firm that has no prior relationship with Formulator or Monsanto (the “Independent Accounting Firm”) for review and resolution of any and all matters that remain in dispute and that are included in the Notice of Disagreement. The Independent Accounting Firm shall reach a final resolution of all matters and shall furnish such resolution in writing to Monsanto and Formulator as soon as practicable, but in no event more than thirty (30) days, after such matters have been referred to the Independent Accounting Finn. Such resolution shall be made in accordance with this Formulation Agreement and will be conclusive and binding upon Monsanto and Formulator. The costs related to the engagement of the Independent Accounting Firm shall be shared equally between the parties hereto.

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9.3.5
Formulator acknowledges that the quantities of Salt and other Input Materials set forth for each Product in the Quality Assurance Manual constitute the quantities of such items normally used in Preparing Product. The loss factors for Input Materials shall be two percent (2%) (the “Loss Standard”). Commencing with the twelve (12) month period beginning October 1, 1999, with respect to each Input Material, if Formulator exceeds the greater of 125% of (i) the applicable quantity set forth in the Quality Assurance Manual, or (ii) the Loss Standard, for any reason (including, but not limited to, conversion, loss, theft, destruction or damage), Formulator shall reimburse Monsanto for the value of the loss of such Input Materials to the extent such losses exceed the thresholds established in either clause (i) or (ii) above, as applicable; provided, however, that Input Materials with Latent Defects shall not be included in determining Formulator’s losses. Any such reimbursement will be based, at Monsanto’s option, upon either the then-current United States market list price, if any, for the Salt or other Input Material, or Monsanto’s then-current United States replacement cost of the Salt or other Input Material, including insurance, duties, importing costs, broker’s fees and other charges, if any. Said reimbursement will be paid by Formulator to Monsanto within thirty (30) days after Monsanto notifies Formulator of each such excess Salt or other Input Material usage.

9.3.6
Prior to Formulator undertaking capital improvements at the Plants that relate to or affect the Preparation of the Products, Formulator shall use its commercially reasonable efforts to provide Monsanto with a description of such improvements and an estimate of the anticipated expenses related thereto.

9.4
In the event that the Formulation Fee as set forth in the Statement of Actual Results for any completed Program Year exceeds the Formulation Fee from the previous Program Year by more than ten percent (10%) (exclusive of increases agreed upon during such completed Program Year, increases in Volume at Monsanto’s request, modifications as to the particular SKUs budgeted to be Prepared, and changes at Monsanto’s request to Product Specifications during the course of such completed Program Year), then Formulator shall reimburse Monsanto for the difference between such Formulation Fee and one hundred ten percent (110%) of the Formulation Fee for the previous Program Year within 30 (thirty) days after the conclusion of the completed Program Year.

10.0	Title

10.1
Except as otherwise provided in this Formulation Agreement, title to and all other incidents of ownership of all Salt, Input Materials and Product (said Salt, Input Materials and Product being hereinafter sometimes collectively referred to as “Monsanto’s Materials”) shall be in Monsanto at all times. Formulator shall label or identify Monsanto’s Materials in such a way as to put creditors and others on notice that Monsanto retains title thereto. Formulator shall not sell or otherwise dispose of Monsanto’s Materials, or use Monsanto’s Materials in any way other than as provided in this Formulation Agreement. Monsanto’s Materials shall not be subject to distress or lien for payments or other encumbrances made, done or suffered by Formulator, and Formulator shall not directly or indirectly create, assume or permit to exist any mortgage, lien, charge or encumbrance on or pledge or security interest of any kind or character on Monsanto’s Materials or any part thereof, nor take, nor permit to be taken, any action that might result in a mortgage, lien, charge, encumbrance, pledge or security interest on the same. In the event that any of the foregoing shall exist against Monsanto’s Materials, or in the event any notice of attachment, levy or garnishment shall be served on Formulator in connection with Monsanto’s Materials, Formulator shall promptly remove or discharge the same by bonding, payment or otherwise, but in no event more than fifteen (15) days after the date on which Formulator has been served or received notice of the same.

10.2
All of Monsanto’s Materials remaining in Formulator’s possession or custody upon termination or expiration of this Formulation Agreement shall be returned by Formulator to Monsanto loaded aboard a carrier at the applicable Plant within thirty (30) days after the effective date of such termination, with Formulator bearing all packing and loading costs unless the termination of this Formulation Agreement was caused by Monsanto’s breach hereof or was a result of Monsanto providing notice of termination pursuant to Section 3.1 hereof in which case such costs shall be borne by Monsanto; provided, however, that at Monsanto’s option, if said termination is due to Monsanto terminating this Formulation Agreement as a result of Formulator’s breach of its obligations, warranties or representations under this Formulation Agreement, including, but not limited to

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(except as excused by Force Majeure as set forth in Section 12), Formulator’s failure to Prepare for Monsanto such Actual Quantities of Product as may be required by customers pursuant to Section 4.1 hereof, Formulator shall bear, in addition to packing and loading costs, the reasonable costs of shipping and insuring delivery of Monsanto’s Materials and of any appropriate documents to a shipping point designated by Monsanto.

10.3
While any and all of Monsanto’s Materials are in the possession, custody or control of Formulator, Formulator agrees to bear the risk of any loss or damage to same. Monsanto’s Materials shall be deemed to be in the possession, custody or control of Formulator upon arrival at the Plant (with respect to Salt) or Preparation by Formulator (with respect to Product), as the case may be, and shall remain in Formulator’s possession, custody and control until physical delivery to the carrier for delivery to Monsanto.

11.0	Taxes

11.1
Monsanto shall bear all tangible personal property taxes on Salt and each Product and all taxes or governmental charges (other than taxes measured by or placed upon gross receipts or net income) upon the transportation and delivery of each Product to Monsanto, whether such taxes or charges are now in effect or hereafter become effective during the term of this Formulation Agreement. Formulator shall bear all other taxes or other governmental charges arising out of this Formulation Agreement.

12.0	Force Majeure

12.1
Except for (i) Formulator’s obligations under Sections 6.0, 10.0 (other than as provided therein), 13.1.3, 16.0, 17.0 and 18.0, and (ii) Monsanto’s obligations under Sections 6.0, 10.0 (other than as provided therein), 13, 16.0, 17.0 and 18.0, performance of any obligation under this Formulation Agreement may be suspended by either party, in whole or in part, without liability to the other party, by promptly notifying the other party of the nature and estimated duration of the suspension period in the event of: an act of God, war, riot, fire, explosion, accident, flood, sabotage; lack of adequate fuel, power, labor, containers or transportation facilities; compliance with governmental requests, laws, regulations, orders or actions; breakage or failure of machinery or apparatus, which breakage or failure was beyond the reasonable control of the affected party or could not have been prevented by reasonable maintenance; national defense requirements or any other event, whether or not of the class enumerated herein, beyond the reasonable control of such party; or in the event of labor trouble, strike, lockout or injunction (provided that neither party shall be required to settle a labor dispute against its own best judgment); which event prevents the manufacture, Preparation or shipment, or the acceptance, use, sale or distribution of any Product or Salt, as the case may be, or any product manufactured or processed therefrom or therewith. At Monsanto’s option, the period specified for delivery of any Product hereunder may be extended by the period of delay occasioned by any such suspension and deliveries omitted or portions thereof shall be made during such extension, or the total quantity ordered hereunder shall be reduced by the deliveries affected by the suspension of such performance, but this Formulation Agreement shall otherwise remain unaffected. Nothing in this Section 12.0 shall excuse Formulator from performance of its obligations under this Formulation Agreement by reason of its failure or inability to observe or comply with Section 6.1.5 or Section 6.1.6 of this Formulation Agreement or excuse Monsanto from performance of its obligations under this Formulation Agreement by reason of its failure or inability to observe or comply with Section 6.2.2 or Section 6.2.3 of this Formulation Agreement or excuse Monsanto from paying any and all fees due in accordance with Section 9.0 hereof to Formulator for Formulating Services performed to the date of suspension.

13.0	Patent Indemnity

13.1
Monsanto agrees to indemnify Formulator for any and all claims, losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees, court costs and settlement costs) incurred by Formulator as a result of, with respect to, or arising out of the use of Salt or any Product, other than a BEA Product, by Formulator in accordance with this Formulation Agreement which constitutes an infringement or an alleged infringement of a patent in the U.S. or any foreign country, provided that:

13.1.1	Monsanto is promptly notified in writing by Formulator of any such claim;

13.1.2	No attempt to settle said claim is made without Monsanto’s prior written consent;

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13.1.3
In the event of a suit, Monsanto shall, at Monsanto’s election, have sole charge and direction thereof, in which event Formulator shall render such reasonable assistance in the defense thereof as Monsanto may require (all at Monsanto’s expense); and

13.1.4
If Monsanto determines that any third party patents may be asserted against Monsanto or Formulator with respect to any Product, Monsanto may change the Quality Assurance Manual with respect to such Product, notwithstanding the provisions of the definition of “Quality Assurance Manual” in Section 1.41 hereof, upon thirty (30) days advance written notice to Formulator.

13.1.5	For clarity, in no event shall Monsanto’s obligations under this Section 13.1 apply or otherwise extend to any BEA Product.

14.0	Insurance

14.1	Formulator shall not begin performance under this Formulation Agreement until it has obtained all the insurance hereinafter required.

14.2
Every contract of insurance providing the coverages required herein shall provide that such coverage shall not be terminated, reduced or substantially altered without the insurance carrier first giving Monsanto at least thirty (30) days prior written notice thereof, and Formulator shall make such arrangements as are reasonably necessary to ensure that no termination, reduction, cancellation or substantial alteration of the insurance required herein becomes effective until thirty (30) days after Monsanto receives such notice. If there is any material reduction in Formulator’s insurance coverage as required by Section 14.3 hereof, then Monsanto may exercise its rights pursuant to clause (i) of Section 3.2 hereof.

14.3
Formulator shall take out and maintain, at its expense, during the term of this Formulation Agreement, and for a minimum of two (2) years following the expiration or termination of this Formulation Agreement, at least the following insurance with insurance companies reasonably satisfactory to Monsanto and Formulator and with deductibles not in excess of $2,000,000;

14.3.1
Workers’ Compensation Insurance in compliance with the laws of the States of Iowa and any other states in which a Plant is located, including, if the Plant and Formulating Services involve navigable waters, coverage for United States Longshoremen’s and Harbor Waters Act;

14.3.2	Employer’s Liability Insurance, of not less than $1,000,000 including, if the Plant and Formulating Services involve navigable waters, coverage for Maritime (Jones Act);

14.3.3	Comprehensive General Liability and Comprehensive Automobile Liability, including all owned, hired and non-owned vehicles with limits of $5,000,000 each occurrence; and

14.3.4	Fire and extended coverage insurance in customary form and amount covering the Plant.

14.4
The insurance certificate evidencing the required coverage shall include a certification that the above-described insurance coverages include contractual coverage for Formulator’s liability under this Formulation Agreement, and contain a waiver of subrogation by Formulator and its insurance carrier against Monsanto. Monsanto shall be named as an additional insured on all such insurance policies.

14.5
Formulator hereby waives any and all claims, rights of action or rights of recovery against Monsanto for any loss or damage which may occur to the Plant on which Formulator has in effect fire and extended coverage insurance or similar types of insurance, to the extent that such loss or damage is insured and regardless of whether or not any such loss or damage is caused by Monsanto’s negligence.

14.6	The insurance described herein sets forth minimum amounts and coverages and is not to be construed in any way as a limitation on Formulator’s liability.

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15.0	Independent Contractor

15.1
Formulator is and shall always remain an independent contractor in its performance of this Formulation Agreement. The provisions of this Formulation Agreement shall not be construed as authorizing or reserving to Monsanto any right to exercise any control or direction over the operations, activities, officers, employees, or agents of Formulator in connection with this Formulation Agreement, it being understood and agreed that the entire control and direction of such operations, activities, employees, or agents shall remain with Formulator. Neither party to this Formulation Agreement shall have any authority to employ any person as an employee or agent for or on behalf of the other party to this Formulation Agreement for any purpose, and neither party to this Formulation Agreement, nor any person performing any duties or engaging in any work at the request of such party, shall be deemed to be an employee or agent of the other party to this Formulation Agreement. In addition, Formulator is not and shall not act or purport to act as a commercial agent for Monsanto.

16.0	Confidential Information

16.1
The parties hereto may not, at any time during the period beginning with the date of receipt of any confidential information of the other party and ending five (5) years after the termination of this Formulation Agreement, disclose to any other person any confidential information that has been disclosed to it by the other party, except with the prior written consent of such party or as provided in Section 16.2.

16.2	Except as otherwise provided in any agreement by and between the parties hereto or any of their affiliates, any confidential information that is disclosed by a party to the other party may be:

16.2.1
Disclosed to any directors, officers, employees, agents or contractors of such other party, to such extent only as is reasonably necessary for fulfillment of the party’s obligations under this Formulation Agreement;

16.2.2
Disclosed to any governmental or other authority or regulatory body to the extent required by law, provided that the disclosing party must take all reasonable measures to ensure that such authority or body keeps the same confidential and does not use the same except for the purpose for which such disclosure is made, and further provided that the party proposing to so disclose must give prior notice of that intent to the other party and permit the other party, at its option, to contest said requirement and to seek confidential treatment of such information;

16.2.3
Disclosed to a court or litigant, to the extent such disclosure is ordered by a court or government agency of competent jurisdiction, provided that the disclosing party must take all reasonable measures to ensure that the court, other litigants, or government agency keep the same confidential and do not use the same except for the purpose for which such disclosure is made, and further provided that the disclosing party must give prior notice of that intent to the other party and permit the other party, at its option to contest said requirement and to seek confidential treatment of such information; and

16.2.4
Used for any purpose, or disclosed to any other person, to the extent only that it is on the Effective Date or thereafter becomes, public knowledge through no fault of the party proposing disclosure, or is disclosed to such party by a third party as a matter of right, or can be shown by such party to have been known to such party prior to such disclosure by written records.

16.3
Monsanto shall supply Formulator with sufficient technical information to enable Formulator to Prepare each Product. Monsanto hereby gives Formulator the right to use such technical information solely for the purposes, and solely during the term, of this Formulation Agreement. Notwithstanding any other provision of this Formulation Agreement, the parties agree that such information is the confidential property and trade secret of Monsanto and shall be governed by the provisions of this Section 16.0.

16.4
Each party hereto shall restrict the knowledge of all information regarding the Formulating Services hereunder to as few as possible of its officers and employees, and in all cases shall restrict such knowledge to only those officers and employees who are directly connected with the performance of this Formulation Agreement. Each

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party hereto warrants that all of its officers and employees shall be subject to and shall comply with the restrictions set forth in this Section 16.0.

16.5
No right or license, express or implied, is granted or is intended to be granted by Monsanto to Formulator under this Formulation Agreement under any patent or application of Monsanto or any of its subsidiaries except permission to Prepare each Product for Monsanto.

17.0	Assignment

17.1
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Formulator shall not (by operation of law or otherwise) transfer or assign its rights or delegate its performance hereunder without the prior written consent of Monsanto and any such transfer, assignment or delegation without such consent, shall be void and of no effect. Notwithstanding the foregoing, Formulator may at any time transfer its rights hereunder to any one or more of its subsidiaries or other affiliates so long as Formulator remains liable for all of its obligations hereunder, and so long as Formulator provides Monsanto with reasonable prior written notice of such transfer.

18.0	Notices

18.1
Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto must be in writing and delivered personally (including by overnight courier or express mail service) or sent by registered or certified mail, or be transmitted by facsimile or other means of electronic data transmission, confirmed by express mail or overnight courier service, in each case with postage or fees prepaid,

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If to Formulator:	The Scotts Company LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: President
Telephone: (937) 644-7143
Facsimile No.: (937) 644-7568

With a copy to:	The Scotts Company LLC
14111 Scottslawn Road
Marysville, OH 43041
Attn: Legal Department, General Counsel
Telephone: (937) 644-7450
Facsimile No.: (937) 644-7568

If to Monsanto:	Monsanto Company
800 North Lindbergh Blvd.
St. Louis, MO 63167
Attn: Director, Lawn & Garden
Telephone: (314) 694-2612
Facsimile No.: (314) 694-4327

With a copy to:	Monsanto Company
800 North Lindbergh Blvd.
St. Louis, MO 63168
Attn: Office of General Counsel
Telephone: (314) 694-9323
Facsimile No.: (314) 694-6458

or to such other address as may be specified from time to time in a written notice given by such party. Any notice shall be deemed to be received on the day on which personally delivered or, if given by prepaid certified or registered mail, on the tenth (10th) day after being posted or on the date of actual receipt, whichever date is earlier. Both parties agree to acknowledge in writing the receipt of any notice delivered in person.

19.0	Governing Law; Jurisdiction

19.1
THE VALIDITY, INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED WITH THIS AGREEMENT SHALL BE GOVERNED BY AND DETERMINED IN ACCORDANCE WITH THE STATUTORY, REGULATORY AND DECISIONAL LAW OF THE STATE OF DELAWARE (EXCLUSIVE OF SUCH STATE’S CHOICE OR CONFLICTS OF LAWS RULES) AND, TO THE EXTENT APPLICABLE, THE FEDERAL STATUTORY, REGULATORY AND DECISIONAL LAW OF THE UNITED STATES (EXCEPT FOR THE U.N. CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS, APRIL 10, 1980, U.N. DOC. A/CONF. 97/18, 19 I.L.M. 668,671 (1980) REPRINTED IN PUBLIC NOTICE, 52 FED. REG. 662-80 (1987), WHICH IS HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED).

19.2
Subject to Section 19.1 hereof, any suit, action or proceeding against any party hereto with respect to the subject matter of this Formulation Agreement, or any judgment entered by any court in respect thereof, shall be brought or entered in the United States District Court for the District of Delaware, if such court has jurisdiction over the subject matter of such proceeding or, if such jurisdiction is not available, in the Court of

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Chancery of the State of Delaware, County of New Castle, and each such party hereby irrevocably submits to the jurisdiction of such court(s) for the purpose of any such suit, action, proceeding or judgment. Each party hereto hereby irrevocably waives any objection which any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Formulation Agreement brought as provided in this Section 19.0, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. To the extent each party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from legal process with respect to itself or its property, each party hereto hereby irrevocably waives such immunity with respect to its obligations under this Section 19(b). The parties hereto agree that exclusive jurisdiction of all disputes, suits, actions or proceedings between the parties hereto with respect to the subject matter or this Formulation Agreement lies in the United States District Court of Delaware, or the Court of Chancery of the State of Delaware, County of New Castle, as hereinabove provided. Formulator hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801 and Monsanto hereby irrevocably appoints CT Corporation, having an address at 1209 Orange Street, Wilmington, Delaware 19801, as its agent to receive on behalf of each such party and its respective properties, services of copies of any summons and complaint and any other pleadings or process of any summons and complaint and any other pleadings or process which may be served in any such action or proceedings. Service by mailing (by certified mail, return receipt requested) or delivering a copy of such process to a party in care of its agent for service of process as aforesaid shall be deemed good and sufficient service thereof, and each party hereby irrevocably authorizes and directs its respective agent for service of process to accept such service on its behalf.

20.0	Miscellaneous

20.1
Entire Agreement. This Formulation Agreement (including the Exhibits), the Agency Agreement and all other agreements signed or delivered at Closing constitute a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersede any all prior agreements, whether written or oral, that may exist between the parties with respect thereto. Except as otherwise specifically provided in this Formulation Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Formulation Agreement will be binding unless hereafter made in writing and signed by the party to be bound, and no modification will be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Formulation Agreement, except as the parties specifically agree otherwise in writing.

20.2	Employees. As used in this Formulation Agreement, employees or agents of a party hereto shall be deemed to include such party’s past, present and future officers and directors.

20.3
Headings. Section headings are for convenience of the parties only and are in no way to be construed as part of this Formulation Agreement or as a limitation of the scope of the particular Section to which they refer.

20.4
Holidays. If any date, or the last day of any period, set forth in this Formulation Agreement is a Saturday, Sunday or legal holiday in the United States or the States of Missouri, or Ohio such date or period shall be extended to the next business day.

20.5
Severability. The invalidity or unenforceability for any reason of any part of this Formulation Agreement shall not prejudice or affect the validity or enforceability of the remainder. The invalidity or unenforceability of this Formulation Agreement or any part hereof in any country or countries shall not prejudice or affect the validity or enforceability of this Formulation Agreement or any part thereof in any other country or countries.

20.6
Relationship of Parties. Nothing in this Formulation Agreement creates, or may be deemed to create, a partnership, joint venture or the relationship of principal and agent among the parties. Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other party either enter into any contract, undertaking or agreement of any kind whatever.

20.7
Waivers. No waiver by a party with respect to any breach or default or of any right or remedy and no course of dealing or performance, will be deemed to constitute a continuing waiver of any other breach or default or

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of any other right or remedy, unless such waiver is expressed in writing signed by the party to be bound. Failure of a party to exercise any right will not be deemed a waiver of such right or rights in the future.

20.8	Counterparts. This Agreement may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original and all of which will constitute the same instrument.

20.9
Public Announcements. The parties agree to make no press releases or public announcements relating to the subject matter of this Formulation Agreement without first obtaining the written consent of the other party.

20.10
Construction. Whenever examples are used in this Formulation Agreement with the words “including,” “for example,” “e.g.,” “such as,” “etc.” or any derivation of such words, such examples are intended to be illustrative and not limiting. For purposes of this Formulation Agreement, (i) the word “or” is not exclusive, (ii) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Formulation Agreement as a whole, (iii) each definition shall be equally applicable to the singular and plural forms of the terms defined, as well as the past and present tense and any nominalized form of any defined verb, and (iv) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa. Unless the context otherwise requires, references herein: (a) to Sections and attachments mean the sections of and schedules to this Formulation Agreement; (b) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Formulation Agreement; and (c) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The attachments referred to herein shall be construed with and as an integral part of this Formulation Agreement to the same extent as if they were set forth verbatim herein.

[Signatures appear on following page]

26

IN WITNESS WHEREOF, the parties have caused this Formulation Agreement to be executed in duplicate by their duly authorized representatives as of the Second Amendment Date.

THE SCOTTS COMPANY LLC	MONSANTO COMPANY

By:_________________________________	By:_________________________________
Name:_______________________________	Name:_______________________________
Title:________________________________	Title:________________________________

27

Schedule A
BEA Products

PRODUCT	ASSOCIATED SKUS	ASSOCIATED EPA REGISTRATION NO.
Roundup for Lawns Bug Destroyer	4385404; 4385440; 4385524, 4385501, 4385542	239-2701
Roundup for Lawns Crabgrass Destroyer	4385606; 4386004; 4386020; 4386015	239-2740; 239-2743
Roundup for Lawns (RTU – Northern)	4385010; 4386154; 4375010; 4385048; 4375005; 4385005	2217-917
Roundup for Lawns (RTS – Northern)	5008801; 5008810	2217-918
Roundup for Lawns (Concentrate – Northern)	5008701; 5008710; 5008772	2217-918
Roundup for Lawns (RTS – Southern)	5008601; 5008610; 5008672	2217-1010
Roundup for Lawns (Concentrate – Southern)	5008401; 5008410; 5008472	2217-1010
Roundup for Lawns (RTU – Southern)	5008910; 5009010; 4386254; 5008940; 5008905; 5009005	2217-1009
Roundup – Landscape Weed Preventer	4385106; 4385203; 4385301; 4385101; 4385118; 4385201; 4385248; 4385105	538-192

Schedule 2.3

1.1.
Monsanto is the owner of the copyright-protected labels and trademark(s) for the Products as identified in Exhibit A hereto (collectively, the “Monsanto IP”, and the trademarks, the “Monsanto Trademarks”) in the Territory.

1.2.	Formulator desires to obtain a license to use the Monsanto IP in order to perform its obligations hereunder in connection with the Products as set forth in Section 2.3 herein.

1.3.
Monsanto hereby grants to Formulator, subject to all of the terms and conditions herein, a non-exclusive, non-transferable, royalty-free license to use, with a right to sublicense, the Monsanto IP for the sole and express purpose to perform its obligations hereunder on and in connection with the Products.

1.4.
Formulator agrees that it will use the Monsanto IP only on and in order to perform its obligations hereunder in connection with the Products in accordance with the terms of this Agreement. Formulator agrees to use the Monsanto IP only in the manner directed and approved by Monsanto.

1.5.
During the Term, and for as long as Monsanto retains and maintains rights in and to the Monsanto IP, Formulator shall not: (a) use the Monsanto IP either alone or as part of Formulator’s trade or corporate name; (b) attempt to register or register the Monsanto IP in any manner, and with respect to the Monsanto Trademarks, as a trademark, trade name, corporate name, domain name, or social media account name; or (c) use the Monsanto IP in any manner which, in the commercially reasonable opinion of Monsanto, tends to indicate, suggest, imply or permit the inference from such manner of use that the Monsanto IP is not solely and exclusively the property of Monsanto.

1.6.
No right, title or interest of any kind in or to the Monsanto IP or the respective application(s)/registration(s) thereof is transferred by this Agreement to Formulator except an exclusive, non-transferable, royalty-free license to use the Monsanto IP on and in connection with the Products during the Term. The license to use the Monsanto IP is limited to the Territory. Monsanto reserves the unqualified right to use the Monsanto IP and to license other parties to use the Monsanto IP.

1.7.
Formulator agrees that the Monsanto IP listed in Exhibit C is the exclusive property of Monsanto, and that Formulator’s use of the Monsanto Trademarks in the Territory in accordance with this Agreement accrues and inures to the benefit of and constitutes use of the Monsanto Trademarks by Monsanto.

1.8.	Formulator shall not have the right to assign its license to the Monsanto IP hereunder this Agreement. Any attempted assignment of Formulator’s license to Monsanto’s IP shall be void and of no effect.

1.9.
The license for the Monsanto IP granted by Monsanto to Formulator under this Agreement shall terminate automatically upon the expiration or termination of this Agreement. Except as required by this Agreement, Formulator agrees that it will, upon expiration or termination of this Agreement for any reason whatsoever, discontinue all use of the Monsanto IP immediately, and deliver to Monsanto all copies, in any format now known or developed in the future, of all labels and other materials bearing or containing the Monsanto IP for the Products, including, but not limited to PDF(s) of the final label(s). Formulator agrees that it shall not thereafter adopt or use the Monsanto IP or any colorable imitation thereof or any trademark confusingly similar to or likely to conflict with or dilute the Monsanto Trademarks, either alone or in combination with any other words, letters, symbols, designs, or logos, and that it shall execute and file whatever documents and perform whatever other act are deemed necessary and desirable by Monsanto to fully return to Monsanto or its Affiliates, as applicable, all rights and licenses granted under this Agreement.

1.10.	Nothing in this Schedule 2.3 shall amend or supersede the parties’ respective rights and obligations under Section 6.14 of the Agency Agreement.

Exhibit A
Monsanto IP

1.	The common law and unregistered Marks identified below:

•	BUG DESTROYER (jurisdiction: United States; goods/services: insecticide);

•	CRABGRASS DESTROYER (jurisdiction: United States; goods/services: herbicide);

•	LANDSCAPE WEED PREVENTER (jurisdiction: United States; goods/services: herbicide);

•	WEEDING WISELY (jurisdiction: United States; goods/services: herbicide).

2.	Common law or unregistered copyrights in the tangible works of expression identified below:

•	All images associated with the Brand Extension Products on the webpage available at www.roundup.com.

•	Packaging graphics for Roundup for Lawns Bug Destroyer.

•	Packaging graphics for Roundup for Lawns Bug Destroyer.

•	Packaging graphics for Roundup for Lawns Crabgrass Destroyer.

•	Packaging graphics for Roundup for Lawns Crabgrass Destroyer.

•	Packaging graphics for Roundup for Lawns – Northern.

•	Packaging graphics or Roundup for Lawns – Concentrate Northern.

•	Packaging graphics for Roundup for Lawns – Extend Wand Northern.

•	Packaging graphics for Roundup for Lawns – Refill Northern.

•	Packaging graphics for Roundup for Lawns – Southern.

•	Packaging graphics for Roundup for Lawns – Concentrate Southern.

•	Packaging graphics for Roundup for Lawns – Extend Wand Southern.

•	Packaging graphics for Roundup for Lawns – Refill Southern.

•	Packaging graphics for Roundup for Lawns Landscape Weed Preventer, with the exception of those stock images licensed by Seller.

•	Packaging graphics for Roundup for Lawns Landscape Weed Preventer, with the exception of those stock images licensed by Seller.

3.	Trade dress elements of the following Related Packaging:

•	Packaging for Roundup for Lawns Bug Destroyer.

•	Packaging for Roundup for Lawns Bug Destroyer.

•	Packaging for Roundup for Lawns Crabgrass Destroyer.

•	Packaging for Roundup for Lawns Crabgrass Destroyer.

•	Packaging for Roundup for Lawns – Northern.

•	Packaging or Roundup for Lawns – Concentrate Northern.

•	Packaging for Roundup for Lawns – Extend Wand Northern.

•	Packaging for Roundup for Lawns – Refill Northern.

•	Packaging for Roundup for Lawns – Southern.

•	Packaging for Roundup for Lawns – Concentrate Southern.

•	Packaging for Roundup for Lawns – Extend Wand Southern.

•	Packaging for Roundup for Lawns – Refill Southern.

•	Packaging for Roundup for Lawns Landscape Weed Preventer.

•	Packaging for Roundup for Lawns Landscape Weed Preventer.

Monsanto Trademarks

MARK	APP./REG. NO.	INT. CLASS/GOODS
ROUNDUP	Reg. No. 847,249	IC5: herbicides
	Reg. No. 2,662,000	IC5: herbicides for domestic and agricultural use
ROUNDUP	Reg. No. 5,448,853	IC 5: insecticides for domestic use

Schedule 3.7(a)
BEA CRITICAL MATERIALS

VENDOR	INPUT	INPUT	INPUT	INPUT
EXCLUSIVE FORMULA
PBI GORDON CORP	EH-1552 MUP	EH-1463 MUP
KADANT GRANTEK INC	BIODAC 10/30

OTHER FORMULAS
NEXEO SOLUTIONS LLC	Propylene Glycol	50% Citric Acid
MOMENTIVE PERFORMANCE MATERIALS	SAG 10 Antifoam
THOR SPECIALTIES INC	1 2-BENZISOTHIAZOLIIN-3-ONE
BASF CORPORATION	Topramezone Tech	Pendimethalin 95% Technical
CRODA INC	Brij O 10
HARCROS CHEMICALS INC	Harcros 8810 Antifoam	T-DET N9-5
RIBELIN SALES INC	Attagel 50
SYNGENTA CROP CORPORATION	CHLORANTRANILIPROLE TECHNICAL 95.3%

PACKAGING
PLASTIPAK PACKAGING INC	BTL ROUINDUP W&G KLR RTU RFL 1.25GAL	BOTTLE - RUP FOR SO LAWNS RTU RFL 1GAL/4
SILGAN PLASTICS CORPORATION	BTL WHT 1GAL VNGRD NON-F2	BOTTLE 5L WHITE HDPE (VANGUARD) 230 GRAM
TRICORBRAUN INC	BTL-32OZ 43MM DRAINBCK CNC WHITE PET
CONSOLIDATED CONTAINER COMPANY	BTL - 32OZ WHITE TYPHOON
VIGOR PRECISION LTD	ASSEMBLY SCOTT GREEN 3-BATT. WAND+LABELS	ASSY CRBGRS KL ORNG 4BAT TWST NZL EXT WD	ASMBLD SCOTT GRN 3-BTRY DUAL TIP SS XWND	ASSY SLCT SO GRN 4BAT TWST NZL SS EXT WD

Schedule 3.7(b)
SPECIFIED MATERIALS
Drain back vanguard bottle (all sizes)
Drain back cap (all sizes)
Flip Cap
Twist Cap
Refill Cap & Concentrate bottle cap
Trigger sprayers (used on all sizes)
Extended Wand
Sure Shot® Wand
Comfort Wand®

Schedule 3.7(c)
SPECIFIED SERVICES

1.	Buddy’s Plant Plus Corporation

2.	The Andersons

Exhibit I

ALLOCATION SCHEDULE
The Aggregate Consideration (together with other relevant amounts, including any adjustments to the Purchase Price) shall be allocated among the Purchased Assets and Assumed Rights consistent with Section 1060 of the Code and the Treasury Department regulations thereunder, as follows:

Class I:	$0

Class II:	$0

Class III:	$0

Class IV:	Final Inventory Value

Class V:	$0

Class VI and VII:	$112,000,000 plus Assumed Liabilities (to the extent, if any, included in “amount realized” for U.S. federal income Tax purposes) and subject to any adjustments to the Purchase Price and any expenses